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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEST BUY CO., INC. 7601 Penn Avenue South Richfield, Minnesota 55423

NOTICE OF 2008 REGULAR MEETING OF SHAREHOLDERS

Time:	9:30 a.m., Central Time, on Wednesday, June 25, 2008
Place:	Best Buy Corporate Campus — Theater 7601 Penn Avenue South Richfield, Minnesota 55423
Items of Business:	1.	To elect five Class 1 directors to serve on our Board of Directors for a term of two years and to ratify the appointment of one Class 2 director.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2009.
	3.	To approve our 2008 Employee Stock Purchase Plan.
	4.	To approve an amendment to our Restated Articles of Incorporation to require a majority voting standard for the election of directors.
	5.	To transact such other business as may properly come before the meeting.
Record Date:	You may vote if you were a shareholder of record of Best Buy Co., Inc. as of the close of business on Monday, April 28, 2008.
Proxy Voting:	Your vote is important. You may vote via proxy:
		1.	By visiting www.proxyvote.com on the Internet;
		2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
		3.	By signing and returning the enclosed proxy card.

Regardless of whether you expect to attend the meeting in person, please vote your shares in one of the three ways outlined above.

By Order of the Board of Directors

Minneapolis, Minnesota	Elliot S. Kaplan
May 12, 2008	Secretary

Help us make a difference by eliminating paper proxy mailings to your home or business. As permitted by rules recently adopted by the U.S. Securities and Exchange Commission, we are pleased to make this proxy statement and our annual report to shareholders available electronically via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. You may, however, opt to receive a printed copy of our proxy materials by following the instructions for requesting such materials included in the Notice.

TABLE OF CONTENTS

GENERAL INFORMATION	3
Background	3
Voting Procedure	3
Proxy Solicitation	5
Additional Information	6
CORPORATE GOVERNANCE AT BEST BUY	6
Board Meetings and Attendance	6
Committees of the Board	7
Director Nomination Process	8
Director Independence	9
Executive Sessions of Non-Management and Independent Directors	10
Communications With the Board	10
Director Orientation and Continuing Education	11
Director Compensation	11
ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS	15
General Information	15
Board Structure	15
Voting Information	15
Board Voting Recommendation	16
Nominees and Directors	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
EXECUTIVE COMPENSATION	24
Compensation Discussion and Analysis	24
Compensation Philosophy, Objectives and Process	25
Compensation for Group 1 Officers	30
Compensation for Group 2 Officers	36
Other Compensation Matters	41
Compensation and Human Resources Committee Report on Executive Compensation	44
Compensation of Executive Officers	45
Summary Compensation Table	45
Grants of Plan-Based Awards	47
Outstanding Equity Awards at Fiscal Year-End	48
Options Exercised and Stock Vested	49
Non-Qualified Deferred Compensation	50
Potential Payments Upon Termination or Change-in-Control	51
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	53
AUDIT COMMITTEE REPORT	57
Pre-Approval Policy	57
ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59
Principal Accountant Fees and Services	59
Board Voting Recommendation	59
ITEM OF BUSINESS NO. 3 — APPROVAL OF OUR 2008 EMPLOYEE STOCK PURCHASE PLAN	60
Information About the Plan	60
Board Voting Recommendation	62
ITEM OF BUSINESS NO. 4 — APPROVAL OF AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION	63
Information About the Amendment	63
Board Voting Recommendation	63
OTHER BUSINESS	63
PROPOSALS FOR THE NEXT REGULAR MEETING	64
APPENDIX
Best Buy Co., Inc. Amended and Restated Articles of Incorporation	A-1
Best Buy Co., Inc. 2008 Employee Stock Purchase Plan	B-1
Best Buy Co., Inc. Audit Committee Charter	C-1

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423

PROXY STATEMENT

REGULAR MEETING OF SHAREHOLDERS — JUNE 25, 2008

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Best Buy Co., Inc. ("Best Buy," "we," "us," or "our") to be voted at our 2008 Regular Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 25, 2008, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus — Theater, 7601 Penn Avenue South, Richfield, Minnesota, or at any postponement or adjournment of the Meeting. The mailing of proxy materials to shareholders will commence on or about May 12, 2008.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders will vote on the items of business outlined in the Notice of 2008 Regular Meeting of Shareholders (the "Notice"), included as the cover page to this proxy statement. In addition, management will report on our business and respond to questions from shareholders.

Why am I receiving this proxy statement and a proxy card?

You are receiving this proxy statement and a proxy card because you owned shares of Best Buy Common Stock as of April 28, 2008, the record date for the Meeting, and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a shareholder of record of Best Buy as of April 28, 2008, the record date for the Meeting. If your shares are held in "street name" (that is, through a bank, broker or other nominee), you will receive instructions from the shareholder of record that you must follow in order for your shares to be voted as you choose.

When is the record date?

The Board has established April 28, 2008, as the record date for the Meeting.

How many shares of Best Buy Common Stock are outstanding?

As of the record date, there were 411,800,087 shares of Best Buy Common Stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

On what items of business am I voting?

You are being asked to vote on the following items of business:

  •
  The election of five Class 1 directors for a term of two years and the ratification of one Class 2 director;

  •
  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2009;

  •
  The approval of our 2008 Employee Stock Purchase Plan;

  •
  The amendment to our Restated Articles of Incorporation to require a majority voting standard for the election of directors; and

  •
  Such other business as may properly come before the Meeting.

How do I vote?

If you are a shareholder of record (that is, if your shares are owned in your name and not in "street name"), you may vote:

  •
  Via the Internet at www.proxyvote.com;

  •
  By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;

  •
  By signing and returning the enclosed proxy card; or

  •
  By attending the Meeting and voting in person.

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m., Eastern Time, on Tuesday, June 24, 2008. After that time, Internet and telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person.

In accordance with the new rules of the U.S. Securities and Exchange Commission ("SEC"), we are sending all shareholders who have not affirmatively opted to receive paper materials, all of their proxy materials via the Internet. However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions we will provide in advance of the distribution of our 2008 proxy materials.

"Street name" shareholders who wish to vote at the Meeting will need to obtain a proxy form from the institution that holds their shares of record.

How are my voting instructions carried out?

When you vote via proxy, you appoint Richard M. Schulze and Elliot S. Kaplan (the "Proxy Agents") as your representatives at the Meeting. The Proxy Agents will vote your shares at the Meeting, or at any postponement or adjournment of the Meeting, as you have instructed them on the proxy card. If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote your shares in accordance with the Board's recommendations. With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.

If an item comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Notice, the Proxy Agents will vote the shares subject to your proxy at their discretion.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our Common Stock that are entitled to vote are present at the Meeting. Your shares will be counted as present at the Meeting if you:

  •
  Vote via the Internet or by telephone;

  •
  Properly submit a proxy card (even if you do not provide voting instructions); or

  •
  Attend the Meeting and vote in person.

How many votes are required to approve an item of business?

Pursuant to our Amended and Restated By-laws, each item of business to be voted on by the shareholders requires the affirmative vote of the holders of a majority of the shares of Best Buy Common Stock present at a meeting and entitled to vote. Due to a recent change to Minnesota law, directors are to be elected by a plurality of the voting power of the shares present at a meeting, unless otherwise provided in a company's articles of incorporation. Election by plurality means that the candidate receiving the most votes for a position will be elected. Our Restated Articles of Incorporation do not address the vote required to elect directors. Accordingly, at the Meeting, directors will be elected by a plurality. Our Board has approved, and recommends shareholder approval of, an amendment to our Restated Articles of Incorporation to require that directors receive a majority of the votes cast in order to be elected to the Board. See Item of Business No. 4 — Approval of Amendment to Our Restated Articles of Incorporation beginning on page 63.

The election of directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm are considered "routine" matters under New York Stock Exchange ("NYSE") rules. The NYSE rules allow brokerage firms to vote their clients' shares on routine matters if the clients do not provide voting instructions. The approval of our 2008 Employee Stock Purchase Plan and the amendment to our Restated Articles of Incorporation are considered "non-routine" matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients' shares on non-routine matters in the absence of affirmative voting instructions.

If your brokerage firm votes your shares on routine matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a "broker non-vote"), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting, but will not be counted in determining the number of shares voted for or against the matter. Abstentions are counted as present and entitled to vote for purposes of determining a quorum and will have the same effect as votes against a proposal.

What if I change my mind after I vote via proxy?

You may revoke your proxy at any time before your shares are voted by:

  •
  Submitting a later-dated proxy prior to the Meeting (by mail, Internet or telephone);

  •
  Voting in person at the Meeting; or

  •
  Providing written notice to Best Buy's Secretary at our principal office.

Where can I find the voting results of the Meeting?

We will announce the preliminary voting results at the Meeting. We will publish the final voting results in our Quarterly Report on Form 10-Q for our second fiscal quarter ending August 30, 2008. Our Quarterly Report on Form 10-Q is required to be filed with the SEC within 40 days of the end of our fiscal quarter.

Proxy Solicitation

How are proxies solicited?

We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward notices and, as applicable, proxy materials and annual reports to the beneficial owners of our Common Stock. We expect to solicit proxies primarily by mail, but directors, officers and other employees of Best Buy may also solicit proxies in person, by telephone, through electronic transmission and by facsimile transmission. Directors and employees of Best Buy do not receive additional compensation for soliciting shareholder proxies.

Who will pay for the cost of soliciting proxies?

We pay all of the costs of preparing, printing and distributing proxy materials. We will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred as defined in the NYSE schedule of charges.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?

If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other shareholder communications, in a single package per address. This practice, known as "householding," is designed to reduce our printing and postage costs. To make the election, please indicate on your proxy card under "Householding Election" your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at 7601 Penn Avenue South, Richfield, MN 55423, or by telephone at (612) 291-6147. We will start sending you individual copies of notices and, as applicable, proxy materials and investor communications within 30 days of your revocation.

Can I receive the proxy materials electronically?

Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a notice of availability and will receive our proxy materials electronically via the Internet. Electronic delivery saves us the costs of printing and mailing these materials. We encourage our shareholders to receive proxy materials via the Internet because it reduces our expenses for shareholder meetings. You may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions we will provide in advance of the distribution of our 2008 proxy materials.

An electronic version of this proxy statement is posted on our Web site at www.BestBuy.com — select the "For Our Investors" link and then either the "SEC Filings" link or the "Corporate Governance" link.

Additional Information

Where can I find additional information about Best Buy?

Our Annual Report to Shareholders, our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about Best Buy. You can also find additional information about Best Buy on our Web site at www.BestBuy.com.

CORPORATE GOVERNANCE AT BEST BUY

Our Board is elected by the shareholders to oversee our business and affairs. In addition, the Board advises management regarding a broad range of subjects including Best Buy strategies and operating plans. Members of the Board monitor and evaluate our business performance through regular communication with our Chief Executive Officer and other members of management, and by attending Board meetings and Board committee meetings.

The Board values effective corporate governance and adherence to high ethical standards. As such, the Board has adopted Corporate Governance Principles for our directors and our Code of Business Ethics, both of which are posted on our Web site at www.BestBuy.com — select the "For Our Investors" link and then the "Corporate Governance" link. Paper copies of these documents are available to shareholders free of charge upon request.

Board Meetings and Attendance

The Board held four regular meetings and one special meeting during the fiscal year ended March 1, 2008. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and Board committees on which he or she served. The average attendance by current directors at Board and Board committee meetings exceeded 95%. Our Board does not have a formal policy relating to Board member attendance at our regular meetings of shareholders; however, our directors generally attend the shareholders' meeting each year. Each of the then-serving directors attended the 2007 Regular Meeting of Shareholders.

Committees of the Board

The Board has the following four committees:

  •
  Audit Committee;

  •
  Compensation and Human Resources Committee;

  •
  Nominating, Corporate Governance and Public Policy Committee; and

  •
  Finance and Investment Policy Committee.

The charters of the Audit Committee, Compensation and Human Resources Committee, Nominating, Corporate Governance and Public Policy Committee and the Finance and Investment Policy Committee are posted on our Web site at www.BestBuy.com — select the "For Our Investors" link and then the "Corporate Governance" link. The charters include information regarding the committees' composition, purpose and responsibilities. Paper copies of these documents are available to shareholders free of charge upon request.

The Board has determined that all members of the Audit Committee, Compensation and Human Resources Committee, and Nominating, Corporate Governance and Public Policy Committee are independent directors as defined under the SEC and NYSE corporate governance rules, as applicable.

The Board committees have responsibilities as follows:

Audit Committee.    This committee discharges the Board's oversight responsibility to Best Buy's shareholders and the investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) the qualifications and independence of our independent registered public accounting firm; (iv) the performance of our internal audit function and our independent registered public accounting firm; and (v) our compliance with ethics programs, including our Code of Business Ethics, and legal and regulatory requirements.

In carrying out these duties, this committee maintains free and open communication between the Board, our independent registered public accounting firm, our internal auditors and management. This committee meets with management, our internal audit staff and our independent registered public accounting firm at least quarterly. In addition, this committee conducts quarterly conference calls with management and our independent registered public accounting firm prior to our earnings releases to discuss the results of our independent registered public accounting firm's quarterly reviews and fiscal year-end audit.

Compensation and Human Resources Committee.    The responsibilities of this committee are to: (i) determine and approve our Chief Executive Officer's compensation and benefits package; (ii) determine and approve executive and director compensation; (iii) appoint officers at the level of senior vice president and above, other than our Chief Executive Officer; (iv) oversee cash and equity-based incentive compensation and other employee benefit plans; (v) oversee our human capital policies and programs; and (vi) oversee the development of executive succession plans.

Nominating, Corporate Governance and Public Policy Committee.    This committee discharges the Board's responsibilities related to general corporate governance, including Board organization, membership, training and evaluation. It also reviews and recommends to the Board corporate governance principles, presents qualified individuals for election to the Board, and oversees the evaluation of the performance of the Board and its committees. Finally, this committee oversees matters of public policy and social responsibility that affect us domestically and internationally. For additional information regarding our director nomination process, see Director Nomination Process on page 8.

Finance and Investment Policy Committee.    This committee advises the Board regarding our financial policies and financial condition to help enable us to achieve our long-range goals. It evaluates and monitors the: (i) protection and safety of our cash and investments; (ii) achievement of reasonable returns on financial assets within acceptable risk tolerance; (iii) maintenance of adequate liquidity to support our activities; (iv) assessment of the cost and availability of capital; and (v) alignment of our strategic goals and financial resources.

The following table shows the date each committee was established, the number of meetings held in fiscal 2008 and the names of the directors serving on each committee as of May 1, 2008:

Committee	Date Established	Number of Meetings During Fiscal 2008	Members

Audit	June 1, 1984	9	Hatim A. Tyabji* Matthew H. Paull Mary A. Tolan

Compensation and Human Resources	February 13, 1997	10	Frank D. Trestman* Kathy J. Higgins Victor Ronald James Hatim A. Tyabji

Nominating, Corporate Governance and Public Policy	February 13, 1997	4	Kathy J. Higgins Victor* Ronald James Rogelio M. Rebolledo

Finance and Investment Policy	September 13, 2006	9	Elliot S. Kaplan* Allen U. Lenzmeier Matthew H. Paull Mary A. Tolan Frank D. Trestman

*
Chairman

Director Nomination Process

The Nominating, Corporate Governance and Public Policy Committee ("Nominating Committee") is responsible for screening and recommending to the full Board director candidates for nomination. The Nominating Committee will often engage a third-party search firm to assist in identifying appropriate candidates to consider as additions to our Board. When there is an opening on the Board, the Nominating Committee will also consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed below.

When the Board elects to fill a vacancy on the Board, the committee will announce the open position and post any additional search criteria on our Web site at www.BestBuy.com — select the "For Our Investors" link and then the "Corporate Governance" link. Candidates recommended by shareholders, if qualified, will be considered in the same manner as any other candidate.

The Nominating Committee will then evaluate the resumes of any qualified candidates recommended by a search firm or shareholders, as well as by members of the Board. Generally, in order to be considered for nomination, a candidate must have:

  •
  High professional and personal ethics and values;

  •
  A strong record of significant leadership and meaningful accomplishments in his or her field;

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  Broad policy-making experience;

  •
  The ability to think strategically;

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  Sufficient time to carry out the duties of Board membership; and

  •
  A commitment to enhancing shareholder value and representing the interests of all shareholders.

All candidates are evaluated based on these qualification standards and the current needs of the Board.

Shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards and any additional search criteria posted on our Web site. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be submitted as follows:

  Chairman, Nominating, Corporate Governance
      and Public Policy Committee
  c/o Mr. Joseph M. Joyce
  Senior Vice President, General Counsel and
      Assistant Secretary
  Best Buy Co., Inc.
  7601 Penn Avenue South
  Richfield, Minnesota, 55423

Director Independence

Pursuant to its Corporate Governance Principles, the Board has established independence standards consistent with the requirements of the SEC and NYSE corporate governance rules, as applicable. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with Best Buy (directly, or as a partner, shareholder or officer of an organization that has a relationship with Best Buy). In addition, NYSE rules provide that no director or director nominee may be deemed independent if the director or director nominee

— has in the past three years:

  •
  Received (or whose immediate family member has received as a result of service as an executive officer) more than $120,000 during any 12-month period in direct compensation from Best Buy, other than director and committee fees and certain pension payments and other deferred compensation;

  •
  Been an employee of Best Buy;

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  Had an immediate family member who was an executive officer of Best Buy;

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  Worked on (or whose immediate family member has worked on) our audit as a partner or an employee of our internal auditors or independent registered public accounting firm;

  •
  Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee at that time included a present executive officer of Best Buy; or

— is:

  •
  A partner or employee of our internal auditor or independent registered public accounting firm (or whose immediate family member is currently a partner of such firm or is employed in the audit, assurance or tax compliance practice of such firm); or

  •
  An employee (or has an immediate family member who is an executive officer) of another company that makes payments to Best Buy, or receives payments from Best Buy, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director (including former directors Ari Bousbib and James E. Press), with the exception of Messrs. Schulze, Anderson, Lenzmeier and Kaplan, is independent. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, and family and other relationships, and on discussions with our directors. The Board also reviewed the relationships between Best Buy and companies with which our directors are affiliated and determined that the relationships with affiliates of current directors, Messrs. Mikan, Paull, Rebolledo and Trestman, as well as former directors, Messrs. Bousbib and Press, are not material and do not impair the directors' independence. For additional information regarding these relationships, see Certain Relationships and Related-Party Transactions on page 53.

George L. Mikan III, was appointed as a Class 2 director in April 2008. Since 2003, we have had a health benefit services agreement with UnitedHealth Group Incorporated. Mr. Mikan is executive vice president and chief financial officer of UnitedHealth. The amounts we have paid to UnitedHealth, most of which are for employee medical and pharmaceutical costs administered on our behalf by UnitedHealth, were an insignificant portion of the annual consolidated revenue of each of the companies for each of the past three fiscal years. In addition, Mr. Mikan did not participate in negotiating or executing our agreement.

Mr. Paull is the former corporate senior executive vice president and chief financial officer of McDonald's, Inc. From time to time, we have purchases from and sales to McDonald's. We have also periodically had co-marketing agreements with McDonald's. The amounts involved represented an insignificant portion of the annual consolidated gross revenue of each of the companies for each of the past three fiscal years. In addition, Mr. Paull did not participate in negotiating or executing our agreements.

Our vendor agreement with Pepsi Bottling Group, Inc., of which Mr. Rebolledo was chairman of its Mexican subsidiary, does not constitute a material transaction. We purchase Pepsi products for resale in our corporate and retail locations and Pepsi Bottling Group purchases products and gift cards from our Business to Business group. The amounts involved represented an insignificant portion of the consolidated gross revenue of both companies for each of the past three fiscal years. In addition, Mr. Rebolledo did not participate in negotiating or executing our agreements.

Mr. Trestman's and his son-in-law's interest in a development in which we lease retail space was not deemed material because the amount of the annual lease payment is less than $1 million and the retail square-footage leased constitutes less than 15% of the total leaseable square-footage in the development. In addition, Mr. Trestman did not participate in negotiating or executing our lease agreement.

During fiscal 2008, we had an elevator service and preventative maintenance agreement with Otis Elevator Company, of which Mr. Bousbib is president. The agreement was deemed not material because it was entered into prior to Mr. Bousbib's membership on the Board and because the value of the agreement was small and represented an insignificant portion of both Best Buy's and Otis' annual consolidated gross revenue for each of the past three fiscal years. In addition, Mr. Bousbib did not participate in negotiating or executing our agreement with Otis. Mr. Bousbib did not stand for ratification as a director at our 2007 Regular Meeting of Shareholders.

Mr. Press was president of Toyota Motor North America, the American subsidiary of Toyota Motor Corporation Ltd. During fiscal 2008, we had lease agreements with another subsidiary of Toyota. The amounts involved represented an insignificant portion of the annual consolidated gross revenue of each of the companies for each of the past three fiscal years. Mr. Press resigned from our Board on November 1, 2007, after accepting a position with Chrysler LLC and Cerberus Capital Management, L.P.

Executive Sessions of Non-Management and Independent Directors

In order to promote open discussion among non-management directors, the Board has a policy of conducting executive sessions of non-management directors in connection with each regularly scheduled Board meeting. The executive sessions of non-management directors are chaired by the Secretary, provided the Secretary is a non-management director. The independent directors meet in executive session during each regularly scheduled Board meeting. This session is chaired by the independent directors on a rotating basis.

Communications With the Board

Shareholders and interested parties who wish to contact the Board, any individual director, or the non-management or independent directors as a group,

are welcome to do so in writing, addressed to such person(s) in care of:

  Mr. Joseph M. Joyce
  Senior Vice President, General Counsel and
      Assistant Secretary
  Best Buy Co., Inc.
  7601 Penn Avenue South
  Richfield, Minnesota 55423

Mr. Joyce will forward all written shareholder correspondence to the appropriate Board member(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Mr. Joyce may, at his discretion, forward certain correspondence, such as customer-related inquiries, elsewhere within Best Buy for review and possible response. Comments or questions regarding Best Buy's accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating Committee.

Director Orientation and Continuing Education

Our Nominating Committee oversees the orientation and continuing education of our directors. Director orientation familiarizes directors with our strategic plans; significant financial, accounting and risk management issues; compliance programs and other controls; policies; principal officers and internal auditors; and our independent registered public accounting firm. The orientation also addresses Board procedures, directors' responsibilities, Corporate Governance Principles and our Board committee charters.

We also offer continuing education programs to assist the directors in maintaining their expertise in these areas. In addition, our directors have the opportunity to attend commercial director education seminars related to the director's committee assignment(s) or to the work of the Board. In fiscal 2008, we conducted an orientation for a new member of the Board.

Director Compensation

Overview of Director Compensation

In April of each year, the Compensation and Human Resources Committee ("Compensation Committee") reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board's duties, and to fairly compensate directors for their service. The review is comprehensive and includes consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (i) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (ii) the level of continuing education required to remain informed of broad corporate governance trends, and material developments and strategic initiatives within Best Buy; and (iii) the risks associated with fulfilling fiduciary duties. To supplement the qualitative analysis, the Compensation Committee also considers the total value of the compensation as compared with director compensation at other Fortune 100 companies and our peer group of companies, which is described in How We Determine Compensation on page 25.

Director Summary Compensation Table

The following table summarizes the compensation earned by our non-management directors and management directors that are not named executive officers (as described on page 24), during fiscal 2008:

Name	Fees Earned Or Paid In Cash	(1)	Option Awards	(2)	Non-qualified Deferred Compensation Earnings	(3)	All Other Compensation		Total

Ari Bousbib(4)	$—		$150,075		$—		$—		$150,075
Kathy J. Higgins Victor	85,000		150,075		—		—		235,075
Ronald James	75,000		150,075		—		—		225,075
Elliot S. Kaplan	85,000		150,075		—		—		235,075
Allen U. Lenzmeier	—		150,075		—		64,724	(5)	214,799
George L. Mikan III	—		—		—		—		—
Matthew H. Paull	75,000		150,075		—		—		225,075
James E. Press(6)	50,000		150,075		—		—		200,075
Rogelio M. Rebolledo	75,000		150,075		—		—		225,075
Richard M. Schulze	—		—	(7)	—		294,461	(8)	294,461
Mary A. Tolan	75,000		150,075		—		—		225,075
Frank D. Trestman	90,000		150,075		—		—		240,075
Hatim A. Tyabji	90,000		150,075		—		—		240,075

(1)
Management directors did not receive any cash compensation for their service as directors during fiscal 2008. The cash compensation in fiscal 2008 for each of our non-management directors consisted of:

Annual retainer	$75,000
Annual committee chair retainer (Audit Committee or Compensation Committee)	15,000
Annual committee chair retainer (all other committees)	10,000

The annual retainer and the annual committee chair retainer for non-management directors who serve during only a portion of a fiscal year is prorated. All annual retainers are paid in quarterly installments.

(2)
These amounts reflect the expense recognized for financial statement reporting purposes in fiscal 2008 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), Share-Based Payment ("123(R)"), for stock options granted under our 2004 Omnibus Plan, as amended. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. The assumptions used in calculating these amounts are set forth in Note 5, Shareholders' Equity, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008.

At March 1, 2008, the aggregate number of stock option awards outstanding was: Mr. Bousbib — 12,500 shares; Ms. Higgins Victor — 37,500 shares; Mr. James — 37,500 shares; Mr. Kaplan — 93,750 shares; Mr. Lenzmeier — 817,500 shares; Mr. Paull — 37,500 shares; Mr. Press — 9,375 shares; Mr. Rebolledo — 12,500 shares; Mr. Schulze — 1,965,000 shares; Ms. Tolan — 32,000 shares; Mr. Trestman — 105,750 shares; and Mr. Tyabji — 93,750 shares.

(3)
We do not provide guaranteed, above-market or preferential earnings on compensation deferred under our Fourth Amended and Restated Deferred Compensation Plan ("Deferred Compensation Plan"). The options available for notional investment of deferred compensation are similar to those available under the Best Buy Retirement Savings Plan ("Retirement Savings Plan") and are described in Non-Qualified Deferred Compensation on page 50.

(4)
For personal reasons, Mr. Bousbib decided not to stand for ratification as a director at the June 27, 2007, Regular Meeting of Shareholders.

(5)
The amount includes: (a) payment of $60,000 in salary for Mr. Lenzmeier's employment as Vice Chairman, as described below in Employment Arrangement for Allen U. Lenzmeier; (b) payment of $1,922 in matching contributions under our Retirement Savings Plan; (c) payment of $1,000 automobile allowance (Mr. Lenzmeier's automobile allowance was terminated effective May 1, 2007); (d) payment of $72 in premiums for executive long-term disability insurance; and (e) reimbursement of $1,730 for tax preparation expenses.

(6)
Mr. Press was appointed as a Class 2 director effective December 20, 2006. Mr. Press terminated his service with the Board on November 1, 2007, after accepting a new position with Chrysler LLC and Cerberus Capital Management, L.P.

(7)
Mr. Schulze requested that he not be granted a long-term incentive award and that the number of options to purchase shares he would have received be contributed to a discretionary award pool to be distributed to employees.

(8)
The amount includes: (a) payment of $280,769 in salary for Mr. Schulze's employment as Chairman of the Board, as described below in Employment Arrangement for Richard M. Schulze ; (b) payment of $3,298 in matching contributions under our Retirement Savings Plan; (c) payment of $9,145 in premiums for life insurance coverage exceeding $50,000; (d) payment of $1,000 automobile allowance (Mr. Schulze's automobile allowance was terminated effective May 1, 2007); and (e) payment of $249 in premiums for executive long-term disability insurance. Not reflected in the amount are the following benefits Mr. Schulze received from third-parties in connection with his relationship with Best Buy: (a) satellite TV service; and (b) cellular phone equipment and service.

Employment Arrangement for Richard M. Schulze

In April 2007, we entered into an amended employment arrangement with Richard M. Schulze, a founder of Best Buy and our former Chief Executive Officer, and our current Chairman of the Board. Mr. Schulze's responsibilities as Chairman include Board oversight, corporate strategic planning and mentoring company officers. Mr. Schulze also periodically represents Best Buy at public functions and actively engages with employees at designated company functions. Under the amended arrangement, Mr. Schulze's annual salary was reduced from $1 million to $150,000, for as long as he is physically and mentally proficient to act as Chairman, subject to his election as a director by our shareholders. The arrangement allows for annual increases based on the consumer price index. Mr. Schulze is not eligible to participate in our equity-based compensation programs for employees. However, he is eligible to receive options to purchase the same number of shares granted to non-management directors, as described in Director Equity Awards on page 13. In addition, he receives the following benefits: (i) reimbursement of all business-related expenses, including travel, entertainment, room and board; (ii) eligibility for Mr. Schulze and his spouse to participate in health benefit programs generally available to our employees; (iii) office facilities at our corporate campus, including full administrative support services; and (iv) eligibility to participate in our Retirement Savings Plan and Deferred Compensation Plan.

Employment Arrangement for Allen U. Lenzmeier

We entered into an employment arrangement with Allen U. Lenzmeier, our Vice Chairman, in April 2006 and the agreement was subsequently amended in April 2007. As Vice Chairman, Mr. Lenzmeier provides consulting services to us in connection with international expansion projects. Under the arrangement, we agreed to pay Mr. Lenzmeier an annual salary of $60,000 to serve as Vice Chairman on a part-time basis. Mr. Lenzmeier is not eligible to participate in our equity-based compensation programs for employees, except our 2003 Employee Stock Purchase Plan ("ESPP") and, if adopted, our 2008 Employee Stock Purchase Plan. However, he is eligible to receive options to purchase the same number of shares granted to non-management directors, as described in Director Equity Awards below. In addition, he receives the following benefits: (i) reimbursement of all business-related expenses, including travel, entertainment, room and board; (ii) office facilities at our corporate campus, including administrative support services; and (iii) eligibility to participate in our Retirement Savings Plan and Deferred Compensation Plan.

Director Equity Awards

A significant portion of director compensation is linked to our stock performance in the form of stock option grants. Each April, in connection with the Compensation Committee's annual review of director compensation, the Compensation Committee considers a stock option award for directors. On April 10, 2007, the Compensation Committee granted to each then-serving director, other than management directors who are eligible to participate in our equity-based compensation programs for employees, an option to purchase 7,500 shares of Best Buy Common Stock at an exercise price of $47.46 per share. Mr. Schulze requested that he not be granted a long-term incentive award and that the number of options to purchase shares he would have received be contributed to a discretionary award pool to be distributed to employees. The grants were made under the Omnibus Plan, vested immediately on the grant date and can generally be exercised over a 10-year period.

The Compensation Committee also considers stock option grants for new directors at the time they are appointed to the Board. Because annual director stock option grants are made in April, special appointment-based grants are prorated based on the number of months remaining prior to the time when the Compensation Committee expects to consider the next annual director grant.

Director Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our non-management directors. Each non-management director is expected to own shares of our Common Stock equivalent in value to five times their annual cash retainer. Newly appointed directors have five years from their date of appointment to achieve the expected level of stock ownership.

Deferred Compensation Plan

Each calendar year, we offer directors the right to defer up to 100% of their annual and committee chair retainers under our Deferred Compensation Plan which is described in Non-Qualified Deferred Compensation Plan on page 50. No company contributions or matching contributions are made for the benefit of directors under the Deferred Compensation Plan.

Other Benefits

We reimburse all directors for travel and other necessary business expenses incurred in performance of their services for us. In addition, we extend coverage to all directors under a directors' and officers' indemnity insurance policy.

ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS

General Information

Our Amended and Restated By-laws provide that the Board may consist of a maximum of 12 directors, five of whom are designated as Class 1 directors and seven of whom are designated as Class 2 directors. Directors are elected for a term of two years, and the terms are staggered so that Class 1 directors are elected in even-numbered years and Class 2 directors are elected in odd-numbered years.

Board Structure

Our Board is committed to having a sound governance structure that promotes the best interests of all Best Buy shareholders. To that end, our Board has evaluated and actively continues to examine emerging corporate governance trends and best practices. Shareholder perspectives play an important role in that process. The level of importance afforded to shareholder perspectives by our Board is evident upon a closer review of the Board's governance structure. Some key points regarding that structure are as follows:

  •
  We believe that two-year terms allow our directors to have a longer-term orientation to our business and encourage long-term, strategic thinking. At the same time, this structure holds the directors accountable to our shareholders, as the entire Board is subject to re-election as early as 53 weeks from any regular meeting of shareholders. Moreover, we believe that the two-year terms promote continuity and foster an appropriate "institutional memory" among Board members.

  •
  Our Board is predominantly independent. Of our 12 directors, only three are Best Buy employees (including our Chairman of the Board, who is a founder of Best Buy and a major shareholder). Further, the Board has affirmatively determined that eight of our 12 directors are independent under SEC and NYSE corporate governance rules, as applicable.

  •
  We have separated the roles of Chairman of the Board and Chief Executive Officer. Our Chairman focuses on Board oversight responsibilities, strategic planning and mentoring company officers. Our Chairman also periodically represents Best Buy at public functions and actively engages with employees at designated company functions. Our Chief Executive Officer focuses on the development and execution of company strategies.

  •
  Our Board is very active. Our directors attended, on average, over 95% of fiscal 2008 Board and Board committee meetings.

We believe our Board structure serves the interests of shareholders by balancing Board continuity and the promotion of long-term thinking with the need for director accountability.

Voting Information

You may vote for all, some or none of the nominees to be elected to the Board. However, you may not vote for more individuals than the number nominated. Each of the nominees has agreed to continue serving as a director if elected. However, if any nominee becomes unwilling or unable to serve and the Board elects to fill the vacancy, the Proxy Agents named in the proxy will vote for an alternative person nominated by the Board. Our Restated Articles of Incorporation prohibit cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a plurality of the voting power of the shares present and entitled to vote at the Meeting is required to elect each director nominee.

IF YOU RETURN A PROXY CARD THAT IS PROPERLY SIGNED BUT YOU HAVE NOT MARKED YOUR VOTE, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Board Voting Recommendation

Management and the Board recommend that shareholders vote FOR the re-election of Bradbury H. Anderson, Kathy J. Higgins Victor, Allen U. Lenzmeier, Rogelio M. Rebolledo and Frank D. Trestman as Class 1 directors. If elected, each Class 1 director will hold office until the election of directors at our 2010 Regular Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

The Board appointed George L. Mikan III, as a Class 2 director, effective April 9, 2008. Mr. Mikan was recommended to the Board by an independent third-party search firm. Management and the Board recommend that shareholders ratify the appointment of Mr. Mikan as a Class 2 director at the Meeting. If ratified, Mr. Mikan will hold office until the election of directors at the 2009 Regular Meeting of Shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

All of the nominees are currently members of the Board.

Nominees and Directors

There are no family relationships among the nominees or between any nominees and any of our other directors.

ITEM OF BUSINESS NO. 1.1

Class 1 Director Nominees
(ages as of March 1, 2008)

Bradbury H. Anderson, 58, has been a director since August 1986 and is our Vice Chairman and Chief Executive Officer. He assumed the responsibility of Chief Executive Officer in June 2002, having previously served as President and Chief Operating
Officer since April 1991. He has been employed in various capacities with us since 1973. In addition, he serves on the board of General Mills, Inc., as well as on the boards of the Retail Industry Leaders Association, the American Film Institute, Minnesota Early Learning Foundation, Best Buy Children's Foundation, Minnesota Public Radio and Waldorf College.

Kathy J. Higgins Victor, 51, has been a director since November 1999. Since 1994, she has been president of Centera Corporation, an executive development and leadership coaching firm she founded which is located in Minneapolis, Minnesota. From
1991 to 1994, she was the senior vice president of human resources at Northwest Airlines, Inc., and prior to that held senior executive positions at The Pillsbury Company and Burger King Corporation. She is on the board of the University of St. Thomas.

Allen U. Lenzmeier, 64, has been a director since February 2001 and is our Vice Chairman, serving on a part-time basis to support our international expansion. Prior to his promotion to Vice Chairman in 2004, he served in various capacities since joining us in 1984, including as President and Chief Operating Officer from 2002 to 2004, and as President of Best Buy Retail Stores from 2001 to 2002. He serves on the board of UTStarcom, Inc. He is also a national trustee for the Boys and Girls Clubs of America and serves on its Twin Cities board.
Rogelio M. Rebolledo, 63, has been a director since August 2006. In 2007, Mr. Rebolledo retired from his position as chairman of PBG Mexico, the Mexican operations of Pepsi Bottling Group, Inc. He began his 30-year career with PepsiCo Inc. at Sabritas, the salty snack food unit of Frito-Lay International in Mexico. He was responsible for the development of the international Frito-Lay business, first in Latin America and then in Asia. From 2001 to 2003, he was president and chief executive officer of Frito-Lay International. He also served as president and chief executive officer of Pepsi Bottling Group's Mexico operations from January 2004 until being named chairman.

Frank D. Trestman, 73, has been a director since December 1984. Since 1989, he has been president of Trestman Enterprises, an investment and business development firm in Minneapolis, Minnesota, and chairman of The Avalon Group, a real estate development partnership in Minneapolis. From 1987 to 1989, he was a consultant to McKesson Corporation, a distributor of pharmaceutical products, and medical supplies and equipment. From 1983 to 1987, he was chairman of the board and chief executive officer of Mass Merchandisers, Inc., a distributor of non-food products to retailers in the grocery business. He is also on the board of the Harry Kay Foundation.

ITEM OF BUSINESS NO. 1.2

Nominee for Ratification as Class 2 Director — Term expires in 2009
(age as of March 1, 2008)

George L. Mikan III, 36, has been a Class 2 director since April 2008. Since November 2006, he has been the executive vice president and chief financial officer of UnitedHealth Group Incorporated. Mr. Mikan joined UnitedHealth Group in 1998 and has held various executive positions of increasing responsibility from 1998 to the present. From 1994 to 1998, he was employed at Arthur Andersen LLP.

Class 2 Directors — Terms expire in 2009
(ages as of March 1, 2008)

Ronald James, 57, has been a director since May 2004. Since 2000, he has served as president and chief executive officer of the Center for Ethical Business Cultures in Minneapolis, Minnesota, which assists business leaders in building ethical and profitable business cultures at the enterprise, community and global levels. From 1996 to 1998, he was president and chief executive officer of the Human Resources Group, a division of Ceridian Corporation in Minneapolis. From 1971 to 1996, he was employed by U.S. West Communications, Inc. (now Qwest), most recently serving as Minnesota's top executive officer. He serves on the boards of Tamarack Funds, an investment fund of RBC Dain Rauscher, Inc.; Bremer Financial Corporation; and Allina Hospitals and Clinics. Mr. James also serves on the boards of the Greater Twin Cities United Way, the Travelers Foundation, Speak the Word International and the Guthrie Theater.

Elliot S. Kaplan, 71, has been a director and Secretary since January 1971. Since 1961, he has been an attorney with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota, which serves as our primary external general counsel. He is also a director of infoUSA, Inc. and an owner and director of the Bank of Naples in Naples, Florida. In addition, he serves on the executive board of The Minnesota Historical Society and is chairman of the University of Minnesota Foundation.

Matthew H. Paull, 56, has been a director since September 2003. Mr. Paull is an executive professor in residence at the University of San Diego. He is the former corporate senior executive vice president and chief financial officer for McDonald's Corporation, which develops, operates, franchises and services a worldwide system of McDonald's restaurants, having retired from that position in January 2008. Prior to joining McDonald's Corporation in 1993, he was a partner at Ernst & Young LLP, specializing in international tax.

Richard M. Schulze, 67, is a founder of Best Buy. He has been an officer and director from our inception in 1966 and currently is Chairman of the Board. Effective in June 2002, he relinquished the duties of Chief Executive Officer. He had been our principal executive officer for more than 30 years. He is on the board of the University of St. Thomas, chairman of its Executive and Institutional Advancement Committee, and a member of its Board Affairs Committee. Mr. Schulze is also chairman of the board of the University of St. Thomas Business School.

Mary A. Tolan, 47, has been a director since May 2004. She is the founder and chief executive officer of Accretive Health, a patient access and revenue cycle service company for health care providers located in Chicago, Illinois. Prior to founding Accretive Health in
November 2003, she was a partner at Accenture Ltd, a global management consulting, technology services and outsourcing company, holding the positions of corporate development officer and group chief executive, among others. She serves on the council for the Graduate School of Business at the University of Chicago, the board of the Lyric Opera in Chicago and the board of Arise, Inc.

Hatim A. Tyabji, 63, has been a director since April 1998. Since July 2001, he has been executive chairman of Bytemobile, Inc., a wireless Internet infrastructure provider in Mountain View, California. From 1998 to 2000, he served as chairman and chief executive officer of Saraïde, Inc., a provider of Internet and wireless data services; and from 1986 to 1998, as president and chief executive officer (and as chairman from 1992 until 1998) of VeriFone, Inc., a global transaction automation enterprise. He is chairman of DataCard Group, and a director of Merchant e-Solutions and eFunds. He also serves as Ambassador at Large for Benchmark Capital.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the number of shares of Best Buy Common Stock beneficially owned at March 1, 2008, by our Chairman of the Board, our Chief Executive Officer, our Enterprise Chief Financial Officer (Interim) and each of our three other most highly compensated executive officers during the most recent fiscal year. The table provides similar information for each director including the director nominees, all directors and executive officers as a group, and each person we know who beneficially owns more than 5% of the outstanding shares of Best Buy Common Stock.

Name and Address(1)	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned

Richard M. Schulze Founder and Chairman of the Board	69,733,556	(2)	17.0%
Bradbury H. Anderson Vice Chairman, Chief Executive Officer and Director	3,991,284	(3)	1.0%
James L. Muehlbauer Enterprise Chief Financial Officer (Interim)	102,001	(4)	*
Brian J. Dunn President and Chief Operating Officer	367,280	(5)	*
Robert A. Willett Chief Executive Officer — Best Buy International and Chief Information Officer	398,200	(6)	*
Kevin T. Layden Chief Operating Officer — Best Buy International	161,293	(7)	*
Kathy J. Higgins Victor Director	43,230	(8)	*
Ronald James Director	41,000	(9)	*
Elliot S. Kaplan Secretary and Director	168,211	(10)	*
Allen U. Lenzmeier Vice Chairman and Director	2,414,034	(11)	*
George L. Mikan III Director	—	(12)	*
Matthew H. Paull	42,169	(13)	*
Director
Rogelio M. Rebolledo Director	12,500	(14)	*
Mary A. Tolan Director	43,000	(15)	*
Frank D. Trestman Director	191,285	(16)	*
Hatim A. Tyabji Director	119,250	(17)	*
All directors and executive officers, as a group (28 individuals)	78,571,378	(18)	19.1%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	29,338,450	(19)	7.1%

Capital World Investors 333 South Hope Street Los Angeles, CA 90071	54,069,200	(20)	13.2%
The Goldman Sachs Group, Inc./ Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	25,603,736	(21)	6.2%

*
Less than 1%.

(1)
The business address for all directors and executive officers is 7601 Penn Avenue South, Richfield, Minnesota 55423.

(2)
The figure represents: (a) 62,497,776 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Schulze, of which up to $150 million aggregate amount of shares have been pledged by the trust as collateral to secure a line of credit (b) 996,756 outstanding shares registered in the name of Mr. Schulze and co-trustees, and held by them as trustees of trusts for the benefit of Mr. Schulze and his family; (c) 1,326,769 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Revocable Trust dated June 14, 2001; (d) 950,169 outstanding shares held by a limited partnership of which Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his monetary interest therein); (e) 252,312 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his monetary interest therein); (f) 31,672 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his monetary interest therein); (g) 15,270 outstanding shares registered in the name of Mr. Schulze and held by him as trustee of trusts for the benefit of the children of Mr. Schulze's spouse (Mr. Schulze has disclaimed beneficial ownership of these shares); (h) 1,728 outstanding shares held by Mr. Schulze's spouse (Mr. Schulze has disclaimed beneficial ownership of these shares); (i) 2,061 outstanding shares held in Mr. Schulze's individual retirement account; (j) 1,619,438 outstanding shares owned by The Richard M. Schulze Family Foundation, of which Mr. Schulze is the sole director; (k) 74,605 outstanding shares registered in the name of JPMorgan Chase Bank (the "Trustee"), and held by the Trustee in connection with Best Buy's Retirement Savings Plan for the benefit of Mr. Schulze; and (l) options to purchase 1,965,000 shares, which he could exercise within 60 days of March 1, 2008.

(3)
The figure represents: (a) 1,606,577 outstanding shares owned by Mr. Anderson; (b) 337,839 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Anderson and his spouse is the sole general partner and of which Mr. Anderson and his spouse are limited partners individually; (c) 151,877 outstanding shares registered in the name of Mr. Anderson and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Anderson; (d) 151,877 outstanding shares registered in the name of Mr. Anderson's spouse and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Anderson's spouse (Mr. Anderson has disclaimed beneficial ownership of these shares); (e) 1,800 outstanding shares registered in the name of Mr. Anderson and held by him as custodian for the benefit of his children (Mr. Anderson has disclaimed beneficial ownership of these shares); (f) 12,059 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with Best Buy's Retirement Savings Plan for the benefit of Mr. Anderson; (g) 195,505 outstanding shares owned by the Anderson Family Foundation, of which Mr. Anderson is a director; and (h) options to purchase 1,533,750 shares, which he could exercise within 60 days of March 1, 2008.

(4)
The figure represents: (a) 6,489 outstanding shares owned by Mr. Muehlbauer; (b) 1,514 outstanding shares held in Mr. Muehlbauer's individual retirement account; (c) 907 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with Best Buy's Retirement Savings Plan for the benefit of Mr. Muehlbauer; and (d) options to purchase 93,091 shares, which he could exercise within 60 days of March 1, 2008.

(5)
The figure represents: (a) 8,555 outstanding shares owned by Mr. Dunn; (b) 13,839 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with Best Buy's Retirement Savings Plan for the benefit of Mr. Dunn; and (c) options to purchase 344,886 shares, which he could exercise within 60 days of March 1, 2008.

(6)
The figure represents: (a) 159,970 outstanding shares owned by Mr. Willett; (b) 603 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with Best Buy's Retirement Savings Plan for the benefit of Mr. Willett; and (c) options to purchase 237,627 shares, which he could exercise within 60 days of March 1, 2008.

(7)
The figure represents: (a) 400 outstanding shares owned by Mr. Layden; (b) 600 outstanding shares held in Mr. Layden's individual retirement account; (c) 843 outstanding shares held by Mr. Layden's spouse in her individual retirement account; and (d) options to purchase 159,450 shares, which he could exercise within 60 days of March 1, 2008.

(8)
The figure represents: (a) 5,730 outstanding shares owned by Ms. Higgins Victor; and (b) options to purchase 37,500 shares, which she could exercise within 60 days of March 1, 2008.

(9)
The figure represents: (a) 3,500 outstanding shares owned by Mr. James; and (b) options to purchase 37,500 shares, which he could exercise within 60 days of March 1, 2008.

(10)
The figure represents: (a) 63,211 outstanding shares owned by Mr. Kaplan; and (b) options to purchase 105,000 shares, which he could exercise within 60 days of March 1, 2008.

(11)
The figure represents: (a) 1,582,134 outstanding shares owned by Mr. Lenzmeier; (b) 51,900 outstanding shares held by a private family foundation of which Mr. Lenzmeier and his spouse are the sole directors and officers; and (c) options to purchase 780,000 shares, which he could exercise within 60 days of March 1, 2008.

(12)
Mr. Mikan joined the Board in April 2008 and did not own any shares at March 1, 2008.

(13)
The figure represents: (a) 4,669 outstanding shares owned by Mr. Paull; and (b) options to purchase 37,500 shares, which he could exercise within 60 days of March 1, 2008.

(14)
The figure represents options to purchase 12,500 shares, which Mr. Rebolledo could exercise within 60 days of March 1, 2008.

(15)
The figure represents: (a) 5,500 outstanding shares owned by Ms. Tolan; and (b) options to purchase 37,500 shares, which she could exercise within 60 days of March 1, 2008.

(16)
The figure represents: (a) 60,535 outstanding shares owned by Mr. Trestman; (b) 25,000 outstanding shares registered in the name of Mr. Trestman's spouse as trustee of an irrevocable family trust (Mr. Trestman has disclaimed beneficial ownership of these shares); and (c) options to purchase 105,750 shares, which Mr. Trestman could exercise within 60 days of March 1, 2008.

(17)
The figure represents: (a) 25,500 outstanding shares owned by Mr. Tyabji; and (b) options to purchase 93,750 shares, which he could exercise within 60 days of March 1, 2008.

(18)
The figure represents: (a) outstanding shares and options described in the preceding footnotes; (b) 137,299 outstanding shares owned by other executive officers; (c) options granted to other executive officers to purchase 564,187 shares, which they could exercise within 60 days of March 1, 2008; and (d) 41,599 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with Best Buy's Retirement Savings Plan for the benefit of other executive officers.

(19)
As reported on the owner's most recent Schedule 13G that reported beneficial ownership as of December 31, 2007. Capital Research Global Investors has sole voting power over 14,498,600 shares and sole dispositive power over 29,338,450 shares.

(20)
As reported on the owner's most recent Schedule 13G that reported beneficial ownership as of December 31, 2007. Capital World Investors has sole voting power over 9,991,350 shares and sole dispositive power over 54,069,200 shares.

(21)
As reported on the owner's most recent Schedule 13G that reported beneficial ownership as of December 31, 2007. The Goldman Sachs Group, Inc. has shared voting power over 25,362,621 shares and shared dispositive power over 25,603,736 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and shareholders who own more than 10% of our Common Stock file initial reports of ownership with the SEC and the NYSE. They must also file reports of changes in ownership with the SEC and the NYSE. In addition, they are required by SEC regulations to provide us copies of all Section 16(a) reports that they file with the SEC. Based solely on a review of such Section 16(a) reports, management and the Board believe our directors, officers and owners of more than 10% of our outstanding equity securities complied with the reporting requirements during the fiscal year ended March 1, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the material elements of compensation for the following groups and individuals, collectively referred to as the "named executive officers":

"Group 1 Officers," who are:

  •
  Bradbury H. Anderson, Vice Chairman and Chief Executive Officer;

  •
  Darren R. Jackson, former Executive Vice President — Finance and Chief Financial Officer, and former Executive Vice President — Customer Operating Groups;

  •
  Brian J. Dunn, President and Chief Operating Officer; and

  •
  Robert A. Willett, Chief Executive Officer — Best Buy International and Chief Information Officer.

"Group 2 Officers," who are:

  •
  James L. Muehlbauer, Executive Vice President — Finance and Chief Financial Officer (formerly, Enterprise Chief Financial Officer (Interim)); and

  •
  Kevin T. Layden, Chief Operating Officer — Best Buy International.

We divided the named executive officers into two groups because the compensation programs and the circumstances and decision-making processes that determined compensation for each group were materially different. We believe that separating the named executive officers into groups based on their participation in common programs, evaluation under similar standards and other commonalities enhances the clarity and readability of our Compensation Discussion and Analysis. For fiscal 2008, Messrs. Anderson, Jackson, Dunn and Willett were included in a group because they generally participated in the same compensation programs and were evaluated under similar standards. We included Messrs. Muehlbauer and Layden in a separate group because their status as named executive officers was the result of special circumstances, they were generally subject to different evaluation standards, and they participated in compensation programs that were more narrowly tailored based on their respective positions. For ease of use, the Compensation Discussion and Analysis is divided into four sections:

		Page
•	Compensation Philosophy, Objectives and Process A discussion of our compensation philosophy, the objectives of our compensation programs and policies, and the process we use to determine executive compensation.	25
•	Compensation for Group 1 Officers A discussion and analysis of individual compensation elements and the process used to determine fiscal 2008 compensation for the Group 1 Officers, which include Messrs. Anderson, Jackson, Dunn and Willett.	30
•	Compensation for Group 2 Officers A discussion and analysis of individual compensation elements and the process used to determine fiscal 2008 compensation for the Group 2 Officers, which include Messrs. Muehlbauer and Layden.	36
•	Other Compensation Matters A discussion of programs and policies which are generally applicable to the named executive officers.	41

Compensation Philosophy, Objectives and Process

"Total Rewards" Philosophy.    We believe our success depends on employees at all levels using their unique strengths, experiences and ideas to foster innovation and build strong customer relationships. While our compensation and benefit programs are important tools in attracting and retaining talented employees, we also believe that non-monetary factors such as work environment, learning and development opportunities, and relationships between employees and managers are critical to provide a rewarding employee experience. Collectively, these elements comprise our "Total Rewards" philosophy. We believe this company-wide approach to attracting, motivating and retaining talent is a competitive advantage.

Our Total Rewards philosophy seeks to:

  •
  Provide employees with a greater choice of rewards that are most valued by them;

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  Differentiate rewards to individuals, based on their contributions;

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  Encourage and recognize experimentation, entrepreneurship and innovation; and

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  Reward employee contributions for achieving strong financial and non-financial results.

We implement the Total Rewards philosophy by employing broad-based programs that are designed to align employee interests and create a common vision of success.

Compensation Objectives.    Our compensation program and policies serve the following objectives:

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  Reward employees for creating shareholder value and for comparative performance against external benchmarks;

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  Align long-term employee and shareholder interests;

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  Motivate employees to achieve short-term financial, operational, customer and employee outcomes that materially contribute to the sustainable, long-term health of Best Buy;

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  Attract talent necessary to develop new capabilities and enhance existing competencies; and

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  Maintain a flexible compensation structure that provides for potential wealth accumulation for superior growth or achieving key strategic objectives.

How We Determine Compensation.    The Compensation Committee is responsible for determining and approving executive compensation. In addition, the Compensation Committee oversees the development, evaluation and approval of incentive compensation, equity-based and other employee benefit plans for all employees, including our executive officers. The Compensation Committee is authorized to delegate to management certain responsibilities regarding our employee compensation and benefit plans, as specified in the Compensation Committee's charter, which is posted on our Web site at www.BestBuy.com — select the "For Our Investors" link and then the "Corporate Governance" link.

The Compensation Committee established and annually reviews our Total Rewards philosophy and our compensation objectives, and oversees the design, competitiveness and effectiveness of compensation programs for our executive officers. At the beginning of each fiscal year, our Human Resources leadership team ("HR") provides the Compensation Committee with compensation recommendations for the executive officers. The HR presentation includes an analysis prepared in support of the recommendations. The analysis includes a summary of the results of our application of our "Executive Compensation Framework" to each of our executive officers. Our "Executive Compensation Framework" includes a variety of internal and external factors, and is described in greater detail below. The internal factors are generally applied and analyzed by HR. HR has engaged a third-party compensation consultant, Towers Perrin, a global professional services firm, to assist in the development of compensation data that is used to facilitate the application and analysis of the external factors. The Compensation Committee reviews the recommendations with The Delves Group, an independent compensation consulting firm retained by the Compensation Committee, and discusses them with HR. The Compensation Committee's review is comprehensive and includes consideration of many factors, including: (i) the alignment of the proposed compensation with our Total Rewards philosophy; (ii) the alignment of the proposed compensation with our compensation objectives; (iii) the overall value of the compensation package, relative to internal factors and external benchmarks; and (iv) our decision not to offer supplemental compensation, benefits, perquisites and protections commonly extended to executive officers of other large companies. The process for evaluating the named executive officers' compensation packages based on internal factors, external benchmarks and the lack of supplemental compensation is described in greater detail below.

Executive Compensation Framework.    For fiscal 2008, the total direct compensation of our Group 1 Officers and Mr. Muehlbauer was determined by applying our Executive Compensation Framework to each individual. The determination of Mr. Layden's fiscal 2008 compensation was not based on our Executive Compensation Framework and is discussed in Compensation for Group 2 Officers — Kevin T. Layden beginning on page 39. Our Executive Compensation Framework consists of a set of internal and external factors that allow for a comprehensive, multi-faceted evaluation of total compensation based on each individual's personal attributes and talents, and objective external market data. The factors are not required to carry equal weight, but are all considered in determining the compensation recommendation for each individual. We believe that the diversity of the factors included in our Executive Compensation Framework and our flexibility in their application allows us to attribute appropriate value to each individual and enhances our ability to develop compensation packages that (i) further our compensation objectives, (ii) further one or more of our strategic initiatives, (iii) maximize each individual's perceived value of his or her total compensation, and (iv) produce the highest return on our compensation investment.

For fiscal 2008, the internal and external factors that comprised our Executive Compensation Framework were as follows:

	Factor	Description
Internal	Job Value	The internal value of the position relative to other executive officer positions, based on the primary job responsibilities, expected scope and nature of the job's impact — relative rank within the organization depends upon the extent to which the executive will be accountable for specific enterprise strategic and operational challenges.
Personal Attributes
The executive's industry and functional knowledge, intuition and insight, diversity of experience, entrepreneurial disposition and personal networks — in order to be considered for compensation purposes, these factors must be highly related to the success of the business strategies to be led by the executive.
	Leadership/Values	The executive's demonstration of our values, and ability to inspire and influence others.
	Talent Development	The executive's ability to cultivate talent that enhances business results, including succession planning.
	Existing Compensation Arrangements	The executive's outstanding equity awards, performance-based incentives and compensation history.
External	Peer Group Observations	Includes publicly-available information regarding actions taken by peer companies to attract and retain senior leadership talent.
	Market Data	Includes compensation data for our peer group of companies (as determined by the Compensation Committee), the Fortune 100 companies and other national salary surveys.

We assessed the internal factors contained in the Executive Compensation Framework for Messrs. Muehlbauer, Jackson, Dunn and Willett, based on the results of our annual talent assessment process and a review of executive profiles developed for succession planning purposes. The talent assessment process included an evaluation of each individual's performance and demonstration of Best Buy's values relative to their peers. The individual profiles were developed through a comprehensive process, which included discussions with the Chief Executive Officer, the individuals' peers, third-party executive coaches and each individual personally. The profiles contain analyses and information regarding factors similar to the internal factors contained in the Executive Compensation Framework. The internal factors were applied to Mr. Anderson based on an evaluation of his performance conducted by the Board.

We applied the external factors to each Group 1 Officer and Mr. Muehlbauer based on a review of publicly-available compensation data for our peer group of companies and the Fortune 100. We also considered actions taken by companies with which we compete for executive talent. We use available information and monitor actions taken by our peers to evaluate market trends and to assess the overall competitiveness of our executive compensation levels. We do not, however, seek to establish total direct compensation that falls within a prescribed range relative to our peer group of companies or the Fortune 100. In addition, the

Compensation Committee may use our peer group of companies to evaluate:

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  The cost of the total direct compensation paid to our named executive officers;

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  The relationship between our financial performance and compensation paid to our named executive officers; and

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  The relative difficulty of our incentive performance targets.

The Compensation Committee annually evaluates the composition of our peer group of companies using revenue, financial, industry and other selection criteria. For fiscal 2008, the criteria used to determine the peer group of companies included:

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  Revenue of $5 billion or more;

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  Five-year growth rate of 10% or more based on economic profit, total shareholder return, revenue, net earnings and/or earnings per share measures;

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  Industry representation primarily weighted in the wholesale and retail sectors; and

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  Companies that are leaders in one or more of the following areas:

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  Employer of choice;

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  Customer service excellence;

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  Admiration within their industry;

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  Preferred brand(s);

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  Track record of innovation; and

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  One-third of revenues outside of the United States.

The selection criteria were intended to establish guidelines to assist in determining the composition of our peer group. As such, the Compensation Committee, in some cases, used its discretion to select companies that did not meet each of the criteria. Generally, these companies included those that compete directly with us or otherwise possessed traits that we considered imperative for success. We used lists published by Business Week and Fortune magazines to identify companies recognized as top employers, innovators, customer service providers, and other qualitative factors, for purposes of applying our selection criteria. Based on our comprehensive review, our peer group for fiscal 2008 and at the time compensation was determined for our named executive officers was comprised of the following companies:

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  Amazon.com, Inc.

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  Apple Inc.

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  Circuit City Stores, Inc.

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  Costco Wholesale Corporation

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  Dell Inc.

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  eBay Inc.

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  FedEx Corporation

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  Harley-Davidson, Inc.

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  Lowe's Companies, Inc.

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  Nordstrom, Inc.

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  Staples, Inc.

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  Starbucks Corporation

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  Target Corporation

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  The TJX Companies, Inc.

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  Toyota Motor Corporation

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  Wal-Mart Stores, Inc.

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  Walgreen Co.

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  The Walt Disney Company

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  Whole Foods Market, Inc.

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  Yahoo! Inc.

Certain Benefits and Perquisites.    In addition to our evaluation of total compensation under the Executive Compensation Framework, we also considered that many companies offer the following supplemental compensation, benefits, perquisites and protections to their executive officers:

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  Employment agreements;

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  Severance or change-in-control agreements;

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  Pension plan benefits;

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  Supplemental retirement plan benefits;

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  Executive life insurance benefits; and

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  Country club memberships.

During fiscal 2008, we did not provide these types of compensation, benefits and perquisites to our named executive officers because they are contrary to our culture and are not consistent with our compensation objectives. Because many of the items listed above are linked to base salary and short-term incentive pay, our decision not to provide them generally reduces the amount of total compensation received by our named executive officers relative to other large companies. Additional information regarding the benefits and perquisites available to the named executive officers is included in Benefits and Perquisites on page 41.

Role of Independent Compensation Consultant in Determining Compensation.    The Compensation Committee reviews HR's executive compensation recommendations with The Delves Group, an independent compensation consulting firm retained by the Compensation Committee. The Compensation Committee believes that this review helps ensure that HR's compensation recommendations are in line with our stated objectives and reasonable when compared to the market for executive talent. In addition, the engagement of an independent consultant enhances the overall independence of the Compensation Committee's decision-making. The Delves Group reports directly to the Compensation Committee and does not provide any consulting or other services to Best Buy.

Role of Management Compensation Consultant in Determining Compensation.    HR has engaged a third-party compensation consultant, Towers Perrin, a global professional services firm, to assist in the development and analysis of external compensation data that is used to facilitate HR's executive compensation recommendations to the Compensation Committee. At the request of HR and with the consent of the Compensation Committee, a representative of Towers Perrin regularly attends meetings of the Compensation Committee to address matters directly related to the engagement, including questions regarding external market data and related analyses. Towers Perrin reports directly to HR and does not engage with the Compensation Committee, except at the request and under the direction of HR.

Role of Executive Officers in Determining Compensation.    With the exception of rating the individual performance and assessing the talent of his direct reports, which may impact their cash compensation or annual long-term incentive awards, our Chief Executive Officer does not participate in or otherwise influence HR's compensation recommendations for either himself or our executive officers. Our Chief Executive Officer is, however, generally present when HR presents compensation recommendations (except for recommendations regarding his compensation) for our executive officers to the Compensation Committee and provides his perspective regarding the recommendations. Our other executive officers do not participate in the development of compensation recommendations or the approval process.

Summary of Compensation and Benefit Programs.    We maintain a variety of compensation and benefit programs in which our executive officers and other selected employees participate. These programs include, but are not limited to, our 2004 Omnibus Stock and Incentive Plan, as amended ("Omnibus Plan"); our Executive Officer Short-Term Incentive Program ("Executive Officer STIP"); our Long-Term Incentive Program ("LTIP"); our Deferred Compensation Plan; our Retirement Savings Plan; and our 2003 Employee Stock Purchase Plan ("ESPP").

Compensation for Group 1 Officers

Elements of Compensation.    The fiscal 2008 compensation for our Group 1 Officers included the following elements:

Element	Form(s) of Compensation	Purpose	Performance Metric(s)

Base Salary	Cash	Provide competitive, fixed compensation to attract and retain exceptional executive talent	Not performance-based

Short-Term Incentive	Cash	Create a strong financial incentive for achieving or exceeding a combination of company and executive management team goals	EVA®; operating income rate; revenue growth rate; SG&A rate

Long-Term Incentive	Stock options, restricted stock, and performance-based awards settled in stock or cash	Create a strong financial incentive for achieving or exceeding long-term performance goals and encourage a significant equity stake in our company	Best Buy Common Stock price, TSR, EVA®

Special Long-Term Incentive(1)	Restricted stock	Reward superior performance and retain exceptional executive talent	Not based on future performance

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including retirement, stock purchase, health, life insurance and disability plans	Plans are part of our broad-based employee benefits program	Not performance-based

Executive Benefits and Perquisites	Annual executive physical exam, supplemental long-term disability insurance, four weeks of paid vacation, expanded employee discount, stock ownership target planning and tax planning or preparation services	Provide competitive benefits to promote the health, well-being and financial security of our executive officers	Not performance-based

(1)
Special long-term incentive awards were granted only to Messrs. Jackson and Willett during fiscal 2008.

Analysis of Compensation Elements for Group 1 Officers

Base Salary.    The Compensation Committee generally determines base salary levels for the Group 1 Officers and other executive officers early in the fiscal year, with changes becoming effective during the first quarter of each fiscal year. The base salaries for the Group 1 Officers that became effective in the first quarter of fiscal 2008 were established based on an assessment of each Group 1 Officer under our Executive Compensation Framework. For fiscal 2008, the changes in base salaries for the Group 1 Officers and the key factors considered were as follows:

Name	Fiscal 2008 Base Salary	Fiscal 2007 Base Salary	Percent Change	Key Factors

Mr. Anderson	$1,172,995	$1,172,995	—	Internal Factors:
• Highest ranking role in the company
• Ability and passion to foster innovation and change
• High ethical conduct and exemplary values
• Demonstrated progress in identifying and developing future leaders

 External Factors:
• Total cash compensation below median of Fortune 100 and at high end of the peer group range
• Fortune 100 determined to be better comparison than peer group for purposes of evaluating CEO pay due to the size and
				complexity of our business
Mr. Jackson	650,000	600,000	8.3%
Internal Factors:
• Expanded job responsibilities, including oversight of growth business units
• Strong financial acumen and ability to connect company
    strategies with expected financial outcomes
• Advocate for strong corporate governance and effective internal controls

 External Factors:
• Total cash compensation below median of Fortune 100 and at middle-to-high end of the peer group range
• Market data comparison for CFO role does not account for
    expansion of Mr. Jackson's job duties beyond traditional CFO
				role

Mr. Dunn	780,000	750,000	4.0%
Internal Factors:
• Second highest ranking role in the company
• Highly complex position responsible for management of
    dramatic organizational changes
• Strong motivator and powerful brand representative
• Well-respected leader with established record of successful entry into new markets

 External Factors:
• Total cash compensation slightly below median of Fortune 100 and peer group
				• Compensation generally in-line with market
Mr. Willett	700,000	625,000	12.0%
Internal Factors:
• Leader of key international operations that are highly important to company growth
• Demonstrated strategic ability to create multiple growth options facilitated by expansive and diverse business network
• Ability to attract exceptional talent to the company and create leading-edge information technology, supply chain and
    merchandising platforms that produce a competitive advantage

 External Factors:
• Total cash compensation near median of Fortune 100 and at high end of the peer group range
• Compensation at high end of the peer group range due to the high strategic importance of the position, the aggressiveness of our international growth strategy relative to our peer group, and
    Mr. Willett's dual role as chief international executive and chief
				information officer for the company

Short-Term Incentive.    For fiscal 2008, the Group 1 Officers received performance-based, short-term incentive awards pursuant to our Executive Officer STIP. The Executive Officer STIP awards, payable in cash, were expressed as a percentage ranging from 125% to 200% of each Group 1 Officer's base salary, called the "Incentive Target Percentage." The Incentive Target Percentage for each Group 1 Officer was determined based on application of our Executive Compensation Framework, with particular emphasis placed on the internal job ranking of each position. We emphasized internal job ranking because we believe that it is important that a higher percentage of cash compensation be linked to our performance for higher ranking positions. In addition, we considered the value of total cash compensation in light of the external factors described in Base Salary, above, to ensure that we remain competitive in the market for executive talent. Based on actual performance compared with specific goals, the Group 1 Officers could earn zero to two times their Incentive Target Percentage. We call this factor the "Incentive Multiplier." The purpose of the Incentive Multiplier is to modify the incentive payout based on actual performance compared with targets approved by the Compensation Committee. The performance results are translated to company and team performance scores, which are then multiplied to determine the Incentive Multiplier. The formula below shows how the short-term incentive payments were determined for fiscal 2008:

Base Salary × Incentive Target Percentage × Incentive Multiplier(1) = Incentive Payout

(1)
Incentive Multiplier = Company Performance score × Team Performance score

The "Company Performance" score was determined based on our company's Economic Value Added, or EVA® ("EVA") performance for fiscal 2008 compared with a target approved by the Compensation Committee. We believe the use of EVA as a primary incentive factor demonstrates our commitment to linking executive compensation with increasing shareholder value. EVA measures the amount by which our after-tax profits, after certain adjustments, exceed our cost of capital. Certain unplanned events, such as acquisitions and the effect of accounting changes, are excluded for purposes of determining EVA. In fiscal 2008, the favorable impact of our accelerated share repurchase activity, under a program approved by the Board in June 2007, was excluded from the calculation of fiscal 2008 EVA to the extent that the purchase volume under the program exceeded the amount previously authorized by the Board. The EVA target for fiscal 2008 was established based on historical company performance and target-setting practices, as well as investor and market expectations. Based on an analysis of those factors, our fiscal 2008 EVA target was $465 million, equivalent to approximately 15% growth in our earnings per share. For the Group 1 Officers to earn any portion of the short-term incentive awards, the company had to achieve a minimum of $326 million of EVA, or 70% of the target amount. To earn an above-target Company Performance score, the company had to achieve at least $472 million of EVA, or 101% of the target amount. The potential EVA ranges and corresponding Company Performance score values for fiscal 2008 were as follows:

EVA ($ in millions)	Percentage of Target	Company Performance Score

$551 or greater	118% or greater	1.6
472 - 550	101% - 118%	1.1 - 1.4
432 - 471	93% - 101%	1.0
326 - 431	70% - 93%	0.5 - 0.9
Less than 326	Less than 70%	0.0

For fiscal 2008, our actual EVA performance was $438 million, which resulted in a Company Performance score of 1.0. The "Team Performance" score was determined based on the average of the following company metrics: (i) operating income rate; (ii) revenue growth rate; and (iii) selling, general and administrative expenses ("SG&A") rate, all measured in accordance with generally accepted accounting principles ("GAAP"). Our fiscal 2008 performance against each of these metrics was compared with targets approved by the Compensation Committee. The Team Performance targets were derived from the overall EVA objective described above. For fiscal 2008, the potential operating income rate, revenue growth rate and SG&A rate ranges, and corresponding Team Performance scores were as follows:

Operating Income Rate	Revenue Growth Rate	SG&A Rate	Team Performance Score

6.3% or greater	10.1% or greater	17.9% or lower	1.25
6.1% - 6.2%	9.6% - 10.0%	18.0% - 18.1%	1.12
5.9% - 6.0%	9.1% - 9.5%	18.2% - 18.3%	1.0
5.4% - 5.8%	8.0% - 9.0%	18.4% - 18.8%	0.4 - 0.9
Less than 5.4%	Less than 8.0%	18.9% or greater	0.4

For fiscal 2008, our operating income rate was 5.4%, our revenue growth rate was 11.4% and our SG&A rate was 18.5%. Based on these results, the Team Performance score was computed as follows:

Performance Metric	Result	Score

Operating Income Rate	5.4%	0.4
Revenue Growth Rate	11.4%	1.25
SG&A Rate	18.5%	0.9
Team Performance Score(1)		0.85

(1)
The Team Performance score was computed as the average of the scores for all three metrics.

To determine the Incentive Multiplier, the Company Performance and Team Performance scores are multiplied. Based on the actual Company Performance and Team Performance scores, the Incentive Multiplier for fiscal 2008 was 0.85. The fiscal 2008 short-term incentive payments to our Group 1 Officers, as determined based on the formulas described above, were as follows:

	Base Salary	×	Incentive Target Percentage	=	Incentive Target	×	Incentive Multiplier	=	Incentive Payout

Mr. Anderson	$1,172,995		200%		$2,345,990		0.85		$1,994,092
Mr. Jackson	650,000		125		812,500		0.85		—	(1)
Mr. Dunn	775,000		150		1,162,500		0.85		988,125
Mr. Willett	687,500		125		859,375		0.85		730,469

(1)
Mr. Jackson did not receive an Incentive Payout because he terminated employment with us prior to the end of fiscal 2008.

Long-Term Incentive.    Pursuant to our LTIP, established under the Omnibus Plan, we make annual long-term incentive awards to our Group 1 Officers and other eligible employees. For fiscal 2008, our Group 1 Officers, except for Mr. Anderson (who requested that he not be granted a long-term incentive award and that the options to purchase shares that he would have received be contributed to a discretionary award pool to be distributed to employees who are not otherwise eligible to receive LTIP awards) were able to select from among four long-term incentive mix choices, which included combinations of stock options, restricted stock and performance-based awards that are settled in stock or cash. We call this our "LTIP Choice" feature. Each of the incentive mix choices were of substantially similar economic value, but had different risk and reward profiles due to varying performance metrics and award characteristics. The award choices are described in greater detail below. We decided to offer LTIP Choice to our Group 1 Officers because it aligns with our Total Rewards philosophy to provide a greater choice of rewards that are most valued by them. We believe that this approach maximizes the perceived value of the award by the recipient, promotes retention and increases motivation to achieve company objectives. Under LTIP Choice, an initial award value, denominated in stock options, was determined for each participating Group 1 Officer. For fiscal 2008, the value of LTIP awards for the Group 1 Officers was lower compared with awards approved in the prior fiscal year, and was below the median value compared with our peer group of companies and the Fortune 100. The decrease was the result of our decision to direct a greater percentage of overall long-term incentive awards to our store managers in recognition of their significant role in developing relationships with our customers. The initial LTIP award values for the Group 1 Officers were reviewed and approved by the

Compensation Committee. The value of each award was convertible, at pre-established exchange rates, by the Group 1 Officers into the following long-term incentive mix choices:

Incentive Mix

Choice #1	100% Stock Options
Choice #2	50% Stock Options	50% Performance Shares
Choice #3	50% Stock Options	50% Restricted Stock
Choice #4	50% Restricted Stock	50% Performance Units

"Stock Options" are non-qualified stock option awards that have a term of 10 years and become exercisable over a four-year period at the rate of 25% per year, beginning one year from the date of grant. The stock option exercise price is equal to the closing price of our Common Stock on the grant date, as quoted on the NYSE.

"Performance Shares" are a type of performance-based restricted stock award that will be earned if our Common Stock achieves a certain total shareholder return ("TSR") as compared to the TSR of companies that comprise the Standard & Poor's 500 Index during a three-year incentive period which started on March 2, 2008 (the beginning of fiscal 2009), and ends on February 26, 2011 (the end of fiscal 2011), at which time the earned performance shares are scheduled to vest. TSR is the compound annual growth rate that shareholders receive on their investment, including both paid dividends and stock price appreciation. The following is a summary of performance share awards that may be earned based on varying levels of our TSR performance in relation to the TSR performance of the Standard & Poor's 500 Index:

Best Buy TSR vs. TSR of the Standard & Poor's 500 Index Over Three-Year Incentive Period	Percent of Performance Share Award That Will Vest

75th Percentile and Above	150%
50th Percentile and Above, but Less Than 75th Percentile	100% - 149%
40th Percentile and Above, but Less Than 50th Percentile	50% - 99%
25th Percentile and Above, but Less Than 40th Percentile	0% - 49%
Below the 25th Percentile	0%

"Restricted Stock" is another type of performance-based restricted stock award that will be earned if our fiscal 2009 EVA achieves a certain level compared with our fiscal 2009 EVA target as determined by the Compensation Committee. The fiscal 2009 EVA target of $476 million, equivalent to approximately 7% earnings per share growth, was generally determined in the same manner as the fiscal 2008 EVA target. After the number of shares of restricted stock is determined and credited to the Group 1 Officer, the shares will be scheduled to vest on February 26, 2011 (the end of fiscal 2011), provided the Group 1 Officer remains employed with us through that date. The following is a summary of restricted stock awards that may be earned based on varying levels of our fiscal 2009 EVA performance as a percentage of our fiscal 2009 EVA target:

EVA as a Percentage of EVA Target	Percent of Restricted Stock Award That Will be Earned

111% and Above	125%
At least 91% but Less Than 111%	100%
At least 75% but Less Than 91%	75%
Below 75%	0%

"Performance Units" are denominated in U.S. dollars and paid in cash upon vesting. These awards will be earned if our fiscal 2009 EVA achieves a certain level compared with our fiscal 2009 EVA target as determined by the Compensation Committee. The fiscal 2009 EVA target of $476 million, equivalent to approximately 7% earnings per share growth, was generally determined in the same manner as the fiscal 2008 EVA target. After the number of Performance Units is determined and credited to the Group 1 Officer, the Performance Units will be scheduled to vest on February 26, 2011 (the end of fiscal 2011), provided the Group 1 Officer remains employed with us through that date. The following is a summary of Performance Unit awards that may be earned based on varying levels of our fiscal 2009 EVA performance as a percentage of our fiscal 2009 EVA target:

EVA as a Percentage of EVA Target	Dollar Value of Performance Unit Award That Will be Earned

111% and Above	$1.25
At least 91% but Less Than 111%	1.00
At least 75% but Less Than 91%	0.75
Below 75%	0.00

For fiscal 2008, the Group 1 Officers, except for Mr. Anderson who did not receive an LTIP award, selected the following incentive mix choices:

Name	Incentive Mix Choice

Mr. Jackson	Choice #3 — 50% Stock Options, 50% Restricted Stock
Mr. Dunn	Choice #1 — 100% Stock Options
Mr. Willett	Choice #2 — 50% Stock Options, 50% Performance Shares

Additional information regarding the LTIP awards granted to the Group 1 Officers in fiscal 2008 is included in Grants of Plan-Based Awards on page 47.

Special Long-Term Incentives.    From time to time, we grant special long-term incentives for a variety of reasons, including (i) to recognize superior performance, (ii) to provide additional incentive for the achievement of critical business objectives, and (iii) to retain exceptional executive talent. Special long-term incentives can be awarded in various forms, including time and performance-based restricted stock, and discretionary cash awards. In fiscal 2008, we granted special long-term incentive awards to Messrs. Jackson and Willett in the form of time-based restricted stock. The purpose of the award for Mr. Jackson was primarily to promote retention. For Mr. Willett, the purpose of the award was to recognize him for producing substantial business benefits through leadership of our information systems and supply chain restructuring and outsourcing strategy, as well as to promote retention. The Compensation Committee considered the impact of the special awards' values on Messrs. Jackson's and Willett's total compensation, relative to comparable positions within our peer group of companies and the Fortune 100. Including the value of the special long-term incentive award, the total direct compensation for Messrs. Jackson and Willett was between the middle and high end of the range compared with our peer group of companies and the Fortune 100. The Compensation Committee determined that total direct compensation in that range was reasonable because of the important contributions both individuals were expected to make in executing our key business strategies. The shares underlying Mr. Jackson's award were scheduled to vest on April 26, 2010, but were irrevocably forfeited when he terminated employment with us on December 7, 2007. All the shares subject to Mr. Willett's award are also scheduled to vest on April 26, 2010, provided he has been continually employed with us through that date. Additional information regarding the special long-term incentive awards granted to Messrs. Jackson and Willett in fiscal 2008 is included in Grants of Plan-Based Awards on page 47.

Compensation for Group 2 Officers

James L. Muehlbauer

Mr. Muehlbauer was appointed as our Executive Vice President — Finance and Chief Financial Officer, effective April 18, 2008. On September 20, 2007, Mr. Muehlbauer, who had previously served as our Senior Vice President and Chief Financial Officer — Best Buy U.S., was appointed as our interim chief financial officer, pending completion of our search for a permanent chief financial officer. At the time of his appointment as interim chief financial officer, the Compensation Committee approved additional compensation for Mr. Muehlbauer in recognition of his increased company-wide responsibilities. Mr. Muehlbauer's compensation was determined through application of our Executive Compensation Framework, with emphasis on balancing his experience with external market data for comparable positions. For fiscal 2008, Mr. Muehlbauer generally received the same elements of compensation as the Group 1

Officers described in Elements of Compensation beginning on page 30. The individual elements of Mr. Muehlbauer's fiscal 2008 total compensation are discussed below.

Base Salary.    Mr. Muehlbauer's base salary for fiscal 2008 of $349,763 had been set during the first fiscal quarter of the year when the base salaries of all of our executive officers were determined. A base salary adjustment for Mr. Muehlbauer was not made at the time of his appointment as interim chief financial officer. In lieu of a base salary increase and due to the temporary nature of the position, the Compensation Committee approved a $15,000 cash bonus payment for each month Mr. Muehlbauer served in the interim position. The amount of the monthly cash bonus payment was determined based on a review of external market data for comparable positions and in consideration of Mr. Muehlbauer's increased job responsibilities. Short-Term Incentive.    For fiscal 2008, Mr. Muehlbauer received a performance-based, short-term incentive award pursuant to our Corporate Short-Term Incentive Program ("Corporate STIP"). The Corporate STIP award, payable in cash, was expressed as 55% of Mr. Muehlbauer's base salary, or Mr. Muehlbauer's "Incentive Target Percentage." In connection with his appointment as interim chief financial officer, Mr. Muehlbauer's Incentive Target Percentage was increased to 100% of his base salary, based on his level of responsibility compared with similar positions in our peer group of companies and the Fortune 100, and relative to other Best Buy executive officer roles. The Corporate STIP is similar to the Executive Officer STIP, described in Short-Term Incentive on page 32, except that (i) the "Team Performance" metrics are by department and for the Finance department were based on our revenue growth and SG&A rates, and (ii) it included a third "Individual Performance" factor to compute the Incentive Multiplier. The formula below shows how Mr. Muehlbauer's short-term incentive payment was determined for fiscal 2008:

Base Salary × Incentive Target Percentage × Incentive Multiplier(1) = Incentive Payout

(1)
Incentive Multiplier = Company Performance score × Team Performance score × Individual Performance score

The "Company Performance" score was based on our company's fiscal 2008 EVA compared with a target approved by the Compensation Committee. The EVA target and the basis for its establishment were the same as for the Executive Officer STIP described in Short-Term Incentive on page 32. For Mr. Muehlbauer, the potential EVA ranges and corresponding Company Performance score values for fiscal 2008 were as follows:

EVA ($ in millions)	Percentage of Target	Company Performance Score

$551 or greater	118% or greater	1.4
472 - 550	101% - 118%	1.1 - 1.3
432 - 471	93% - 101%	1.0
326 - 431	70% - 93%	0.5 - 0.9
Less than 326	Less than 70%	0.0

For fiscal 2008, our actual EVA performance was $438 million, which resulted in a Company Performance score of 1.0. The "Team Performance" score for the Finance department was determined based on the average of two metrics, our company's revenue growth and SG&A rates, measured in accordance with GAAP. Our fiscal 2008 performance against both metrics was compared with targets approved by the Compensation Committee. The Team Performance targets were derived from the overall EVA objective described above. For fiscal 2008, the potential revenue growth rate and SG&A rate ranges, and corresponding Team Performance scores for Mr. Muehlbauer, were as follows:

Revenue Growth Rate	SG&A Rate	Team Performance Score

10.1% or greater	17.9% or lower	1.2
9.6% - 10.0%	18.0% - 18.1%	1.1
9.1% - 9.5%	18.2% - 18.3%	1.0
8.0% - 9.0%	18.4% - 18.8%	0.4 - 0.9
Less than 8.0%	18.9% or greater	0.4

For fiscal 2008, our revenue growth rate was 11.4% and our SG&A rate was 18.5%. Based on these results, the Team Performance score for Mr. Muehlbauer was computed as follows:

Performance Metric	Result	Score

Revenue Growth Rate	11.4%	1.2
SG&A Rate	18.5%	0.9
Team Performance Score(1)		1.05

(1)
The Team Performance score was computed as the average of the scores for both metrics.

The "Individual Performance" score was determined based on our annual performance appraisal which included an assessment of Mr. Muehlbauer's achievement of individual goals and his demonstration of Best Buy's values. Depending on his performance, the corresponding score could range from 0.0 to 1.2. For fiscal 2008, Mr. Muehlbauer received an Individual Performance score of 1.1.

To determine the Incentive Multiplier, the Company Performance, Team Performance and Individual Performance scores are multiplied. Based on the actual Company Performance and Team Performance scores, and Mr. Muehlbauer's Individual Performance score, his Incentive Multiplier for fiscal 2008 was 1.16. The fiscal 2008, short-term incentive payment to Mr. Muehlbauer, as determined based on the formulas described above, was as follows:

	Base Salary		×	Incentive Target Percentage		=	Incentive Target	×	Incentive Multiplier	=	Incentive Payout

Mr. Muehlbauer	$345,646	(1)		55%/100%	(2)		$255,686		1.16		$296,596

(1)
Does not include a $15,000 monthly cash bonus Mr. Muehlbauer received for each month he serves as our interim chief financial officer.

(2)
The Incentive Target Percentage for Mr. Muehlbauer was increased from 55% to 100% in connection with his appointment as our interim chief financial officer in September 2007. For fiscal 2008, the short-term incentive payment for Mr. Muehlbauer was computed proportionately based on the number of months he served in each position.

Long-Term Incentive.    For fiscal 2008, Mr. Muehlbauer participated in our LTIP. Pursuant to the "LTIP Choice" feature, Mr. Muehlbauer was able to select from among four long-term incentive mix choices, which included combinations of stock options, restricted stock and performance-based awards that are settled in stock or cash. Our LTIP Choice feature is described in greater detail in Long-Term Incentive beginning on page 34. Mr. Muehlbauer selected Choice #1, 100% Stock Options. At the time the award was approved, Mr. Muehlbauer had not yet been appointed as interim chief financial officer. As such, the number of Stock Options subject to the award was determined in the same manner as LTIP awards granted to our other senior vice presidents. The initial award values for senior vice presidents were determined based on a review of retail and general industry market data for comparable positions and were subject to adjustment based on the results of our talent assessment process. Additional information regarding the LTIP award granted to Mr. Muehlbauer in fiscal 2008 is included in Grants of Plan-Based Awards on page 47.

Special Long-Term Incentive In fiscal 2008, we granted Mr. Muehlbauer a special long-term incentive award in the form of additional Stock Options. We granted the award to compensate Mr. Muehlbauer for the increased responsibility he assumed as interim chief financial officer and to strengthen the alignment of his interests with our long-term success. The amount of the award was determined based on retail and general industry market data for comparable positions. Additional information regarding the special long-term incentive award granted to Mr. Muehlbauer in fiscal 2008 is included in Grants of Plan-Based Awards on page 47.

Kevin T. Layden

Effective as of January 4, 2008, Mr. Layden was appointed as our Chief Operating Officer — Best Buy International. Prior to that, he served as President and Chief Operating Officer — Best Buy Canada.

Base Salary.    Mr. Layden's base salary at the beginning of fiscal 2008 was $773,647 and was determined during the first quarter of fiscal 2007. During the second quarter of fiscal 2008, the Compensation Committee approved a 3.5% increase in Mr. Layden's base salary to $800,724. The increase was determined based on consideration of comparative market data for similar executive positions in Canada, the compensation levels for our other executive officers of similar rank and the strong performance of our Canada business. However, the increase in Mr. Layden's base salary was limited because his compensation was in the upper range of similarly ranked executive officers within the company. Short-Term Incentive.    For fiscal 2008, Mr. Layden received a performance-based, short-term incentive award pursuant to our International Short-Term Incentive Program ("International STIP"). He received an award under the International STIP because he was serving as President and Chief Operating Officer — Best Buy Canada during the first fiscal quarter of the year when short-term incentives were awarded. Key leaders in our international segment participated in the International STIP to promote the alignment of their interests in executing our international strategy. The International STIP award, payable in cash, was expressed as 75% of Mr. Layden's base salary, or Mr. Layden's "Incentive Target Percentage." The Incentive Target Percentage was determined based on Mr. Layden's level of responsibility compared with other executive positions in the Canada market and relative to other Best Buy executive officer roles. The International STIP is similar to the Executive Officer STIP, described in Short-Term Incentive on page 32, except that (i) the "Company Performance" metric was replaced by an "International Performance" metric based on the operating profit generated by our international segment, (ii) the "Team Performance" metric was replaced by a "Canada Team Performance" metric based on operating profit and revenue for our Canada business, and (iii) it included a third "Individual Performance" factor to compute the Incentive Multiplier. The formula below shows how Mr. Layden's short-term incentive payment was determined for fiscal 2008:

Base Salary × Incentive Target Percentage × Incentive Multiplier(1) = Incentive Payout

(1)
Incentive Multiplier = International Performance score × Canada Team Performance score × Individual Performance score

The "International Performance" score was determined based on the fiscal 2008 operating profit generated by our international segment compared with a target set by management and measured in accordance with GAAP, subject to adjustment for accounting changes and corporate allocations. To eliminate the impact of foreign currency fluctuations for incentive compensation purposes, our international segment's performance targets and actual operating profit were determined based on budget exchange rates established for each country in which we conduct business operations. For fiscal 2008, the international operating profit target was

$123 million. For Mr. Layden to earn any portion of his short-term incentive award, our international segment had to achieve a minimum of $85 million of operating profit, or 70% of the target amount. To earn an above-target International Performance score, our international segment had to achieve at least $124 million of operating profit, or 101% of the target amount. The potential operating profit ranges and corresponding International Performance score values for fiscal 2008 were as follows:

International Operating Profit ($ in millions)	Percentage of Target	International Performance Score

$145 or greater	118% or greater	1.4
124 - 145	101% - 118%	1.1 - 1.3
114 - 123	93% - 101%	1.0
85 - 113	70% - 93%	0.5 - 0.9
Less than 85	Less than 70%	0.0

For fiscal 2008, the operating profit for our international segment was $133 million, which resulted in an International Performance score of 1.2.

The "Canada Team Performance" score was determined based on equally weighted operating profit and revenue metrics for our Canada business. The fiscal 2008 performance of our Canada business for each of these metrics was compared with targets set by management and measured in accordance with GAAP, subject to adjustment for accounting changes and the financial impact of unplanned store openings. For presentation purposes, Canada performance targets and actual operating profit and revenue results are reported based on the same budget exchange rate used for determining the Canada component of our international segment's operating profit. The potential Canada operating profit ranges, and corresponding score values for fiscal 2008 were as follows:

Canada Operating Profit ($ in millions)	Canada Team Performance Score (50% weight)

$164 or greater	1.2
156 - 163	1.1
149 - 155	1.0
112 - 148	0.5 - 0.9
Less than 112	0.4

The potential Canada revenue ranges and corresponding score values for fiscal 2008 were as follows:

Canada Revenue ($ in millions)	Canada Team Performance Score (50% weight)

$4,723 or greater	1.2
4,614 - 4,722	1.1
4,499 - 4,613	1.0
4,498 or less	0.8 - 0.9

For fiscal 2008, our Canada business had operating profit of $184 million and revenue of $4,746 million. Based on these results, the Canada Team Performance score was computed as follows:

Performance Metric	Result ($ in millions)	Score

Canada Operating Profit	$184	1.2
Canada Revenue	$4,746	1.2
Canada Team Performance Score(1)		1.2

(1)
The Canada Team Performance score was computed as the average of the scores for both metrics.

The "Individual Performance" score was determined based on our annual performance appraisal which included an assessment of Mr. Layden's achievement of individual goals and his demonstration of Best Buy's values. Depending on individual performance, the corresponding score could range from 0.0 to 1.2. For fiscal 2008, Mr. Layden received an Individual Performance score of 1.1.

To determine the Incentive Multiplier, the International Performance, Canada Team Performance and Individual Performance scores are multiplied. Based on the actual International Performance and Canada Team Performance scores, and Mr. Layden's Individual Performance score, his Incentive Multiplier for fiscal 2008 was 1.584.

The fiscal 2008, short-term incentive payment to Mr. Layden, as determined based on the formulas described above, was as follows:

	Base Salary	×	Incentive Target Percentage	=	Incentive Target	×	Incentive Multiplier	=	Incentive Payout

Mr. Layden(1)	$796,212(2)		75%		$597,159		1.584		$945,900

(1)
Cash compensation for Mr. Layden is paid in Canadian dollars. The amounts expressed are denominated in U.S. dollars based on the average exchange rate of 1.0438 Canadian dollars to 1.00 U.S. dollar during fiscal 2008.

(2)
Weighted average base salary during fiscal 2008.

Long-Term Incentive.    For fiscal 2008, Mr. Layden participated in our Canada long-term incentive program ("Canada LTIP") because he was a resident of Canada and was serving as President and Chief Operating Officer — Best Buy Canada at the time annual long-term incentive awards were approved. The Canada LTIP does not include an "LTIP Choice" feature and awards are generally made in the form of stock options. All awards under the Canada LTIP are subject to approval by the Compensation Committee. For fiscal 2008, Mr. Layden received a long-term incentive award comprised of Stock Options. The number of Stock Options subject to the award was comparable to the long-term incentive awards granted to our other similarly ranked executive officers in the United States and was determined based on a review of retail and general industry market data for comparable positions. Additional information regarding the Canada LTIP award granted to Mr. Layden in fiscal 2008 is included in Grants of Plan-Based Awards on page 47.

Special Cash Bonus Award.    Mr. Layden received a special cash bonus award during fiscal 2008, which was reviewed and approved by the Compensation Committee. The purpose of the cash bonus award was to recognize Mr. Layden for his contributions to the strong fiscal 2007 financial performance of our Canada business. In fiscal 2007, under Mr. Layden's leadership, our Canada business doubled its operating income compared with the prior fiscal year, posted a low double-digit comparable store sales gain and increased its market share. Additional information regarding the special cash bonus awarded to Mr. Layden in fiscal 2008 is included in the Summary Compensation Table on page 45.

Other Compensation Matters

The programs and policies described below are generally applicable to all our named executive officers, unless otherwise noted.

Benefits and Perquisites.    Our named executive officers are generally offered the same employee benefits and perquisites offered to all U.S.-based employees, as summarized in the table below:

Benefit or Perquisite	All Full-Time U.S.-Based Employees		Named Executive Officers

Automobile Allowance			✓	(1)
Deferred Compensation Plan	✓	(2)	✓	(4)
Employee Discount	✓		✓
— Expanded Employee Discount(3)			✓	(4)
Employee Stock Purchase Plan	✓		✓
Health Insurance	✓		✓
— Executive Physical Exam			✓
Life Insurance	✓		✓
Long-Term Disability	✓		✓
— Executive Long-Term Disability			✓	(4)
Paid Time Off	✓		✓
Retirement Savings Plan	✓		✓	(4)
Short-Term Disability	✓		✓
Stock Ownership Target Planning			✓	(4)
Tax Planning and Preparation			✓	(4)

(1)
Only Mr. Layden received an automobile allowance in fiscal 2008. Mr. Layden will no longer receive an automobile allowance beginning in fiscal 2009.

(2)
Only highly compensated employees and directors are eligible to participate in the Deferred Compensation Plan.

(3)
Our named executive officers are eligible to receive the same employee discount at Best Buy stores as all employees. However, they are also eligible to receive a discount at stores operated by certain of our subsidiaries that is not generally available to all employees.

(4)
Mr. Layden is not eligible to receive the benefit or perquisite.

We provide the executive benefits and perquisites denoted above to compete for executive talent and to promote the health, well-being and financial security of our named executive officers. A description of executive benefits and perquisites, and the costs associated with providing them for the named executive officers, are reflected in the "All Other Compensation" column of the Summary Compensation Table on page 45.

Retirement Savings Plan.    Our Retirement Savings Plan is intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). All of our named executive officers, except Mr. Layden who is a Canada-based employee, are eligible to participate in the plan. The plan provides a safe harbor that allows U.S.-based employees to contribute pre-tax income and immediately vest in company matching contributions. The plan is expected to provide an improved opportunity for such employees, including our U.S.-based named executive officers, to achieve retirement income security. However, the plan is not expected to provide sufficient income replacement relative to our named executive officers' anticipated retirement needs. The potential retirement income gap for our U.S.-based named executive officers may be filled by other reward elements, including long-term incentives, or by the deferral of a portion of base salary or short-term incentive awards under our Deferred Compensation Plan. Under the Retirement Savings Plan, we match employee contributions, including those made by our U.S.-based named executive officers, at rates approved by the Compensation Committee. For fiscal 2008, we matched 100% of the first 3% and 50% of the next 2% of eligible pre-tax earnings (up to IRS limits) contributed by plan participants.

Although we currently intend to continue the Retirement Savings Plan, as well as to make matching contributions, the Compensation Committee may terminate the plan or discontinue the matching contributions at its sole discretion. If the Retirement Savings Plan were to be terminated, all company-matching funds would immediately vest. JPMorgan Chase has served as the trustee for the Retirement Savings Plan since April 1, 2004. We do not sponsor any other retirement plans in which our named executive officers participate.

Deferred Compensation Plan.    We sponsor an unfunded, unsecured Deferred Compensation Plan. We believe the plan provides a tax-deferred retirement savings vehicle that plays an important role in attracting and retaining executive talent. Additional information about our Deferred Compensation Plan is included in Non-Qualified Deferred Compensation Plan on page 50.

Equity Award Grant Practices

All equity-based incentive awards, including awards to our named executive officers and directors, must be approved by the Compensation Committee.

Timing of Awards.    Annual long-term incentive awards are granted in October of each year. Discretionary long-term incentive awards are granted in April and October of each year. Special long-term incentive awards may be granted at any time, as deemed necessary for new hires, promotions, recognition or retention purposes. In April of each year, the Compensation Committee considers a stock option grant for directors. The Compensation Committee also considers stock option grants for new directors upon their appointment to the Board. We do not coordinate or time the release of material information around our grant dates in order to affect the value of the compensation. Our named executive officers do not play a role in the selection of grant dates.

Determination of Grant Date.    The grant date is the date that the Compensation Committee approves the equity award.

Determination of Exercise Price.    The exercise price for stock option awards is equal to the last reported sale price of our Common Stock, as quoted on the NYSE, on the grant date. Under the terms of the Omnibus Plan, we may not grant stock options at a discount to fair market value. Unless otherwise determined by the Compensation Committee, "fair market value" as of a given date is the closing sale price of our Common

Stock as quoted on the NYSE on such date or, if the shares were not traded on that date, the most recent preceding date when the shares were traded.

Repricing of Stock Options.    Under the terms of our Omnibus Plan, a stock option may not, without the approval of our shareholders, be: (i) amended to reduce its initial exercise price, except in the case of a stock split or similar event; or (ii) canceled and replaced by a stock option having a lower exercise price.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines to promote the alignment of officer and shareholder interests and to encourage behaviors that have a positive influence on stock price appreciation and total shareholder return. The guidelines apply to all officers, including the named executive officers, and are part of an effort to encourage employee stock ownership. Under the guidelines, our officers, including the named executive officers, are expected to acquire ownership of a fixed number of shares, based on their position, within five fiscal years of assuming their current position. The stock ownership expectation generally remains effective for as long as the officer holds the position. The guidelines provide for stock ownership levels for our named executive officers as follows:

Name	Ownership Target	(1)

Mr. Anderson	140,000 shares
Mr. Jackson	55,000 shares
Mr. Dunn	70,000 shares
Mr. Willett	55,000 shares
Mr. Muehlbauer	15,000 shares	(2)
Mr. Layden	35,000 shares

(1)
Ownership targets will be adjusted for stock splits, stock dividends or similar events.

(2)
Mr. Muehlbauer's ownership target was not increased in connection with his appointment as interim chief financial officer and is consistent with the ownership target level for company senior vice presidents.

The Compensation Committee reviews progress toward achievement of the ownership target at least annually. In addition to shares personally owned by each officer, the following forms of stock ownership count toward the ownership target:

  •
  Equivalent shares owned in the Best Buy Stock Fund within our Retirement Savings Plan; and

  •
  50% of non-vested performance shares (based on TSR) granted under our LTIP.

Until the ownership target is met, officers are expected to retain: (i) 25% of net proceeds received from the exercise of a stock option in the form of Best Buy Common Stock; and (ii) 100% of shares net of taxes issued in connection with the lapse of restrictions on restricted stock or performance share awards.

Tax and Other Considerations

Tax Deductibility of Compensation.    Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the Chief Executive Officer or any of the three other most highly compensated executive officers, unless the compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. It is intended that all performance-based compensation paid in fiscal 2008 to our named executive officers under the plans and programs described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m), or because the payment of amounts in excess of $1 million qualify as performance-based compensation under the provisions of Section 162(m).

We believe that it is important to continue to be able to take available company tax deductions with respect to the compensation paid to our named executive officers. Therefore, we strive to take all actions that may be necessary under Section 162(m) to qualify for available tax deductions related to executive compensation. We do not, however, make compensation decisions based solely on the availability of a deduction under Section 162(m).

Accounting Treatment.    We account for stock-based awards based on their grant date fair value, as determined under SFAS No. 123(R), Share-Based Payment. Compensation expense for these awards is recognized on a straight-line basis over the requisite service period of the award (or to an employee's eligible retirement date, if earlier). If the award is subject to a performance condition, however, the cost will vary based on our estimate of the number of shares that will ultimately vest.

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008, and in this Proxy Statement.

  COMPENSATION AND HUMAN RESOURCES COMMITTEE

    Frank D. Trestman, Chairman
    Kathy J. Higgins Victor
    Ronald James
    Hatim A. Tyabji

Compensation of Executive Officers

Summary Compensation Table

The table below summarizes the total compensation earned by each of our named executive officers during fiscal 2008:

Name and Title	Fiscal Year	Base Salary	(1)	Bonus		(2)	Stock Awards		(3)	Option Awards		(4)	Non-Equity Incentive Plan Compensation	(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings		(6)	All Other Compensation	(7)	Total

Bradbury H. Anderson Vice Chairman and Chief Executive Officer	2008 2007	$1,172,995 1,172,995		$	— —		$413,635 1,289,219			$	— 453,605		$1,994,092 2,650,969		$	— —		$16,151 30,116		$3,596,873 5,596,904
James L. Muehlbauer Executive Vice President — Finance and Chief Financial Officer (former Enterprise Chief Financial Officer (Interim))	2008 2007	345,013 320,251			75,000 — (8)		111,169 109,037				449,362 431,348		296,596 176,491			— —		10,099 12,481		1,287,239 1,049,608
Darren R. Jackson former Executive Vice President — Finance and Chief Financial Officer(9)	2008 2007	546,452 597,643			— —		(868,745 1,130,530	)(10)			854,862 1,038,195		— 847,500			— —		12,364 9,093		544,933 3,622,961
Brian J. Dunn President and Chief Operating Officer	2008 2007	774,231 746,309			— —		405,841 1,293,525				1,692,097 1,213,084		988,125 1,271,250			— —		11,980 19,506		3,872,274 4,543,674
Robert A. Willett Chief Executive Officer — Best Buy International and Chief Information Officer	2008 2007	685,577 622,962			— —		1,481,914 3,580,226		(11) (11)		1,749,882 3,492,471	(11) (11)	730,469 882,813			— —		29,893 14,358		4,677,735 8,592,830
Kevin T. Layden Chief Operating Officer — Best Buy International(12)	2008 2007	792,393 772,910			862,234 — (13)		— —				1,024,078 996,239		945,900 1,113,094			— —		22,993 27,837		3,647,598 2,910,080

(1)
These amounts are before any deferrals under the Deferred Compensation Plan. Additional information about deferred amounts can be found in the Non-Qualified Deferred Compensation table on page 50.

(2)
The Group 1 Officers were not entitled to receive any payment that would be categorized as a "Bonus" payment for fiscal 2008.

(3)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2008, in accordance with SFAS No. 123(R), for stock-based incentive awards granted under our long-term incentive programs. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. The other assumptions used in calculating these amounts are set forth in Note 5, Shareholders' Equity, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008. We recognize compensation expense on a straight-line basis over the requisite service period of the award (or to an employee's eligible retirement date, if earlier) and, for performance-based awards, we adjust the expense based on an assessment of the likelihood that the performance targets will be achieved.

(4)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2008, in accordance with SFAS No. 123(R), for stock options granted under our long-term incentive programs. The assumptions used in calculating these amounts are set forth in Note 5, Shareholders' Equity, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008.

(5)
These amounts reflect short-term incentive payments made under our Executive Officer STIP, Corporate STIP and International STIP, as applicable. The respective short-term incentive programs are described in Short-Term Incentive for Messrs. Anderson, Jackson, Dunn and Willett beginning on page 32; for Mr. Muehlbauer beginning on page 37; and for Mr. Layden beginning on page 39.

(6)
We do not provide guaranteed, above-market or preferential earnings on compensation deferred under our Deferred Compensation Plan. The investment options available for notional investment of deferred compensation are similar to those available under our Retirement Savings Plan and are described in Non-Qualified Deferred Compensation on page 50.

(7)
For fiscal 2008, these amounts include all other compensation as described in the following table:

	Retirement Plan Contribution	(a)	Life and Long-Term Disability Insurance Premiums	(b)	Tax Services Reimbursement	(c)	Executive Physical	(d)	Other		Total

Bradbury H. Anderson	$7,875		$5,262		$2,014		$—		$1,000	(e)	$16,151
James L. Muehlbauer	8,757		1,342		—		—		—		10,099
Darren R. Jackson	8,077		1,212		—		3,075		—		12,364
Brian J. Dunn	8,037		2,070		1,873		—		—		11,980
Robert A. Willett	7,096		5,968		—		—		16,829	(f)	29,893
Kevin T. Layden	—		—		—		—		22,993	(g)	22,993

  (a)
  These amounts reflect our matching contributions to the named executive officer's Retirement Savings Plan account.

  (b)
  These amounts reflect the portions of premiums paid by us for: (i) life insurance coverage exceeding $50,000, and (ii) supplemental executive long-term disability insurance.

  (c)
  These amounts reflect reimbursement for tax planning and preparation expenses.

  (d)
  The amount in this column reflects payment for a physical exam.

  (e)
  The amount reflects an automobile allowance which was terminated effective May 1, 2007.

  (f)
  The amount reflects immigration-related payments and payments for personal car storage and parking.

  (g)
  The amount reflects an automobile allowance which was terminated effective March 1, 2008.

(8)
The amount reflects monthly cash bonus payments made in connection with Mr. Muehlbauer's service as our interim chief financial officer.

(9)
Mr. Jackson terminated his employment with us on December 7, 2007. Fiscal 2008 amounts reflect compensation earned by Mr. Jackson through his date of termination.

(10)
The amount of expense recognized for financial statement reporting purposes for fiscal 2008 reflects the reversal of expense previously recognized with respect to stock awards that were forfeited by Mr. Jackson when he terminated employment with us in accordance with SFAS No. 123(R).

(11)
The amount of expense recognized for financial statement reporting purposes for fiscal 2008 and 2007 was accelerated with respect to certain awards depending on their retirement provisions to reflect Mr. Willett's retirement eligibility in accordance with SFAS No. 123(R).

(12)
Cash compensation for Mr. Layden is paid in Canadian dollars. Amounts expressed are denominated in U.S. dollars based on the average exchange rate of 1.0438 Canadian dollars to 1.00 U.S. dollar during fiscal 2008.

(13)
The amount reflects a discretionary cash bonus paid to Mr. Layden in recognition of the strong fiscal 2007 performance of our Canada business, as more fully described in Special Cash Bonus Award on page 41.

Grants of Plan-Based Awards

The table below summarizes grants under our long-term incentive programs to each of our named executive officers during fiscal 2008:

											All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
					Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($/Sh)
	Grant Date		Grant Date Fair Value	(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			(2)		(2)

Bradbury H. Anderson(3)	—		$—		—	—	—	—	—	—	—	—		$—
James L. Muehlbauer	10/18/2007		650,194		—	—	—	—	—	—	—	40,970		47.84
Darren R. Jackson(4)	4/26/2007 10/18/2007 10/18/2007	(5) (6)	2,999,983 876,818 881,069		— — —	— — —	— — —	— — 13,812	— — 18,417	— — 23,021	62,292 — —	— 55,250 —		— 47.84 —
Brian J. Dunn	10/18/2007		2,190,060		—	—	—	—	—	—	—	138,000		47.84
Robert A. Willett	4/26/2007 10/18/2007 10/18/2007	(5) (7)	4,999,971 876,818 961,158		— — —	— — —	— — —	— — 184	— — 18,417	— — 27,625	103,820 — —	— 55,250 —		— 47.84 —
Kevin T. Layden	10/18/2007		634,800		—	—	—	—	—	—	—	40,000		47.84

(1)
These amounts reflect the aggregate value of the award on the grant date determined in accordance with SFAS No. 123(R).

(2)
Non-qualified stock options that have a term of 10 years and become exercisable over a four-year period at the rate of 25% per year, beginning one year from the grant date. The option exercise price is equal to the closing price of our Common Stock on the grant date, as quoted on the NYSE. The Stock Option awards are described in greater detail in Long-Term Incentive beginning on page 34.

(3)
At his request, Mr. Anderson did not receive any LTIP awards during fiscal 2008.

(4)
All plan-based awards granted to Mr. Jackson during fiscal 2008 were irrevocably forfeited when he terminated employment with us on December 7, 2007.

(5)
Time-based restricted stock award, scheduled to vest 100% on April 26, 2010, provided that the executive has been continually employed with us through that date.

(6)
Performance-based restricted stock award, scheduled to vest in a range from 0% to 100% on February 26, 2011 (end of fiscal 2011) depending on our fiscal 2009 EVA performance compared with our fiscal 2009 EVA target, as determined by the Compensation Committee. The award and related performance targets are described in greater detail in Long-Term Incentive beginning on page 34.

(7)
Performance-based restricted stock award, scheduled to vest in a range from 0% to 100% on February 26, 2011 (end of fiscal 2011), depending on the level of TSR achieved by our Common Stock compared to the TSR of companies that comprise the S&P 500 during a three-year incentive period. The award and related performance targets are described in greater detail in Long-Term Incentive beginning on page 34.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of equity awards outstanding for each of the named executive officers as of the end of fiscal 2008:

	Option Awards						Stock Awards
Name	Option Grant Date	(1)(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Right That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(3)

Bradbury H. Anderson	4/14/2003 1/16/2003 4/11/2002 4/27/2001 4/14/2000 4/16/1999 4/24/1998		11,250 112,500 348,750 348,750 371,250 146,250 195,000		$20.65 19.11 34.18 24.71 31.17 23.19 7.64	4/13/2013 1/15/2013 4/10/2012 4/26/2011 4/13/2010 4/15/2009 4/23/2008	5/18/2006	(4)			94,966	$4,084,488

James L. Muehlbauer	10/18/2007 10/23/2006 11/8/2005 10/11/2004 11/3/2003 1/16/2003 4/11/2002 3/4/2002		2,595 15,026 21,375 25,500 7,500 16,875 4,220	40,970 7,785 15,027 7,125	$47.84 55.46 46.80 36.73 39.59 19.11 34.18 31.04	10/17/2017 10/22/2016 11/7/2015 10/10/2014 11/2/2013 1/15/2013 4/10/2012 3/3/2012	10/23/2006 6/20/2006	(5) (6)	1,250	$53,763	5,190	223,222

Brian J. Dunn	10/18/2007 10/23/2006 11/8/2005 10/11/2004 11/3/2003 1/16/2003 4/11/2002 4/27/2001 12/15/2000 4/14/2000 4/16/1999		34,500 40,000 35,437 51,750 30,000 65,588 48,938 4,923 16,875 16,875	138,000 103,500 40,000 11,813	$47.84 55.46 46.80 36.73 39.59 19.11 34.18 24.71 11.11 31.17 23.19	10/17/2017 10/22/2016 11/7/2015 10/10/2014 11/2/2013 1/15/2013 4/10/2012 4/26/2011 12/14/2010 4/13/2010 4/15/2009	5/18/2006	(4)			85,470	$3,676,065

Robert A. Willett	10/18/2007 10/23/2006 11/8/2005 10/11/2004 4/23/2004 4/12/2002		27,625 15,002 33,750 112,500 11,250	55,250 82,875 15,003 11,250 37,500	$47.84 55.46 46.80 36.73 37.00 34.44	10/17/2017 10/22/2016 11/7/2015 10/10/2014 4/22/2014 4/11/2012	10/18/2007 4/26/2007 5/18/2006 11/8/2005	(7) (8) (4) (9)	103,820	$4,465,298	18,417 75,973 15,003	$792,115 3,267,599 645,279

Kevin T. Layden	10/18/2007 10/23/2006 11/8/2005 10/11/2004 12/4/2003 11/3/2003 1/16/2003		10,196 30,004 51,750 22,500 37,500 7,500	40,000 30,589 30,005 17,250	$47.84 55.46 46.80 36.73 36.10 39.59 19.11	10/17/2017 10/22/2016 11/7/2015 10/10/2014 12/3/2013 11/2/2013 1/15/2003

(1)
For a better understanding of the equity awards included in this table, we have provided the grant date of each award.

(2)
All stock option awards reported become exercisable over a four-year period at the rate of 25% per year, beginning one year from the grant date indicated, except for the following grants which became exercisable immediately: (i) the grant to Mr. Willett on April 12, 2002 — 11,250 shares; and (ii) the grants to Mr. Anderson for his service as a director on April 14, 2003 — 11,250 shares; April 11, 2002 — 11,250 shares; April 27, 2001 — 11,250 shares; April 14, 2000 — 11,250 shares; April 16, 1999 — 11,250 shares; and April 24, 1998 — 45,000 shares.

(3)
These values were determined based on the closing price of Best Buy Common Stock on February 29, 2008, the last trading day in fiscal 2008. The closing price as reported by the NYSE on February 29, 2008, was $43.01.

(4)
Performance-based restricted stock award that will be earned depending on the level of achievement of the following four metrics, each of which carries equal weight: (i) EVA growth; (ii) revenue growth; (iii) Best Buy Common Stock price; and (iv) talent management. The earned portion of the award, if any, is scheduled to vest on February 28, 2009, but must be held by the executive for a period of two years.

(5)
Performance-based restricted stock award, scheduled to vest in a range from 0% to 100% on February 27, 2010 (end of fiscal 2010), depending on the level of TSR achieved by our Common Stock compared to the TSR of companies that comprise the S&P 500 during a three-year incentive period.

(6)
Time-based restricted stock award that vested 25% on the grant date and 25% on the first anniversary of the grant date, and is scheduled to vest 25% on each of the next two anniversaries of the grant date. The remaining 1,250 unvested shares are scheduled to vest in equal amounts of 625 shares on June 20, 2008, and June 20, 2009, respectively.

(7)
Performance-based restricted stock award, scheduled to vest in a range from 0% to 100% on February 26, 2011 (end of fiscal 2011), depending on the level of TSR achieved by our Common Stock compared to the TSR of companies that comprise the S&P 500 during a three-year incentive period.

(8)
Time-based restricted stock award, scheduled to vest 100% on April 26, 2010, provided that the executive has been continually employed with us through that date.

(9)
Performance-based restricted stock award, scheduled to vest in a range from 0% to 100% on November 8, 2008, depending on the level of TSR achieved by our Common Stock compared to the TSR of companies that comprise the S&P 500 during a three-year incentive period.

Options Exercised and Stock Vested

The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our named executive officers during fiscal 2008:

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise	(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)	(2)

Bradbury H. Anderson	1,050,000	(3)	$46,078,257		—		$—
James L. Muehlbauer	—		—		625	(4)	28,075
Darren R. Jackson	257,217	(5)	4,352,752		—	(6)	—
Brian J. Dunn	—		—		—	(6)	—
Robert A. Willett	—		—		—	(6)	—
Kevin T. Layden	—		—		—		—

(1)
Value based on market value of Best Buy Common Stock at the time of exercise, minus the exercise cost.

(2)
Value based on the closing market price of Best Buy Common Stock on the vesting date.

(3)
Mr. Anderson exercised options to purchase 358,500 shares on April 10, 2007, at an exercise price of $1.42 and an average market price of $47.45; 301,500 shares on April 11, 2007, at an exercise price of $1.42 and an average market price of $47.19; 65,000 shares on August 8, 2007, at an exercise price of $7.64 and an average market price of $45.25; 130,000 shares on September 18, 2007, at an exercise price of $7.64 and a market price of $46.84; 65,000 shares on October 8, 2007, at an exercise price of $7.64 and a market price of $48.95; 65,000 shares on November 23, 2007, at an exercise price of $7.64 and a market price of $48.00; and 65,000 shares on December 10, 2007, at an exercise price of $7.64 and a market price of $52.70.

(4)
Time-based restricted shares, granted on June 20, 2006, that vested 25% on the grant date, vested 25% on the first anniversary of the grant date, and are scheduled to vest 25% on each of the next two anniversaries of the grant date. The number reported reflects the portion of the award that vested on June 20, 2007. Mr. Muehlbauer also had performance-based restricted shares, granted on October 11, 2004, that were conditioned on the achievement of a certain level of TSR by our Common Stock compared to the TSR of companies that comprise the S&P 500 during a three-year incentive period that ended October 11,

  2007. Because the level of TSR achieved by our Common Stock during the incentive period did not reach the threshold level required for any portion of the award to vest, all of the restricted shares were irrevocably forfeited.

(5)
Mr. Jackson exercised options to purchase 30,000 shares on August 17, 2007, at an exercise price of $19.11 and a market price of $43.38; 30,004 shares on December 20, 2007, at an exercise price of $46.80 and a market price of $51.35; 47,250 shares on December 20, 2007, at an exercise price of $39.59 and a market price of $51.34; 65,588 shares on December 20, 2007, at an exercise price of $34.18 and a market price of $51.16; 48,938 shares on December 20, 2007, at an exercise price of $24.71 and a market price of $51.19; and 35,437 shares on December 20, 2007, at an exercise price of $36.73 and a market price of $51.50.

(6)
Performance-based restricted shares, granted on October 11, 2004, that were conditioned on the achievement of a certain level of TSR by our Common Stock compared to the TSR of companies that comprise the S&P 500 during a three-year incentive period ended that October 11, 2007. Because the level of TSR achieved by our Common Stock during the incentive period did not reach the threshold level required for any portion of the award to vest, all of the restricted shares were irrevocably forfeited.

Non-Qualified Deferred Compensation

The following table shows the account balances at March 1, 2008, and the contributions and earnings during fiscal 2008, for our named executive officers under our Deferred Compensation Plan, an unfunded, unsecured plan. The Deferred Compensation Plan allows highly compensated employees, including the named executive officers, and directors to defer:

  •
  Up to 75% of base salary; and

  •
  Up to 100% of short-term incentive compensation or director fees, as applicable.

Name	Executive Contributions in Fiscal 2008	(1)	Registrant Contributions in Fiscal 2008	Aggregate Earnings in Fiscal 2008	Aggregate Withdrawals/ Contributions		Aggregate Balance at March 3, 2008	(2)

Bradbury H. Anderson	$—		$—	$132,975	$—		$3,632,522
James L. Muehlbauer	65,476		—	(39,098)	—		911,250
Darren R. Jackson	409,839		—	159,763	2,677,079	(3)	869,664
Brian J. Dunn	—		—	—	—		—
Robert A. Willett	—		—	—	—		—
Kevin T. Layden	—		—	—	—		—

(1)
These amounts were also reported as either "Base Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table on page 45.

(2)
These amounts were reported under "Base Salary," "Bonus" and "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table in prior years' proxy statements, as follows: Mr. Anderson — $2,689,982; Mr. Jackson — $459,825.

(3)
The amount reflects a lump sum distribution made in connection with Mr. Jackson's termination of employment on December 7, 2007.

Investments.    Amounts deferred under and contributed to the Deferred Compensation Plan are credited or charged with the performance of investment options selected by the participants. The investment options are notional and do not represent actual investments, but rather serve as a measurement of performance. The options available under the

Deferred Compensation Plan and their rates of return for the calendar year ended December 31, 2007, were as follows:

Investment	Rate of Return	(1)

Nationwide NVIT Money Market	4.87%
PIMCO VIT Total Return	8.74%
PIMCO VIT High-Yield Bond	3.52%
Fidelity VIP II Asset Manager	15.36%
Vanguard VIF Diversified Value	3.93%
Vanguard VIF Equity Index	5.38%
MFS VIT Emerging Growth Series	20.87%
Multi-Manager NVIT Small Cap Value	(6.89)%
Vanguard VIF Small Company Growth	3.77%
Vanguard VIF International	17.41%

(1)
Rate of return is net of investment management fees, fund expenses or administrative charges, as applicable.

Distributions.    Participants who elect to defer compensation under the Deferred Compensation Plan also select when the deferred amounts will be distributed to them. Distributions may be made in a specific year, or at a time that begins at or after the participant's retirement. Distributions are paid in a lump sum or in quarterly installments at the participant's option. However, if a participant's employment ends prior to retirement, a distribution is made promptly in a lump sum or in quarterly installments, depending on the account balance.

Employer-Matching Contributions and Vesting.    Prior to 2004, the Deferred Compensation Plan provided for employer-matching contributions. Since January 1, 2004, we do not provide employer-matching contributions for amounts deferred under the plan. Participants are fully vested in their contributions. Employer contributions vest according to a five-year schedule. If the Deferred Compensation Plan were to be terminated, the participants would immediately become fully vested in all of the employer-matching funds.

Potential Payments Upon Termination or Change-in-Control

We do not have employment, severance or change-in-control agreements or arrangements with our named executive officers. As such, the only contractual payments that would be received by our named executive officers upon termination of employment or a change-in-control would be in connection with equity-based incentive awards granted under our long-term incentive programs. The amounts reported represent the in-the-money value of stock options and value of stock awards, calculated based on the closing price of our common stock on February 29, 2008, the last trading day in fiscal 2008. The following table summarizes the potential value of long-term incentive awards for each named executive officer under various scenarios:

		Termination
		Involuntary	(1)	Voluntary		(2)	Following Change-in- Control		(3)	Death or Disability		(4)	Retirement		(5)

Bradbury H. Anderson	Stock options Stock awards	— —			$26,593,313 —			$26,593,313 4,084,488			$26,593,313 4,084,488			$26,593,313 4,084,488

	Total	—			$26,593,313			$30,677,801			$30,677,801			$30,677,801

James L. Muehlbauer	Stock options Stock awards	— —			$600,215 —			$644,960 276,984			$644,960 276,984			$644,960 276,984

	Total	—			$600,215			$877,199			$877,199			$877,199

Darren R. Jackson(6)	Stock options Stock awards	— —		$	— —		$	— —		$	— —		$	— —

	Total	—			$—			$—			$—			$—

Brian J. Dunn	Stock options Stock awards	— —			$3,282,543 —			$3,356,729 3,676,065			$3,356,729 3,676,065			$3,356,729 3,676,065

	Total	—			$3,282,543			$7,032,794			$7,032,794			$7,032,794

Robert A. Willett	Stock options Stock awards	— —			$984,488 —			$1,280,513 9,170,291			$1,280,513 9,170,291			$1,280,513 4,704,993

	Total	—			$984,488			$10,450,804			$10,450,804			$5,985,506

Kevin T. Layden	Stock options Stock awards	— —			$787,965 —			$896,295 —			$896,295 —			$896,295 —

	Total	—			$787,965			$896,295			$896,295			$896,295

(1)
All stock options and unvested stock awards are immediately and irrevocably forfeited upon involuntary termination.

(2)
Upon voluntary termination: (i) stock options that are vested as of the date of termination may be exercised during a 60-day period beginning on the termination date; and (ii) all unvested stock options and stock awards are immediately and irrevocably forfeited as of the date of termination.

(3)
Upon involuntary termination or termination for good reason within 12 months following a change-in-control: (i) stock options vest 100% and may generally be exercised until their natural dates of expiration; and (ii) stock awards with performance-based vesting criteria will vest as if 100% of the target shares had been earned.

(4)
Upon death or disability: (i) stock options vest 100% and may generally be exercised for a period of one year; and (ii) stock awards with performance-based vesting criteria will vest as if 100% of the target shares had been earned.

(5)
Upon qualified retirement: (i) stock options vest 100% and may generally be exercised for a period of one year; (ii) stock awards with performance-based vesting criteria will vest as if 100% of the target shares had been earned, except that in some cases, stock awards with performance-based vesting criteria will be earned at the end of the performance measurement period, based on the level of performance achieved; and (iii) stock awards with time-based vesting criteria will either vest 100% or will be irrevocably forfeited, depending on the terms and conditions of the respective award agreement.

(6)
Mr. Jackson voluntarily terminated employment with us on December 7, 2007. The value realized following his termination of employment pursuant to equity-based incentive awards granted under our LTIP is described in Options Exercised and Stock Vested on page 49.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

It is our policy not to participate in material related-party transactions with officers, directors, controlling persons and other insiders unless the transaction provides us with a demonstrable incremental benefit and the terms are competitive with terms available from unaffiliated third parties. Pursuant to our Related-Party Transactions Policy, if a transaction with a related party involving an amount greater than $120,000 is proposed, members of the Audit Committee who have no financial interest in the transaction review the transaction to determine whether the necessary incremental benefit is present and whether the transaction should be recommended to the Board for approval. Members of the Board who have no financial interest in the transaction then review and, if appropriate, approve the transaction. In addition, ongoing related-party transactions are reviewed periodically by the Board to ensure that such transactions continue to provide the necessary incremental benefit to us.

We have a policy of not participating in real estate transactions with officers, directors, controlling persons and other insiders unless they are approved by the members of the Board who have no financial interest in the transaction. The Board must determine that any real estate transaction with an insider has terms that are competitive with terms available from unaffiliated third parties.

We do not have any credit arrangements between our officers, directors, controlling persons and other insiders.

Richard M. Schulze

We lease two of our U.S. Best Buy stores from Richard M. Schulze, a founder of Best Buy and our Chairman of the Board. Aggregate rents paid for the two stores leased from Mr. Schulze during fiscal 2008 were $1,102,139. The leases include escalation clauses, and one provides for percentage rent based on gross sales. The leases expire in 2008 and 2011, and have renewal options that could extend the leases through 2021 and 2023, respectively, at our option. We entered into the real estate leases with Mr. Schulze prior to 1990, and the Board negotiated and approved the leases (with Mr. Schulze not voting). The Board relied on one or more of its members who had no financial interest in the properties to review market comparisons, look into alternative rental agreements and negotiate with Mr. Schulze. The Board determined that these real estate leases were in our best interest and had terms that are competitive with terms available from unaffiliated third parties. Real estate lease renewals will be reviewed by the Audit Committee pursuant to our Related-Party Transactions Policy.

We also lease, on a non-exclusive basis, airplanes from a corporation owned by the Richard M. Schulze Revocable Trust, of which Mr. Schulze is a trustee. Periodically, the Board reviews the terms of the lease agreement to ensure that they are competitive with terms available from unaffiliated third parties. We pay an hourly rate for use of the airplanes, without any required fractional ownership. Our senior management generally use the airplanes when it is more economical or practical than flying commercial airlines. The total amount paid to Mr. Schulze's corporation for use of the airplanes during fiscal 2008 was $741,082.

We purchase certain store fixtures from Phoenix Fixtures, Inc. ("Phoenix"), a company owned by Mr. Schulze's brother. The decision to conduct business with Phoenix was based on both qualitative and quantitative factors including product quality, pricing, customer service and design flexibility. The Board reviewed our transactions with Phoenix and determined that the transactions were on fair terms to us and that Phoenix provides significant advantages with respect to service and delivery as compared with its competitors. Accordingly, the Board approved the transactions and our continued business dealings with Phoenix. The total amounts paid to Phoenix during fiscal 2008 were $20.0 million.

Susan S. Hoff, Mr. Schulze's daughter, is our former Senior Vice President and Chief Communications

Officer. She retired from that position in May 2006 when she was named chairperson, president and chief executive officer of The Best Buy Children's Foundation, for which she has served as president since the inception of the foundation. Since October 28, 2007, Ms. Hoff has also served as a Best Buy Vice President. Since October 28, 2007, Ms. Hoff's annual salary is $225,000 and she is eligible for a 45% short-term incentive target. During fiscal 2008, Ms. Hoff received $225,000 in base salary and short-term incentives from Best Buy. Also during fiscal 2008, Ms. Hoff was awarded options to purchase 12,000 shares of Best Buy Common Stock at an exercise price of $47.84 per share. The stock options expire in October 2017 and vest ratably over four years. Ms. Hoff's compensation was deemed reasonable by the Compensation Committee based upon the responsibilities encompassed by her role.

Ari Bousbib

Ari Bousbib, a former director, is president of Otis Elevator Company, a wholly owned subsidiary of United Technologies Corporation. During fiscal 2008, we had an elevator service and preventative maintenance agreement with Otis. The agreement was established in 2004 in connection with the opening of our new corporate campus, which contains equipment manufactured by Otis, and also covers a small number of our retail locations. The agreement is expected to continue as long as its terms are deemed to be competitive and in our best interest. The total amount paid to Otis during fiscal 2008 was $276,369. The Board approved the transactions and our continued business dealings with Otis.

Elliot S. Kaplan

Elliot S. Kaplan, a director, is a partner with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. ("RKMC"), which serves as our primary external general counsel. The Board periodically reviews the fees paid to RKMC to ensure that they are competitive with fees charged by other law firms comparable in size and expertise. RKMC received payments of approximately $16 million in legal fees related to Best Buy matters during fiscal 2008. Of the payments received, approximately $8 million came directly from us and another $8 million was paid by our insurer. The Board approved the transactions with RKMC and our continued business dealings with the firm.

Jane K. Kirshbaum, Mr. Kaplan's daughter, is employed with us as Senior Corporate Counsel. During fiscal 2008, Ms. Kirshbaum received approximately $198,679 in base salary and short-term incentives, and was awarded options to purchase 1,238 shares of Best Buy Common Stock at an exercise price of $47.84 per share and 413 restricted shares. The stock options expire in October 2017 and vest ratably over four years. The restricted shares, which may be earned based on our achievement of certain performance goals during fiscal 2009, are scheduled to vest at the end of an incentive period ending in February 2011.

Michael J. Stillman, Mr. Kaplan's step-son, is employed by Best Buy as a director in Strategic Business Group Innovation. Since November 2007, Mr. Stillman's annual base salary is $180,000 and he is eligible for a 30% short-term incentive target. He is eligible for long-term incentive awards.

Mr. Kaplan's family members were compensated at levels comparable to the compensation paid to non-family members in similar positions at Best Buy.

George L. Mikan III

George L. Mikan III, a director, is executive vice president and chief financial officer of UnitedHealth Group Incorporated ("UnitedHealth"). We sponsor a self-insured health benefits program for our eligible employees in the United States which is facilitated by an agreement with UnitedHealth. Under the agreement, UnitedHealth provides us with access to physician networks and other services, including claim processing and call center support. The agreement was established in 2003 and may be renewed annually. During fiscal 2008, we paid approximately $162 million to UnitedHealth under the agreement. Of this amount, approximately $13 million was for administrative and other services. The remaining $149 million was in the form of reimbursements for medical and pharmaceutical claims administered by UnitedHealth. Mr. Mikan joined our Board in April 2008, at which time the Board reviewed and approved our continued business dealings with UnitedHealth.

Matthew H. Paull

Matthew H. Paull, a director, is the former corporate senior executive vice president and chief financial officer of McDonald's Corporation, having retired from that position in January 2008. During fiscal 2008, we had U.S. sales to McDonald's of $74,245 and McDonald's purchased products and services from Best Buy having an aggregate value of approximately $817,993. The Board approved the transactions and our continued business dealings with McDonald's.

James E. Press

James E. Press, a former director, was the President of Toyota Motor North America. During fiscal 2008, we had agreements with a variety of Toyota subsidiaries in an aggregate amount of approximately $128,000. The Board approved the transactions and our continued business dealings with Toyota.

Rogelio Rebolledo

Rogelio Rebolledo, a director, is the former chairman of PBG Mexico, a wholly owned subsidiary of Pepsi Bottling Group, Inc. During fiscal 2008, we purchased various Pepsi products having a value of $115,400. Pepsi Bottling Group purchased products and gift cards from our Business to Business group in an aggregate amount of $160,768. Pepsi — QTG Canada also purchased products and gift cards from our Canada group in an aggregate amount of $10,548. The Board approved the transactions and our continued business dealings with Pepsi Bottling Group and its affiliates.

Frank D. Trestman

The Avalon Group is a real estate development partnership in which Frank D. Trestman, a director, and Mr. Trestman's son-in-law each own one-third interests. Mr. Trestman is the chairman of The Avalon Group, with the other partners responsible for operations. In fiscal 2007, we entered into a 10-year lease with Avalon-Timbercrest IV, LLC for a retail store located in a development in which The Avalon Group has an interest. Mr. Trestman and his son-in-law each own a 20% interest in the property we lease. Our real estate department has determined that the rental payments under the lease are competitive for the real estate market in the relevant geographic area. The payments required for the first five years of the term are $700,200 per year, with an increase in years six through ten to $745,200 per year. In fiscal 2008, Avalon-Timbercrest received $368,683. The Board determined that the lease is in our best interest and has terms that are competitive with terms available from unaffiliated third parties.

Brian J. Dunn

Brian J. Dunn is our President and Chief Operating Officer. Mr. Dunn serves on the board of directors of Dick's Sporting Goods. We lease certain land and buildings to Dick's for its retail store located in Richfield, Minnesota. We originally entered into the lease agreement with Galyan's Trading Co. in 2000, prior to Mr. Dunn joining the Dick's board. The payments required for the term of the lease increase annually according to a prescribed schedule. The initial term of the lease expires in 2019 and the lease includes eight five-year automatic renewals unless otherwise terminated. During fiscal 2008, we received $3,088,256 in lease payments. The Board determined that the continuing business relationship is in our best interest and that the lease has terms that are competitive with terms available from unaffiliated third parties.

Jonathan E. Pershing

Jonathan E. Pershing is our Executive Vice President — Human Capital. Travis Cinco is employed with us as a Senior Director — Operating Development and shares a household with Mr. Pershing. During fiscal 2008, Mr. Cinco received $185,411 in base salary and short-term incentives, and was awarded options to purchase 4,485 shares of Best Buy Common Stock at an exercise price of $47.84 per share. The stock options expire in October 2017, and vest ratably over four years. Mr. Cinco was compensated at levels comparable to the compensation paid to non-family members in similar positions at Best Buy.

Michael J. Pratt

Michael J. Pratt is the President of Best Buy Canada. Michelle K. Pratt, Mr., Pratt's wife, is employed with us as a Director — Merchandising. During fiscal 2008, Ms. Pratt received approximately $196,230 in base salary and short-term incentives, and was awarded options to purchase 3,000 shares of Best Buy Common Stock at an exercise price of $47.84 per share. The stock options expire in October 2017 and vest ratably over four years. Ms. Pratt was compensated at levels comparable to the compensation paid to non-family members in similar positions at Best Buy.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is comprised of three members and acts under a written charter adopted and approved by the Board. The committee's charter is included in this proxy statement as Appendix C and is posted on our Web site at www.BestBuy.com — select the "For Our Investors" link and then the "Corporate Governance" link. All members of the committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, Matthew H. Paull, an independent director and a member of the Audit Committee, has been determined by the Board to be an audit committee financial expert for purposes of the SEC rules. No member of the Audit Committee serves on the audit committee of more than three public companies.

The committee, on behalf of the Board, reviewed and discussed with both management and Deloitte & Touche LLP ("D&T"), our independent registered public accounting firm for the fiscal year ended March 1, 2008, the annual audited consolidated financial statements for fiscal 2008, and the quarterly operating results for each quarter in such fiscal year, along with the related significant accounting and disclosure issues. These reviews included discussions with D&T of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and discussions with management about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

The committee also discussed with D&T its independence from management and Best Buy, and received the written disclosures and the letter from D&T as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee reviewed all services provided by and the amount of fees paid to D&T in fiscal 2008. In reliance on the reviews and discussions with management and D&T, the committee believes that the services provided by D&T were compatible with, and did not impair, its independence.

The committee met nine times, including six times via conference call, during fiscal 2008. The committee schedules its meetings to ensure it has sufficient time to devote appropriate attention to all of its tasks. The committee meetings include regular executive sessions with D&T, our internal auditors and management. The committee also discusses with our internal auditors and D&T the overall scope and plans for their respective audits.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board, and the Board approved, that the annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008, as filed with the SEC.

Pre-Approval Policy

Consistent with SEC rules regarding auditor independence, the committee has responsibility for appointing, setting fees paid to and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, it is the policy of the committee to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.

Each year, prior to engaging our independent registered public accounting firm, management submits to the committee for approval a list of services expected to be provided during that fiscal year within each of the two categories of services described below, as well as related estimated fees.

1.
Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

As appropriate, the committee then pre-approves the services and the related estimated fees. The committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

  AUDIT COMMITTEE

    Hatim A. Tyabji, Chairman
    Matthew H. Paull
    Mary A. Tolan

ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE "AUDIT COMMITTEE REPORT" ON PAGES 57-58.

The Audit Committee appointed Deloitte & Touche LLP ("D&T") as our independent registered public accounting firm for the fiscal year that began March 2, 2008. We will ask shareholders to ratify the appointment of D&T as our independent registered public accounting firm at the Meeting. Representatives of D&T are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

For the fiscal years ended March 1, 2008 and March 3, 2007, D&T served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for audit and audit-related services rendered by D&T during fiscal 2008 and 2007, respectively. The fees listed below were pre-approved by our Audit Committee pursuant to its pre-approval policy described on pages 57-58:

Service Type	Fiscal 2008	Fiscal 2007

Audit Fees(1)	$4,495,000	$3,344,000
Audit-Related Fees(2)	592,000	210,000
Tax Fees	—	—
All Other Fees	—	—

Total	$5,087,000	$3,554,000

(1)
Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal years ended March 1, 2008 and March 3, 2007; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; statutory audit filings; and SEC registration statements.

(2)
Consists primarily of fees for acquisition-related due diligence, as well as the audits of our Retirement Savings Plan and The Best Buy Children's Foundation.

It is our policy that our independent registered public accounting firm be engaged to provide only audit and audit-related services. However, pursuant to the policy, in exceptional circumstances and using stringent standards in its evaluation, the Audit Committee may authorize our independent registered public accounting firm to provide tax services when it would be inefficient or ineffective to use another tax service provider. The Audit Committee's intention is to not engage our independent registered public accounting firm for tax advisory services.

Board Voting Recommendation

The Board recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year that began on March 2, 2008.

If the appointment of D&T were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote.

ITEM OF BUSINESS NO. 3 — APPROVAL OF BEST BUY CO., INC. 2008 EMPLOYEE STOCK PURCHASE PLAN

Information About the Plan

An employee stock purchase plan enhances our ability to obtain and retain the services of employees. In addition, such a plan provides a convenient, meaningful opportunity for employees to purchase Best Buy stock, thereby increasing participating employees' personal interest in our success. The Best Buy Co., Inc. 2008 Employee Stock Purchase Plan (the "Plan") was adopted by the Board on April 8, 2008, subject to shareholder approval. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), thereby providing favorable tax treatment for both Best Buy and participating employees, subject to certain restrictions. Five million shares of Best Buy Common Stock, par value $0.10 per share, have been reserved for issuance under the Plan.

Eligibility

Participation in the Plan is voluntary. Any employee of Best Buy, or of certain Best Buy subsidiaries as designated by the Board, who owns less than 5% of our Common Stock and has completed 60 days of continuous employment service is eligible to participate in the Plan, with the exception of those employees whose customary employment is for not more than five months in a calendar year. Approximately 100,000 employees, including executive officers, are eligible to participate in the Plan.

Operation of the Plan

Once implemented, the Plan will permit employees to purchase shares of Best Buy Common Stock during semi-annual purchase periods beginning on the first Friday of April and October each year. During a purchase period, participating employees accumulate funds in an account used to purchase our Common Stock through payroll deductions. The shares are purchased at a price equal to the lesser of 85% of the fair market value of the Common Stock, as measured by the closing price on the NYSE, at the beginning or at the end of the purchase period. The aggregate fair market value and the number of shares purchased by a participating employee pursuant to the Plan in a calendar year may not exceed $25,000 or 10,000 shares, respectively. Although participants are not required to hold purchased stock for any specific time period, certain holding requirements must be met in order to realize preferential tax treatment. See Federal Income Tax Consequences below.

The Compensation and Human Resources Committee (the "Compensation Committee") will administer the Plan and has full power to interpret the Plan. The Compensation Committee's decisions will be final and binding on all participants. We reserve the right to amend or suspend the Plan or to terminate the participation of any participating subsidiary or group of employees at any time and for any reason. The Plan will continue until the shares reserved under the Plan are exhausted or the Plan is terminated by action of our Board.

Effect of Termination of Employment

Upon termination of employment for any reason, a participating employee will have no right to purchase shares under the Plan. In such event, we will pay the balance in the employee's account to the employee or to his or her estate without interest. Neither payroll deductions credited to an employee's account nor any rights with regard to the purchase of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by the laws of descent and distribution.

Federal Income Tax Consequences

We intend that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Under the Code, we are deemed to grant employee participants in the Plan an "option" on the first day of each purchase period to purchase as many shares of Common Stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the purchase period. On the last day of each six-month purchase period, the purchase price is determined and the employee is deemed to have exercised the "option" and purchased the number of shares his or her accumulated payroll deductions will purchase at the purchase price. Neither the grant nor the exercise of an "option" to purchase shares under the Plan will have any tax consequences to the employee participants or to Best Buy.

The required holding period for favorable federal income tax treatment upon disposition of Common Stock acquired under the Plan is the later of (1) two years after the deemed "option" is granted (the first day of the purchase period) or (2) one year after the deemed "option" is exercised and the Common Stock is purchased (the purchase date). When the Common Stock is disposed of after the required holding period expires (a "qualifying disposition"), the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed "option" was granted exceeded the "option price" or (b) the amount by which the fair market value of the Common

Stock at the time of the disposition exceeded the "option price." The "option price" is equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the purchase period or the fair market value of the Common Stock on the purchase date. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

If an employee holds shares purchased under the Plan at the time of his or her death, the required holding periods will automatically be deemed to have been satisfied and ordinary income must be realized by the employee to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed "option" was granted exceeded the "option price" or (b) the amount by which the fair market value of the Common Stock at the time of death exceeded the "option price."

When an employee sells the Common Stock before the expiration of the required holding period (a "disqualifying disposition"), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the purchase date), regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be a capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will have a capital loss equal to such difference.

Even though an employee must treat part of his or her gain on a qualifying disposition of the Common Stock as ordinary income, we may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee recognizes as ordinary income qualifies as a business deduction for Best Buy for the year of such disposition (subject to the provisions of Section 162(m) of the Code).

The foregoing summary of the federal income tax consequences in respect of the Plan is for general information only. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction or are subject to state and/or local income taxes. Participating employees will be urged to consult their own advisors as to specific tax consequences.

New Plan Benefits

Because benefits under the Plan will depend upon employee elections and the fair market value of our Common Stock at various future dates, it is not possible to determine the benefits that will be received by Best Buy executive officers and other employees if the Plan is approved by the shareholders. Non-employee directors are not eligible to participate in the Plan.

The full text of the Plan is attached to this proxy statement as Appendix B.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted the Best Buy Co., Inc. 2008 Employee Stock Purchase Plan and recommends that shareholders vote FOR the proposal to approve the Plan.

The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the Best Buy Co., Inc. 2008 Employee Stock Purchase Plan.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE BEST BUY CO., INC. 2008 EMPLOYEE STOCK PURCHASE PLAN.

ITEM OF BUSINESS NO. 4 — APPROVAL OF AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION

Information About the Amendment

Our Amended and Restated By-laws specify majority voting for each item of business to be voted on by our shareholders. In accordance with our Amended and Restated By-laws, we had previously required the affirmative vote of the holders of a majority of the shares of Best Buy Common Stock present at a meeting and entitled to vote for the election of directors. However, a recent change to Minnesota law requires that, unless otherwise provided in a company's articles of incorporation, directors are to be elected by a plurality of the voting power of the shares present at a meeting. The Board believes that a majority voting standard for the election of directors is consistent with corporate governance best practices. Therefore, the Board has approved, and recommends shareholder approval of, an amendment to our Restated Articles of Incorporation to require that directors receive a majority of the votes cast in order to be elected to the Board.

The amendment to our Restated Articles of Incorporation operates as follows:

  •
  Subject to the rights, if any, of holders of any preferred stock of Best Buy, each director shall be elected at a meeting of shareholders by the vote of a majority of the votes cast with respect to the director.

  •
  For purposes of the majority voting standard, a majority of the votes cast means that the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Best Buy that are voted "for" a director must exceed the shares voted "against" the director.

The amendment is effected by amending Article III of our Restated Articles of Incorporation. The full text of the proposed Amended and Restated Articles of Incorporation is attached to this proxy statement as Appendix A. If the amendment is approved by our shareholders at the Meeting, the majority voting standard for director elections will be effective following the Meeting.

Board Voting Recommendation

The Board approved an amendment to our Restated Articles of Incorporation to require a majority voting standard for the election of directors and recommends that shareholders vote FOR the proposal to so amend the Restated Articles of Incorporation.

The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the amendment to our Restated Articles of Incorporation.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO REQUIRE A MAJORITY VOTING STANDARD FOR THE ELECTION OF DIRECTORS.

OTHER BUSINESS

Management and the Board are not aware of any other item of business that will be addressed at the Meeting. If any other item of business is properly brought before the Meeting, the Proxy Agents will vote the shares they represent as the Board recommends.

PROPOSALS FOR THE NEXT REGULAR MEETING

Any shareholder proposal intended to be presented for consideration at our 2009 Regular Meeting of Shareholders and to be included in our proxy statement for that meeting must be received no later than January 15, 2009, at our principal executive office, addressed as follows:

Best Buy Co., Inc.
Attn: Legal Department B6
7601 Penn Avenue South
Richfield, Minnesota 55423

Any shareholder proposal received after that date and intended to be presented for consideration at our 2009 Regular Meeting of Shareholders, though not included in our proxy statement, will be considered untimely if received after March 31, 2009. In the event of an untimely proposal, our designated proxy agents may have discretionary authority to vote on such proposal.

By Order of the Board of Directors

Elliot S. Kaplan
Secretary
May 12, 2008

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BEST BUY CO., INC.

ARTICLE I

NAME

The name of this corporation shall be Best Buy Co., Inc.

ARTICLE II

REGISTERED OFFICE; REGISTERED AGENT

The registered office of this corporation is located at 100 South Fifth Street, Suite 1075, Minneapolis, Minnesota 55402. Its registered agent at such address is CT Corporation System.

ARTICLE III

SHAREHOLDER VOTING

Except with respect to the election of directors, the shareholders shall take action at a meeting of shareholders by the affirmative vote of a majority of the voting power of the shares present and entitled to vote, except where a larger proportion is required by law or these Articles of Incorporation. Subject to the rights, if any, of the holders of one or more classes or series of Preferred Stock voting separately by class or series to elect directors in accordance with the terms of such Preferred Stock, each director shall be elected at a meeting of shareholders by the vote of a majority of the votes cast with respect to the director.

ARTICLE IV

CAPITAL

The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is One Billion Four Hundred Thousand (1,000,400,000) shares consisting of:

  (1)
  1,000,000,000 shares of Common Stock, par value of $.10 per share; and

  (2)
  400,000 shares of Preferred Stock, par value of $1.00 per share.

The holders of shares of Common Stock shall have one vote for each share of Common Stock held of record on each matter submitted to the holders of shares of Common Stock.

ARTICLE V

CLASSES AND SERIES OF STOCK

The shares of the Preferred Stock may be issued from time to time by the Board of Directors in one or more series with such designations, relative rights, preferences, limitations, dividends, rights, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights or other privileges as the Board of Directors may establish, fix or determine.

ARTICLE VI

BOARD ACTION WITHOUT A MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

ARTICLE VII

CUMULATIVE VOTING

No shareholder of this corporation shall be entitled to any cumulative voting rights.

ARTICLE VIII

PREFERENTIAL RIGHTS

No shareholder of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold whether now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation.

ARTICLE IX

REGULATION OF CERTAIN EVENTS

Section 1.    Definitions.    As used in this Article IX (and, in some cases, Article X, hereof) the following terms and phrases shall have the respective meanings hereinafter set forth.

  (a)
  The term "Affiliate", used to indicate a relationship with any specified Person, shall mean any Person (except this corporation or any Person Controlled by this corporation none of the voting securities of or equity interests in which is owned directly or indirectly by the specified Person or any Affiliate or Associate of the specified Person) who directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the specified Person.

  (b)
  The term "Associate", used to indicate a relationship with any specified Person, shall mean any Person who is, or was within a period of five (5) years prior to the time of determination, an officer, director, employee, partner, trustee, agent, owner of five percent (5%) or more of the voting securities or (if not a partner) equity interests, or Member of the Immediate Family of, with or in a specified Person or any Affiliate or Associate of the specified Person.

  (c)
  A Person shall conclusively be a "Beneficial Owner" of shares of Voting Stock of this corporation (1) which such Person or any of its Affiliates or Associates owns legally or beneficially, directly or indirectly, (2) which such Person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or otherwise, or (3) which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock of this corporation. Shares of Voting Stock of this corporation of which a Person is the Beneficial Owner shall be "Beneficially Owned" by such Person.

  (d)
  The phrase "Business Combination" shall mean (1) any merger, consolidation, combination or reorganization of this corporation or a Subsidiary with or into a Related Person, (2) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of this corporation (including without limitation any securities of a Subsidiary) or of a Subsidiary to a Related Person, (3) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of a Related Person to this corporation or to a Subsidiary, (4) the issuance of any securities of this corporation or of a Subsidiary to a Related Person, (5) the acquisition by this corporation or by a Subsidiary of any securities issued by or at the request of a Related Person, (6) any reclassification of securities (including any combination [reverse split] thereof) or recapitalization of this corporation, or any merger or consolidation of this corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class or series of equity securities, or securities convertible into equity securities, of this corporation or any Subsidiary which is Beneficially Owned by a Related Person, (7) any loan or other extension of credit by this corporation or a Subsidiary to a Related Person or any guarantee by this corporation or a Subsidiary of any loan or other extension of credit by any Person to a Related-Person, (8) the adoption of any plan or proposal for the dissolution, liquidation or termination of this corporation or any Subsidiary proposed by or on behalf of a Related Person, or (9) any agreement, contract or other arrangement providing for any of the foregoing transactions.

  (e)
  The phrase "Continuing Director" shall mean (1) any member of the Board of Directors of this corporation (i) who was a member of the Board of Directors at the adjournment of the meeting at which this Article IX was approved by the shareholders of this corporation, or (ii) became a member of the Board of Directors prior to the time that any Person becomes a Related Person, and (2) any successor to a Continuing Director who is not an Affiliate, Associate or otherwise a representative of a Related Person and is nominated or elected to succeed a Continuing Director by a majority of the remaining Continuing Directors at a meeting at which a Continuing Director Quorum is present.

  (f)
  The phrase "Continuing Director Quorum" shall mean a majority of those members of the Board of Directors who are Continuing Directors.

  (g)
  The term "Control" and all words derived therefrom shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

  (h)
  The phrase "Member of the Immediate Family", used to indicate a relationship with any specified Person, shall mean any of such Person's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons- in-law, daughters-in-law, brothers-in-law and sisters-in-law.

  (i)
  The term "Person" shall mean any individual, firm, corporation or other entity.

  (j)
  The phrase "Related Person" shall mean any Person that is the Beneficial Owner of five percent (5%) or more of the shares of Voting Stock of this corporation deemed to be outstanding, other than (1) any individual or trust that was the Beneficial Owner of five percent (5%) or more of such outstanding shares on March 14, 1986, the estate of such individual, and any other Person that is a Beneficial Owner of five percent (5%) or more of such outstanding shares solely by reason of such individual, trust or estate being an Affiliate or Associate of such other Person, and (2) any pension, profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee or other fiduciary with respect to any such plan when acting in such capacity. For the purpose of determining whether a Person is a Related Person, the number of shares of Voting Stock of this corporation deemed to be outstanding shall include all shares of Voting Stock issuable by this corporation which are Beneficially Owned by such Person through application of the provisions of paragraph (c) of this Section 1, but shall not include any other shares of Voting Stock which may be issuable by this corporation to any other Person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

  (k)
  The term "Subsidiary" shall mean any corporation more than fifty percent (50%) of any class of equity securities of which is owned, directly or indirectly, by this corporation.

  (l)
  The phrase "Substantial Part of the Assets" shall mean assets individually valued at fair market value or book value, whichever is greater, equal in the aggregate to more than ten percent (10%) of the lesser of the fair market value or book value of the total assets of a Person as of the end of its most recent fiscal year ending prior to the time the determination is made.

  (m)
  The phrase "Voting Stock" shall mean all of the outstanding shares of capital stock of this corporation then entitled to vote for the election of directors, and each reference to a percentage majority of the shares of Voting Stock shall refer to such percentage of the voting power of all such shares voting as one class.

Section 2.    Supermajority Votes.

  (a)
  Except as set forth in Section 3 of this Article IX, and notwithstanding any other provision seemingly to the contrary in law, these Articles of Incorporation or the By-laws of this corporation,

  (1)
  the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock of this corporation; and

  (2)
  the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Voting Stock of this corporation that are Beneficially Owned by shareholders other than and except for any Related Person, shall be required for the approval or authorization of any Business Combination in which this corporation is or is intended to be a party, and such affirmative votes by shareholders shall be required notwithstanding the fact that, absent this Article IX, no vote may be required, or that the affirmative vote of the holders of a lesser majority percentage of Voting Stock may be permitted, by law or otherwise.

  (b)
  Notwithstanding anything seemingly to the contrary in law, these Articles of Incorporation or the By-laws of this corporation, the affirmative vote of seventy-five percent (75%) of the voting power of the entire Board of Directors shall be required with respect to the mortgage, pledge or grant of a security interest (whether in a single transaction or a series of transactions) of or in all or any Substantial Part of the Assets of this corporation or a Subsidiary to a Related Person.

Section 3.    When Inapplicable.

  (a)
  The provisions of Section 2 of this Article IX shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote as may otherwise be required by law or otherwise, if either:

  (1)
  the Business Combination shall have been approved by a majority of Continuing Directors at a meeting at which a Continuing Director Quorum is present; provided, however, that with respect to the mortgage, pledge or granting of a security interest of or in all or any Substantial Part of the Assets of this corporation or a Subsidiary to a Related Person, the provisions of Section 2(a) of this Article IX shall not be applicable if such mortgage, pledge or grant of a security interest shall have been approved by seventy-five percent (75%) of the voting power of the entire Board of Directors; or

  (2)
  the Business Combination shall involve solely a merger or consolidation between this corporation and a Subsidiary in which a Related Person has no direct or indirect interest (other than an interest arising solely by reason of the Related Person's interest in this corporation); provided, however, that (i) if this corporation shall not be the surviving corporation, all shareholders of this corporation shall be entitled to receive the same amount and type of consideration in such transaction with respect to each share of each class or series of the capital stock of this corporation owned by them, (ii) as a condition precedent to consummation of such transaction, the provisions of Article IX and Article X of these Articles of Incorporation shall be continued in effect or adopted by, such surviving corporation as part of its articles or certificate of incorporation, as the case may be, and such articles or certificate shall include no provision inconsistent with the provisions of Article IX and Article X of these Articles of Incorporation, and (iii) as a condition precedent to consummation of such transaction, the provisions of Section 1 of Article III of this corporation's By-Laws shall continue in effect or shall be adopted by such surviving corporation as part of its Bylaws, and neither such By-laws nor the articles or certificate of incorporation of the surviving corporation shall include any provision inconsistent with the provisions of Section 1 of Article III of this corporation's By-laws.

  (b)
  In addition to, and not in limitation of the foregoing Subsection 3(a), the provisions of Subsection 2(a)(2) of this Article IX shall not be applicable to any merger, consolidation, combination or reorganization of this corporation with or into, or the adoption of any plan or proposal for the dissolution, liquidation or termination of this corporation proposed by or on behalf of, any Related Person, and any such specified Business Combination shall require only such affirmative vote as may otherwise be required by law or otherwise, if a majority of the Continuing Directors determines, at a meeting of the Board of Directors at which a Continuing Director Quorum is present, that each holder of shares of each class or series of the capital stock of this corporation, other than the Related Person, will receive in such Business Combination a cash consideration in an amount not less than the highest price per share (with appropriate adjustments for any stock dividends, stock splits, recapitalizations and other similar distributions or transactions) paid by the Related Person or any Affiliate or Associate of such Related Person in acquiring any shares of the capital stock of this corporation of the same class or series, whether such highest price per share was paid in cash, securities or any combination thereof.

Section 4.    Fiduciary Duty.    Nothing contained in this Article IX shall be construed to relieve any Related Person of any fiduciary obligation imposed upon it by law.

Section 5.    Powers of Board.    A majority of the Continuing Directors shall have the power and duty to determine, at a meeting of the Board of Directors at which a Continuing Director Quorum is present, on the basis of the definitions provided in Section 1 of this Article IX and the information then known to them, whether (a) any Person is a Related Person, (b) any Person is an Affiliate or Associate of another, (c) any Business Combination relates to a Substantial Part of the Assets of any Person, (d) any director is a Continuing Director and is acting at a meeting at which a Continuing Director Quorum is or was present, and (e) the cash consideration to be received by each holder of shares of each class or series of the capital stock of this corporation meets the test expressed in Subsection 3(b) of this Article IX. Any such determination made in good faith by a majority of the Continuing Directors shall be conclusive and binding for all purposes of this Article IX.

Section 6.    Duties of Board.    The fact that any action or transaction complies with the provisions of this Article IX shall not be construed to waive or satisfy any other requirements of law, these Articles of Incorporation or the By-laws of this corporation, or to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof, to approve such action or transaction or recommend its adoption or approval to the shareholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The directors of this corporation, when evaluating any Business Combination, shall, in the exercise of their judgment in determining what is in the best interests of this corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the social and economic effects on the employees, customers, suppliers and other constituents of this corporation and its Subsidiaries and on the communities in which this corporation and its Subsidiaries operate or are located.

Section 7.    Amendment of Article IX.    The foregoing provisions of this Article IX may be amended, altered or repealed only at a meeting of shareholders by the affirmative vote of (a) the holders of at least eighty percent (80%) of the shares of Voting Stock entitled to vote on amendments to these Articles of Incorporation; and, in addition, (b) the holders of at least sixty-six and two- thirds percent (66 2/3%) of the outstanding shares of Voting Stock of this corporation that are Beneficially Owned by shareholders other than Related Persons; provided, however, that the provisions of this Section 7 shall not apply to any such amendment, alteration or repeal that shall have been approved and recommended to the shareholders for approval by a majority of Continuing Directors at a meeting at which a Continuing Director Quorum is present.

Section 8.    Removal of Directors.    A director may be removed from office, (a) for cause, by the affirmative vote of a majority of the remaining directors, or the affirmative vote of the holders of a majority of the Voting Stock in attendance at a duly convened meeting of the shareholders; and (b) without cause, by the affirmative vote, at a meeting called for that purpose, of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock.

Section 9.    Amendment of By-Laws.    The provisions of Section 1 of Article III of this corporation's By-Laws may be amended, altered or repealed only at a meeting of shareholders, called for such purpose, by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock; provided, however, that, notwithstanding the foregoing requirement, the Board of Directors may amend such Section 1 to increase the number of directors in the manner prescribed by law.

ARTICLE X

STOCK REPURCHASES FROM CERTAIN SHAREHOLDERS

Section 1.    Definitions.    As used in this Article X, the following terms and phrases shall have the respective meanings hereinafter set forth.

  (a)
  The term "Affiliate" shall have the same meaning as provided in Subsection 1(a) of Article IX of these Articles of Incorporation.

  (b)
  The term "Associate" shall have the same meaning as provided in Subsection 1(b) of Article IX of these Articles of Incorporation.

  (c)
  The phrases "Beneficial Owner" and "Beneficially Owned" shall have the same meanings as provided in Subsection 1(c) of Article IX of these Articles of Incorporation.

  (d)
  The term "Person" shall have the same meaning as provided in Subsection 1(i) of Article IX of these Articles of Incorporation.

  (e)
  The phrase "Public Transaction" shall mean any (1) purchase of voting securities offered pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, or (2) open market purchase of voting securities if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the legal or beneficial interest in such voting securities.

  (f)
  The term "Subsidiary" shall have the same meaning as provided in Subsection 1(k) of Article IX of these Articles of Incorporation.

  (g)
  The phrase "Substantial Shareholder" shall mean any Person or group of two or more Persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of voting securities of this corporation who, (1) individually or together with its or their Associates or Affiliates, in the aggregate, is or are the Beneficial Owner(s) of securities of this corporation, or securities convertible into securities of this corporation, representing ten percent (10%) or more of the Voting Stock, or (2) is or are assignee(s) of or has or have otherwise succeeded as, directly or indirectly, the Beneficial Owner(s) of any voting securities, or securities convertible into voting securities, of this corporation which were at any time within the three-year period immediately prior to the date in question Beneficially Owned by a Substantial Shareholder or any of its Associates or Affiliates, unless such assignment or succession shall have occurred pursuant to any Public Transaction or series of Public Transactions; provided, however, that the term "Substantial Shareholder" shall not include any benefit plan or trust now or hereafter established by this corporation or any or any of its Subsidiaries for the benefit of the employees of this corporation and/or any of its Subsidiaries or any trustee, agent or other representative of any such plan or trust.

  (h)
  The phrase "Unaffiliated Director" shall mean a director who is not a Substantial Shareholder, its Affiliate or Associate, or is not otherwise related thereto; provided, however, that no director shall be considered to be an Unaffiliated Director unless such director became a director of this corporation prior to the transaction or transactions in which such Substantial Shareholder or Substantial Shareholders became such, or was nominated, appointed or elected as a director of this corporation with the approval of at least two-thirds of the Unaffiliated Directors in office at the time of such director's nomination, appointment or election.

  (i)
  The phrase "Voting Stock" shall have the same meaning as provided in Subsection 1(m) of Article IX of these Articles of Incorporation.

Section 2.    Extraordinary Vote of Shareholders.    Notwithstanding any provision seemingly to the contrary in law, these Articles of Incorporation or the By-laws of this corporation, the affirmative vote of holders of not less than eighty percent (80%) of the Voting Stock of this corporation held by shareholders other than a Substantial Shareholder, or its Affiliates or Associates, shall be required to approve the purchase or other acquisition by this corporation of shares of capital stock of this corporation if:

  (a)
  such shares of capital stock are purchased from any Substantial Shareholder, its Affiliates or Associates at a price more than one hundred and five percent (105%) of the average closing price for shares of capital stock of the same class (as the shares of capital stock being purchased from the Substantial Shareholder, its Affiliates or Associates), in the principal public market in which such shares of capital stock are actively traded, during the most recent five (5) trading days during which such shares have been traded preceding such purchase, or, if earlier, during the most recent five (5) trading days during which such shares have been traded preceding the date upon which this corporation and the Substantial Shareholder, its Affiliates or Associates enter into a binding agreement for such purchase; or if such shares are of a class or series not traded in a public market, then at a price more than one hundred and five percent (105%) of the redemption price, if any, pertaining to such shares; or, if there is no such redemption price, at a price more than one hundred and five percent (105%) of the liquidation preference, if any, pertaining to such shares; or, if there is no such liquidation preference, at a price one hundred and five percent (105%) of the price(s) paid by such Substantial Shareholder, its Affiliates or Associates in acquiring such shares, determined on a first-in, first-out basis;

  (b)
  the Substantial Shareholder, its Affiliates or Associates has Beneficially Owned the shares of capital stock being purchased or any of them for less than three (3) years; and

  (c)
  all other holders of shares of capital stock of the same class or series are not contemporaneously afforded the opportunity to sell to this corporation or any other Person, on terms and at a price determined by a majority of the Unaffiliated Directors of this corporation to be substantially as favorable as those afforded to the Substantial Shareholder, its Affiliates or Associates, the same percentage of such shares of capital stock held by them as equals that percentage of the shares of capital stock Beneficially Owned by the Substantial Shareholder which are to be purchased from the Substantial Shareholder, its Affiliates or Associates by this corporation.

Section 3.    Determinations By Unaffiliated Directors.    In the context of any transaction described in Section 2 of this Article X, the majority of the directors who are Unaffiliated Directors with respect to such transaction shall have the exclusive power and duty to determine, on the basis of information known to them after reasonable inquiry, whether a Person is (a) a Substantial Shareholder, (b) an Affiliate or Associate of a Substantial Shareholder, and (c) an Unaffiliated Director. Any such determination of a majority of the Unaffiliated Directors shall be final and binding in the absence of fraud or gross negligence by such Unaffiliated Directors.

Section 4.    Amendment of Article X.    The provisions of this Article X may be amended, altered or repealed only at a meeting of shareholders by the affirmative vote of the holders of at least eighty percent (80%) of the shares of Voting Stock entitled to vote on amendments to these Articles of Incorporation; provided, however, that the provisions of this Section 4 shall not apply to any such amendment, alteration or repeal that shall have been approved and recommended to the shareholders for approval by a majority of Unaffiliated Directors.

ARTICLE XI

LIMITATION OF DIRECTOR LIABILITY

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or Section 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XI. If, after the effective date of this Article XI, the Minnesota Business Corporation Act is amended to authorize the further elimination or limitation of the liability of directors, then, in addition to the limitation on personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by such amended Act. Any repeal or modification of this Article XI by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

BEST BUY CO., INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Best Buy Co., Inc. 2008 Employee Stock Purchase Plan (the "Plan"), as adopted by Best Buy Co., Inc. ("Best Buy") and its Designated Subsidiaries described in Section 2 of this Plan (collectively, with Best Buy, the "Company").

1.    Introduction.

  (a)
  Purpose.    The purpose of the Plan is to enable the Company to obtain and retain the services of employees. In addition, the Plan provides a convenient, meaningful opportunity for eligible Employees to purchase Common Stock of Best Buy, thereby increasing participating such Employees' personal interest in the Company's success.

  (b)
  Portion of Plan to Comply with Code Section 423.    The Company intends to have a portion of the Plan qualify as an "employee stock purchase plan" within the meaning of Code section 423; and intends that such portion of the Plan be treated as a separate plan. Such portion of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner that is consistent with Code section 423.

  (c)
  Portions of Plan Not Complying with Code Section 423.    Section 20 of this Plan, and any additional provisions adopted by the Committee pursuant thereto, are intended by Best Buy to allow creation of separate portions of the Plan providing for the offering of Common Stock other than through the portion of the Plan governed by Code section 423, for purchase by individuals who are either (i) generally not subject to income taxation by the United States, or (ii) employed by non-corporate Subsidiaries that are not eligible to be Designated Subsidiaries because they are described in clause (ii) of the definition of Subsidiary below.

  (d)
  Effect on Prior Plan.    This Plan supersedes the Amended and Restated Best Buy Co, Inc. 2003 Employee Stock Purchase Plan, as of the effective date of this Plan's approval by the shareholders of Best Buy.

2.    Definitions.

  (a)
  "Account" means an account established pursuant to Section 6(b) and maintained on the books and records of the Company to record the amount of all remaining Contributions accumulated with respect to a Participant as a result of deductions made from such Participant's paychecks for the purpose of purchasing Shares under the Plan.

  (b)
  "Applicable Laws" shall mean all applicable laws, rules, regulations and requirements, including, but not limited to, corporate and securities laws of any of the United States, United States federal securities laws, the Code, the rules of any stock exchange or quotation system on which Shares are listed or quoted; and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Options are granted under the Plan or where Employees reside or provide services, as such laws, rules, regulations and requirements shall be in effect from time to time.

  (c)
  "Best Buy" means Best Buy Co., Inc., a Minnesota corporation.

  (d)
  "Board" means the Board of Directors of Best Buy.

  (e)
  "Business Day" means any day (other than a Saturday or Sunday) on which the New York Stock Exchange is permitted to be open for trading.

  (f)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (g)
  "Commencement Date" means the first calendar day of each Contribution Period of the Plan.

  (h)
  "Committee" means the Compensation and Human Resources Committee of the Board, or any successor committee of the Board with similar responsibilities; provided, however, that the Board shall have the power to take any action that may be taken by the Committee under this Plan, except to the extent such action would not comply with any Applicable Laws.

  (i)
  "Common Stock" means the Common Stock, par value $.10 per share, of Best Buy.

  (j)
  "Company" means collectively, Best Buy and the Designated Subsidiaries (but only while a Designated Subsidiary is so designated.

  (k)
  "Compensation" means total cash compensation received by a Participant from the Company. Compensation shall be limited to amounts received by a Participant during the period he or she is participating in the Plan and includes salary, wages, overtime premiums, bonuses and other incentive payments, amounts contributed by the Participant to any benefit plan maintained by the Company (including any Code section 125 plan, Code section 401(k) plan or any other deferred compensation plan), overtime pay, commissions, draws against commissions, shift differentials, sick pay, vacation pay, holiday pay, and shutdown pay, except to the extent that the exclusion of any such item (or a subset of any such items) is specifically directed by the Plan Administrator for all Participants in a manner that does not violate Code section 423. "Compensation" does not include any remuneration paid in a form other than cash, fringe benefits (including car allowances, tuition assistance and relocation payments), employee discounts, expense reimbursement or allowances, long-term disability payments, workers' compensation payments, welfare benefits, and any contributions that the Company or any other Subsidiary makes to any benefit plan (including any 401(k) plan or any other welfare or retirement plan), nor income realized as a result of participation in any stock option, restricted stock, stock purchase or similar plans of the Company or any other Subsidiary.

  (l)
  "Continuous Status as an Employee" means, with respect to an Employee, a period of employment by the Company without any interruption or termination of his or her service as an Employee of the Company. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave; (ii) leave allowed under the Family and Medical Leave Act; (iii) personal leave; (iv) military leave; (v) jury duty; (vi) any other leave of absence approved by the Plan Administrator' provided, however, that such leave does not exceed the respective time period designated by Company policy, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (vii) transfers between locations of the Company, between Best Buy and any of the Designated Subsidiaries, or between any of the Designated Subsidiaries. See the definition of "Employee" for the effect of any Designated Subsidiary ceasing to be a Designated Subsidiary.

  (m)
  "Contribution Period" means any period of six consecutive months specified in Section 4(a), which shall be subject to change pursuant to Section 4(b); provided, however, that no Contribution Period shall exceed 27 months.

  (n)
  "Contributions" means all amounts credited to the Account of a Participant pursuant to the Plan.

  (o)
  "Designated Subsidiaries" means all Subsidiaries that are either corporations described in clause (i) of the definition of Subsidiary below, or are treated as corporations under the Code as described in clause (iii) of that definition; and in either case have been designated by the Committee from time to time in its sole discretion as employers that are eligible to participate in the portion of the Plan that is subject to Code section 423. This definition of Designated Subsidiaries shall be interpreted consistently with Code section 424(f).

  (p)
  "Employee" means any individual who is a common-law employee of the Company for purposes of tax withholding under Code section 3401(c), including an officer or director who is also such an employee, but excluding any individual whose customary employment is (i) less than 20 hours per week or (ii) for not more than 5 months in any calendar year. If the Committee determines that any Designated Subsidiary shall no longer be a Designated Subsidiary, or a Designated Subsidiary ceases to be a Designated Subsidiary because it is no longer a Subsidiary, the employees of such Designated Subsidiary shall automatically cease to be Employees or Participants as of the effective date of such event.

  (q)
  "ESPP Broker" means the licensed broker-dealer or other financial services firm designated from time to time by the Plan Administrator in accordance with Section 9(a) to assist in administering this Plan.

  (r)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (s)
  "Fair Market Value" means, with respect to the Common Stock on a given date, the last reported sale price for the Common Stock for such date, or if such date is not a Business Day, the last reported sale price for the Common Stock for the last Business Day preceding such date, as quoted on the New York Stock Exchange; provided, however, that if the Common Stock ceases to be listed for trading on the New York Stock Exchange or another exchange, "Fair Market Value" of the Common Stock for a given date shall mean the value determined in good faith by the Committee.

  (t)
  "New Purchase Date" shall have the meaning set forth in Section 13(d).

  (u)
  "Option" shall mean a right granted to a Participant under Section 7, as of the Commencement Date of a Contribution Period, to purchase Shares as of the Purchase Date in that Contribution Period.

  (v)
  "Participant" means any Employee who is eligible and has elected to participate in the Plan accordance with Sections 3 and 5; and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

  (w)
  "Plan" means this Best Buy Co., Inc. 2008 Employee Stock Purchase Plan, as it may be amended from time to time.

  (x)
  "Plan Administrator" means the Committee, or if and to the extent the Committee designates one or more employees of the Company to administer the Plan in accordance with Section 14, such employee(s) shall be the Plan Administrator; provided, however, that, notwithstanding any such delegation, the Committee shall have the power to take any action that may be taken by the Plan Administrator under this Plan, except to the extent such action would not comply with any Applicable Laws.

  (y)
  "Purchase Date" means the last calendar day of each Contribution Period of the Plan.

  (z)
  "Purchase Price" means, with respect to a Contribution Period, an amount equal to 85% of the Fair Market Value of a Share on the Commencement Date or on the Purchase Date, whichever is lower.

  (aa)
  "Reserves" means the sum of (i) the number of Shares covered by Options granted under the Plan that have not yet been exercised and (ii) the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under an Option.

  (bb)
  "Share" means a share of Common Stock, as adjusted in accordance with Section 12.

  (cc)
  "Subsidiary" means any of the following entities:

  (i)
  a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock is held by Best Buy or any such corporate subsidiary of Best Buy, whether or not such corporation now exists or is hereafter organized or acquired by Best Buy or another such subsidiary of Best Buy;

  (ii)
  an unincorporated business entity, domestic or foreign, such as a limited liability company or partnership, in which Best Buy or another Subsidiary holds directly or indirectly not less than 50% of the total combined voting power with respect to all classes of equity ownership of such entity; or

  (iii)
  an unincorporated business entity described in the preceding clause (ii) that either (A) has duly elected under applicable Treasury Regulations to be an association treated as a corporation for United States federal income tax purposes, and such election continues in effect; or (B) is disregarded as a separate entity for United States federal income tax purposes, has not made an election described in the preceding clause (A) and, pursuant to applicable Treasury Regulations, its assets are considered to be owned by Best Buy or another Subsidiary that is a corporation or is treated as one under the preceding clause (A); whether or not such unincorporated business entity now exists or is hereafter organized or acquired by Best Buy or another Subsidiary of Best Buy.

3.    Eligibility.

  (a)
  Eligible Employees.    Any individual who is an Employee, immediately after he or she has completed 60 calendar days of Continuous Status as an Employee, shall become eligible to participate in the Plan on the first day of the month coincident with or next following completion of such period of service, subject to the requirements of the following paragraph (b), Sections 5(a) and 11, and the limitations imposed by Code section 423(b). Except as otherwise provided in the following paragraph (b), each Employee who is eligible to participate in this Plan shall have the same rights and privileges under the Plan.

  (b)
  Limitations on Option Grants to Eligible Employees.    Notwithstanding any contrary provisions of the Plan, no Employee shall be granted an Option under the Plan (except for Options granted under any portion of the Plan not intended to be subject to the requirements of Code section 423):

  (i)
  if, immediately after the grant, such Employee (together with any other person whose Best Buy stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own capital stock of Best Buy or of any Subsidiary that is a corporation (or is treated as one under the Code) and/or hold outstanding options to purchase stock possessing in the aggregate 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of Best Buy or of any such Subsidiary; or

  (ii)
  if such Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in section 423 of the Code) of Best Buy or of any Subsidiary that is a corporation (or is treated as one under the Code) to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such Option is granted), or that exceeds 10,000 Shares, for each calendar year in which such Option is outstanding at any time.

Without limiting the Committee's authority under Section 19, it shall have the power to amend the Plan by changing the conditions for eligibility to participate in the Plan with respect to future grants of Options, without shareholder approval, if such change is announced at least 20 Business Days before the next Commencement Date on which

Options are to be granted, and only if such eligibility conditions comply with the requirements of Code section 423(b)(4).

4.    Contribution Periods.

  (a)
  Initial Contribution Periods.    Subject to the following paragraph (b), the Plan shall be implemented by a series of consecutive Contribution Periods commencing on the first Friday of April and October each year and ending on the Thursday preceding the first Friday of the following October and April, respectively. The first Contribution Period under this Plan shall commence on October 3, 2008, and shall end on April 2, 2009. The Plan shall continue until terminated in accordance with Section 13 or Section 19.

  (b)
  Changes.    The Committee shall have the power to change the duration and/or frequency of Contribution Periods with respect to future purchases of Shares, without shareholder approval, if such change is announced to all Employees who are eligible under Section 3 at least five Business Days before the Commencement Date of the first Contribution Period to be affected by the change; provided, however, however, that no Contribution Period shall exceed 27 months.

5.    Participation.

  (a)
  Enrollment Process.    An eligible Employee may become a Participant by following the established enrollment procedure as directed by the Plan Administrator, or any other entity designated by the Plan Administrator, before the Commencement Date of the applicable Contribution Period, unless an earlier or later time for completing the enrollment procedure is set by the Plan Administrator for all eligible Employees with respect to a given Contribution Period. Each eligible Employee who elects to participate for a Contribution Period shall determine the percentage of his or her future Compensation, subject to the limits in Sections 3(b)(ii) and 6(a), to be deducted from his or her paychecks after the Commencement Date for that Contribution Period and allocated to his or her Account as Contributions pursuant to the Plan.

  (b)
  Payroll Contributions.    Any such payroll deductions for a Contribution Period shall commence from the first payroll following its Commencement Date and shall end on the last payroll paid on or before the Purchase Date of the Contribution Period, unless sooner terminated as provided in Section 10. A Participant who has elected to participate during a Contribution Period shall automatically participate in future Contribution Periods at the same rate of Contributions until the Participant's rate of Contributions is changed pursuant to Section 6, or the Participant withdraws from the Plan or ceases to be an Employee as provided in Section 10.

6.    Method of Payment of Contributions.

  (a)
  Contribution Amounts.    Subject to the limitations of Sections 3(b) and 11, a Participant shall elect to have Contributions made as payroll deductions on each payday during the Contribution Period in any percentage of his or her Compensation that is not less than 1% and not more than 20% (or such other maximum percentage as the Committee may establish from time to time before any Commencement Date) of such Participant's Compensation on each payday during the Contribution Period. Contribution amounts shall be withheld in whole percentages only.

  (b)
  Accounts.    Accounts will be maintained for each Participant in the Plan. All payroll deductions made by a Participant as Contributions shall be credited to his or her Account. A Participant may not make any additional payments into his or her Account. A Participant's Account balance shall remain the property of the Participant at all times, subject to the limitations of Sections 16 and 17, but the funds deducted from his or her paychecks may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by any Applicable Laws. No interest shall accrue on the Contributions or the

    Account balance of a Participant in the Plan, unless otherwise determined necessary by the Plan Administrator for the Accounts of Participants in the portion of the Plan that is not intended to qualify under Code section 423.

  (c)
  Contribution Changes by a Participant.

  (i)
  A Participant may discontinue his or her participation in the Plan as provided in Section 10.

  (ii)
  Unless otherwise provided by the Plan Administrator, a Participant may decrease the rate of his or her Contributions once during a Contribution Period by following the established administrative procedures as directed by the Plan Administrator to authorize a decrease in the payroll deduction rate. The decrease in rate shall be effective as soon as administratively feasible following the date the rate change election is received by the Company or any other entity designated by the Plan Administrator. However, any decrease in a Participant's rate of Contributions for a Contribution Period must be made at least 20 Business Days before the end of the Contribution Period, or it will not be effective until the next following Contribution Period.

  (iii)
  Unless otherwise provided by the Plan Administrator, a Participant may not increase the rate of his or her Contributions during a Contribution Period. A Participant may only increase the rate of his or her Contributions with respect to a future Contribution Period by following the established administrative procedures as directed by the Plan Administrator to authorize an increase in the payroll deduction rate of Contributions. Any such rate increase shall be effective as of the Commencement Date of the next Contribution Period following a reasonable period (set by the Plan Administrator) after the date of its receipt by the Company, or any other entity designated by the Plan Administrator.

  (d)
  Contribution Changes by the Company.    Notwithstanding the foregoing, to the extent necessary to comply with Section 3(b), Section 11 and Code section 423(b)(8), the Plan Administrator may in its sole discretion direct the Company to reduce a Participant's payroll deductions for Contributions during any Contribution Period. If that occurs, any such Participant's payroll deductions shall re-commence, at the Contributions rate provided in the Participant's most recently submitted enrollment materials, at the beginning of the first Contribution Period that is scheduled to end in the next succeeding calendar year, unless any such limit continues to apply in that Contribution Period or the Participant terminates his or her payroll deductions as provided in Section 10.

7.    Grant of Options.    On the Commencement Date of each Contribution Period, each eligible Employee participating in such Contribution Period shall be granted the right and option to purchase (an "Option"), on the next Purchase Date, a number of Shares determined by dividing (a) such Employee's Contributions accumulated before such Purchase Date and retained in the Participant's Account as of the Purchase Date, by (b) the applicable Purchase Price, subject to the limitations set forth in Sections 3(b) and 11.

No Participant shall have any interest or voting right in Shares covered by any Option granted to him or her under this Plan until the Option has been exercised.

8.    Exercise of Options.    Unless a Participant withdraws from the Plan or ceases to be an eligible Employee as provided in Sections 3 and Section 10, his or her Option for a Contribution Period shall be exercised automatically on the Purchase Date of the Contribution Period; and the maximum number of Shares (which may include a fractional Share) subject to the Option will be purchased at the applicable Purchase Price with the accumulated Contributions remaining in his or her Account. The Shares purchased upon exercise of an Option hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During a Participant's lifetime, his or her Options shall be exercisable only by the Participant; and shall not be exercisable after his or her death.

9.    Delivery of Shares, Holding Periods and Dividends.

  (a)
  Delivery of Shares to ESPP Broker.    As promptly as practicable after the Purchase Date of each Contribution Period, the number of Shares purchased by each Participant upon exercise of his or her Option shall be issued by Best Buy and deposited into a brokerage account established in the Participant's name with the ESPP Broker, for and on behalf of the Participant, in accordance with procedures established from time to time by the Plan Administrator. The terms of such ESPP Broker account shall be at the sole discretion of the Plan Administrator; and a Participant's participation in the Plan is expressly conditioned on his or her acceptance of such terms.

  (b)
  Conditions Preceding Issuance of Shares.    Shares shall not be issued with respect to an Option unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for Best Buy with respect to such compliance. As a further condition to the exercise of an Option, Best Buy may require the Participant exercising the Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel Best Buy, such a representation is required by any of the Applicable Laws mentioned above.

  (c)
  Disposition of Shares; Holding Period under Code Section 423.    Any ESPP Broker account established to hold a Participant's Shares shall be titled solely in the name of the Participant, unless the Participant is notified by the Plan Administrator that the account may be titled or re-titled jointly with another person, consistent with the policies of the ESPP Broker and Applicable Law. The Participant may dispose of the Shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift or other transfer of title, in which case applicable transaction fees will be charged. However, in the absence of such disposition or a transfer upon the Participant's death pursuant to Section 15, the Shares must remain in the Participant's ESPP Broker account for a period of at least 18 months from the Purchase Date for those Shares, regardless of the Participant's Continuous Status as an Employee. After such time, the Participant, at his or her option, may elect to (i) keep the Shares in the ESPP Broker account; (ii) receive a stock certificate, at no charge, evidencing all or some of the Shares credited to the Participant's ESPP Broker account; (iii) request a DRS transfer (book entry registration without a certificate) or (iv) transfer, at the Participant's expense, all or some of the Shares credited to the Participant's ESPP Broker account to an account with another broker chosen by the Participant.

    However, any Participant who is not subject to United States taxation may, at any time and without regard to the 18-month holding period specified in the preceding paragraph for any Shares, move any of his or her Shares from his or her ESPP Broker account to an account with another broker chosen by the Participant, or request that a certificate representing the Shares be issued and delivered to the Participant.

  (d)
  Other Holding Periods.    The Committee shall have the sole and absolute discretion to impose a minimum holding period on Shares purchased under this Plan, during which each Participant's right to transfer or otherwise dispose of Shares will be restricted for a specified period of time. Any such holding period may be imposed or increased only for Shares purchased during Contribution Periods that begin after all eligible

    Employees have been given notice of the new or increased holding period, which notice shall be given at least five Business Days before the Commencement Date of the first Contribution Period in which Shares that will be subject to such new or increased holding period may be purchased.

  (e)
  Dividends.    Dividends paid in the form of cash, Shares or other non-cash consideration with respect to the Common Stock in a Participant's ESPP Broker account established under this Section 9 shall be credited to such ESPP Broker account. However, if a Participant holding Shares in any ESPP Broker account is subject to United States withholding taxes on any dividends payable with respect to the Shares, all cash dividends payable on those Shares shall be paid by Best Buy net of the applicable United States withholding taxes on such dividends, which taxes shall be withheld by Best Buy and paid to the appropriate United States tax authorities. The Company or any other Subsidiary employing each Participant shall annually notify the Participant, as part of its periodic reporting obligations under Applicable Laws, of the amount of such withholding applicable to dividends on the Participant's Shares in an ESPP Broker account, in order to enable the Participant to apply for any applicable tax credit in each country in which the Participant is subject to taxes on such dividends.

10.    Voluntary Withdrawal; End of Employee Status.

  (a)
  Withdrawal.    A Participant may withdraw from the Plan by following the established administrative procedures as directed by the Plan Administrator, or other entity designated by the Plan Administrator. The withdrawal request will be effective as soon as administratively feasible. However, any withdrawal request must be made at least 20 Business Days before the end of a Contribution Period, or such withdrawal request shall not be effective until the next following Contribution Period. If a withdrawal request is effective during a Contribution Period, all of the Participant's Contributions credited to his or her Account for that Contribution Period will be paid to him or her, his or her Option granted for that Contribution Period will be automatically terminated, and the Participant may not make any further Contributions for the purchase of Shares until he or she re-enrolls. Upon withdrawal from the Plan , a Participant may not re-enroll in the Plan until the next Contribution Period after the Contribution Period in which the withdrawal was effective. In order to re-enroll, a Participant must follow the procedures described in Section 5(a).

  (b)
  End of Employee Status.    Upon termination of the Participant's Continuous Status as an Employee before the Purchase Date of a Contribution Period for any reason including his or her death or retirement, or if the Participant remains employed by a Subsidiary that ceases to be a Designated Subsidiary before that Purchase Date, the Contributions credited to his or her Account for that Contribution Period will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15; and his or her Option for that Contribution Period will be automatically terminated. Whether the Participant's Continuous Status as an Employee has been terminated shall be determined by the Plan Administrator in its sole discretion.

  (c)
  Other Plans.    A Participant's withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or any other Subsidiary.

11.    Limit on Shares Available under this Plan.

  (a)
  Maximum Number.    Subject to adjustment as provided in Section 12, the maximum number of Shares that may be offered and issued under the Plan shall be 5,000,000 Shares. If any Option granted under the Plan shall for any reason terminate without having been exercised, at a time when such maximum number of Shares has not been reached, the Shares not purchased under such Option shall again become available for offering and issuance under the Plan.

  (b)
  Application of Limit.    If the Plan Administrator determines that, on a given Purchase Date, the number of Shares with respect to which Options are to be exercised will exceed (i) the number of Shares that were available for sale under the Plan on the Commencement Date of the applicable Contribution Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Plan Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Commencement Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants on such Purchase Date. If such event occurs at the beginning of a Contribution Period, the Company shall appropriately reduce the payroll deductions to be made pursuant to the Participants' authorizations for that Contribution Period, and the Company shall give notice of such reduction to each Participant affected thereby. If such event occurs at the end of a Contribution Period, the Company shall refund to each affected Participant any Contributions made for that Contribution Period that cannot be used to purchase Shares.

12.    Adjustments Upon Changes in Capitalization.

  (a)
  Adjustments.    Subject to any required action by the shareholders of Best Buy, and subject to Section 13, upon (or, as may be necessary to effect the adjustment, immediately prior to) a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of Best Buy), a merger, consolidation or reorganization or any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock, or an exchange of Common Stock or other securities of Best Buy, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, the Committee shall equitably and proportionately adjust (i) the number of Shares constituting the Reserves, as well as the maximum number of Shares that may be purchased by a Participant in a calendar year pursuant to Section 3(b)(ii); (ii) the maximum number of Shares set forth in Section 11; (iii) the price per Share covered by each Option that has not yet been exercised; and/or (iv) the securities, cash or other property deliverable upon exercise or payment of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Options and otherwise to account for the effects of the transaction. The Committee's determination with respect to the adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issue by Best Buy of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares reserved hereunder or subject to an Option hereunder.

  (b)
  Compliance with Applicable Laws.    It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies Applicable Laws (including, without limitation and as applicable in the circumstances, Code sections 424 and 409A) and accounting requirements (so as to not trigger any charge to earnings with respect to such adjustment).

  (c)
  Authority of Committee.    Without limiting the generality of Section 14, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 12, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

13.    Effect of Sale, Merger or Liquidation.    If either (a) Best Buy or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of Best Buy by means of a sale, merger or reorganization in which Best Buy will not be the surviving corporation (other than a reorganization effected primarily to change the state in which Best Buy is incorporated, a merger or consolidation with a wholly-owned Subsidiary that is a corporation (or is treated as one under the Code), or any other transaction in which there is no substantial change in the shareholders of Best Buy or their relative stock holdings, regardless of whether Best Buy is the surviving corporation) or (b) Best Buy is liquidated, then the Contribution Period in progress at the time of such transaction or liquidation shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date the Contribution Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of such transaction or liquidation, and the Plan Administrator shall notify each Participant in writing, at least 10 Business Days before the New Purchase Date, that the Purchase Date for his or her Option has been changed to the New Purchase Date and that his or her Option will be exercised automatically on the New Purchase Date, unless before such date, the Participant has withdrawn from the Plan for that Contribution Period as provided in Section 10.

14.    Administration.    The Plan Administrator shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may delegate ministerial duties to such of the Company's other employees, outside entities and outside professionals as the Plan Administrator so determines.

15.    Death of Participant.    If Participant dies, the Company shall deliver any Shares and cash in the Participant's Account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability.    Neither Contributions credited to a Participant's Account nor any rights with regard to the exercise of an Option may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 15) by the Participant or any person entitled to the Account balance or such rights under Section 15. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw the Account balance in accordance with Section 10. Furthermore, no balance in a Participant's Account or Shares that have not been delivered shall be subject to any debts, contracts, liabilities, engagements or torts of the Participant or any person entitled to the Account balance or such Shares under Section 15.

17.    Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose; and the Company shall not be obligated to segregate such Contributions. The Plan is unfunded and shall not create nor be construed to create a trust or separate fund of any kind or a fiduciary relationship among the Company, the Board, the Committee, the Plan Administrator and any Participant. To the extent a Participant acquires a right to receive payment from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

18.    Reports.    Account statements will be made available (at times directed by the Plan Administrator) to participating Employees by the Company and/or the ESPP Broker. For each Contribution Period, those statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, the remaining Account balance, if any, and the balance of any ESPP Broker account.

19.    Amendment or Termination of Plan.

  (a)
  General Authority of Committee.    The Committee may at any time terminate the Plan, or may from time to time amend the Plan in any manner it deems necessary or advisable; provided, however, that no such action shall adversely affect any Options then outstanding under the Plan unless such action is required to comply with Applicable Laws; and provided, further, that no such action of the Board shall be effective without the approval of Best Buy's shareholders if such approval is required by Applicable Laws. Upon the termination of the Plan, any balance in a Participant's Account shall be refunded to him or her as soon as practicable thereafter, unless the Committee terminates the Plan on a Purchase Date or by the Committee's setting a New Purchase Date with respect to a Contribution Period then in progress.

  (b)
  Administrative Amendments and Similar Actions.    Without shareholder approval and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Contribution Periods, limit the frequency and/or number of changes in the amount deducted during a Contribution Period, establish the exchange ratio applicable to amounts deducted in a currency other than United States dollars, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts deducted from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable and consistent with the Plan.

  (c)
  Exhaustion of Reserves.    The Plan shall automatically terminate on the date when all of the Shares that were reserved under Section 11 for issuance under this Plan have been purchased by Participants under the Plan.

20.    International Participants and Employees of Non-corporate Subsidiaries.

  (a)
  Adoption of Special Provisions by Certain Subsidiaries.    The Committee shall have the power and authority to allow any of Best Buy's Subsidiaries other than Designated Subsidiaries to adopt and join in one of the following portions of this Plan that is not intended to comply with Code section 423, as described in Section 1(c):

  (i)
  A portion for employees of any such Subsidiary who are generally not subject to income taxation by the United States (the "Non-U.S. Portion"), or

  (ii)
  A portion for employees who are employed by any non-corporate Subsidiary that is not eligible to be a Designated Subsidiary because it is described in clause (ii) of the definition of Subsidiary (the "Non-corporate Portion").

  (b)
  Terms and Conditions for Any Non-U.S. Portion of the Plan.    If the Committee allows any Subsidiary other than a Designated Subsidiary to adopt the Non-U.S. Portion of the Plan, the Committee may allow certain employees of such Subsidiaries who work or reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may adopt from time to time, which terms and conditions may modify the terms and conditions set forth elsewhere in this Plan, with respect to such employees, to the extent permitted under the following paragraph (d). Without limiting the authority of the Committee, the special terms and conditions that may be adopted with respect to any foreign country need not be the same for all foreign countries; and may include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to Accounts held for the benefit of such employees who elect to participate, the purchase price of any Shares to be acquired, the length of any Contribution Period, the maximum amount of contributions, credits or Shares that may be acquired by any such participating employees, and a participating employee's rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares under the Non-U.S. Portion of the Plan, or termination of employment.

  (c)
  Terms and Conditions for Any Non-corporate Portion of the Plan.    If the Committee allows any non-corporate Subsidiary to adopt the Non-corporate Portion of the Plan, the Committee may allow certain employees of such Subsidiaries an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may adopt from time to time, which terms and conditions may modify the terms and conditions set forth elsewhere in this Plan, with respect to such employees, to the extent permitted under the following paragraph (d). Without limiting the authority of the Committee, the special terms and conditions that may be adopted with respect to any non-corporate Subsidiary need not be the same for all non-corporate Subsidiaries; and may include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to Accounts held for the benefit of such employees who elect to participate, the purchase price of any Shares to be acquired, the length of any Contribution Period, the maximum amount of contributions, credits or Shares that may be acquired by any such participating employees, and a participating employee's rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares under the Non-corporate Portion of the Plan, or termination of employment.

  (d)
  Compliance with Applicable Laws; Effect of Code Section 409A.    Any purchases of Common Stock made pursuant to the provisions of this Section 20 shall not be subject to the requirements of Code section 423, but shall be made pursuant to any other Applicable Laws; provided, however, the granting of any Options under this Section 20 shall be completed and administered only in a manner that is intended to either (i) comply with Code section 409A, or (ii) be exempt from taxation imposed by Code section 409A(a)(1)(A) or (B), so as to prevent any such taxation being imposed on participants receiving any such grant. For example, Options granted under this Section 20 may either:

  (i)
  comply with Code section 409A by either specifying exercise prices that are not less than the fair market value of the Common Stock at the date of grant, or specifying Purchase Dates that are fixed dates or made contingent upon the occurrence of certain earlier or later payment events permitted under Code section 409A, in either case when the Options are granted; or

  (ii)
  be exempt from Code section 409A if granted under the Non-U.S. Portion of the Plan to certain non-resident alien individuals employed by Subsidiaries that are not Designated Subsidiaries and operate outside the United States, to the extent the latter type of grant is treated under section 1.409A-1(b)(8) of the Treasury Regulations as not providing deferred compensation for such individuals.

21.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Term of Plan; Effective Date.    The Plan shall become effective upon approval by Best Buy's shareholders. It shall continue in effect until all of the Reserves are exhausted or such earlier time as the Plan is terminated pursuant to Section 19.

23.    Governing Law.    Except as otherwise explicitly stated in this Plan, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Minnesota and applicable United States federal laws.

24.    Severability.    If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan under any law, such provision shall be construed or deemed amended to conform to Applicable Laws; or if it cannot be so construed or deemed amended without materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

25.    No Rights as an Employee.    Nothing in the Plan shall be construed to give any individual (including an Employee or Participant) the right to remain in the employ of Best Buy or any Subsidiary, nor to affect the right of Best Buy or any Subsidiary to terminate the employment of any individual (including the Employee or Participant) at any time with or without cause. Nothing in this Plan shall confer on any person any legal or equitable right against Best Buy or any Subsidiary, or give rise to any cause of action at law or in equity against Best Buy or any Subsidiary. Neither the Options granted, any Shares purchased hereunder nor any other benefits conferred hereby, including the right to purchase Common Stock at a discount, shall form any part of the wages or salary of any eligible Employee for purposes of any severance pay or termination damages, irrespective of the reason for termination of employment. Under no circumstances shall any individual ceasing to be an Employee be entitled to any compensation for any loss of any right or benefit under this Plan that such Employee might otherwise have enjoyed, but for ceasing to be an Employee, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

26.    Taxes.    Participants are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under Applicable Laws relating to any amounts deemed under the laws of the country of their residency or of the organization of the Subsidiary employing such Participant to constitute income arising out of the Plan, the purchase and sale of Shares pursuant to the Plan and the distribution of Shares or cash to the Participant in accordance with this Plan. Each Participant hereby authorizes Best Buy or any Designated Subsidiary that pays Compensation to the Participant to make appropriate tax withholding deductions from that Compensation with respect to any Contributions authorized by the Participant, which deductions shall be in addition to any payroll deductions made as Contributions pursuant to Section 6, and to pay such withheld taxes to the appropriate tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of the Participant under Applicable Laws.

27.    Acceptance of Terms.    By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee or the Plan Administrator; and shall be fully bound thereby.

Adopted by the Compensation and Human Resources Committee of Best Buy Co., Inc. on February 22, 2008.

Adopted by the Board of Directors of Best Buy Co., Inc. on April 8, 2008.

BEST BUY CO., INC.

AUDIT COMMITTEE

CHARTER

Purpose

The Audit Committee ("Committee") of Best Buy Co., Inc. ("Company") is appointed by the Board of Directors ("Board") to discharge the Board's responsibilities relating to oversight of the following: 1) the integrity of the Company's financial statements and financial reporting processes, 2) the Company's internal accounting systems, financial and operational controls, 3) the qualifications and independence of the independent auditor, 4) the performance of the Company's Internal Audit function and the independent auditor, and 5) the Company's compliance with its ethics programs, including the its Code of Business Ethics, and legal and regulatory requirements. In so doing, the Committee will maintain free and open communication between the Board, the independent auditor, Internal Auditors and management of the Company.

Committee Membership

The Committee will be composed of at least three directors, each of whom are independent as defined by the New York Stock Exchange listing standards. All Committee members will be financially literate and will have sufficient knowledge of financial matters to enable them to carry out the responsibilities of the Committee. At least one member of the Committee will be designated as the "financial expert," as defined by applicable rules and regulations. In addition, members of the Committee may not accept any consulting, advisory, or other compensatory fee from the Company (other than in their capacity as a member of the Board or one or more of the Board's committees) and may not be affiliated persons of the Company or its subsidiaries. The Committee members and Chairperson will be appointed by the Board pursuant to the recommendations of the nominating committee of the Board and may be removed by the Board in its discretion. No Committee member will simultaneously serve on the audit committees of more than two other public companies. The Committee will have authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All Committee members are expected to attend each meeting, in person or via tele- or video-conference. A majority of the Committee will comprise a quorum when all Committee members are unable to attend a meeting. The Committee may request that other Board members, or officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide pertinent information. The Committee may exclude from its meetings any persons it deems inappropriate. Periodically, the Committee may meet in executive session separately without management, with internal auditors and with the Company's independent auditor. If practicable, meeting agendas will be prepared in advance of the meeting and distributed to members, along with appropriate briefing materials.

Committee Authority

The Committee will have the authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

  •
  Obtain full access to all relevant records, property and personnel of the Company.

  •
  Retain outside counsel or other experts and advisors as it determines necessary.

  •
  Approve appropriate compensation for the independent auditor or any other registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.

  •
  Approve appropriate compensation at the Company's expense for any advisers engaged by the Committee for the purpose of carrying out its duties, and ordinary administrative expenses of the Committee.

Committee Responsibility

The following represent the primary recurring duties of the Committee in carrying out its oversight responsibilities:

A.    Independent Auditor

  1.
  The Committee will be directly responsible for the appointment (subject, as applicable, to shareholder ratification), termination, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The Committee will, at least annually, evaluate the independent auditor's qualifications, performance and independence, taking into account the opinions of management and its internal auditors. Such evaluation will include the review and evaluation of the experience and qualifications of the senior members of the independent auditor team. The conclusions regarding the independent auditor evaluation will be presented to the Board.

  2.
  The Committee will ensure the rotation of the lead audit partner and other audit partners as professional standards dictate, and consider whether there should be regular rotation of the audit firm itself.

  3.
  The Committee will pre-approve all audit and non-audit services provided by the independent auditor unless such services are considered de-minimus audit-related services as defined by the Securities and Exchange Commission ("SEC") and acceptable under the Company's independent auditor policy. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the Committee at its next scheduled meeting.

  4.
  At least annually, the Committee will obtain and review a report by the independent auditor describing:

  a.
  The firm's internal quality control procedures.

  b.
  Any material issues raised by:

  (i)
  The most recent internal quality control review, reviews performed by the Public Company Accounting Oversight Board or SEC, or any other peer review of the firm,

  (ii)
  Any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and

  (iii)
  Any steps taken to deal with any such issues.

  c.
  All relationships between the independent auditor and the Company to assess the auditor's independence.

  5.
  The Committee will establish for the Company clear hiring policies for employees or former employees of the independent auditor that meet applicable listing standards as well as federal rules and regulations.

B.    Audit Processes and Reporting

  1.
  The Committee will meet with the internal auditors, the independent auditors and appropriate management of the Company to review the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee will also meet with these groups to discuss the adequacy and effectiveness of the Company's accounting, financial and other internal controls. Further, the Committee will meet separately with management, its internal auditors and the independent auditor periodically, to discuss the results of their examinations and whether there were any audit problems or difficulties encountered during their work or with management's responses.

  2.
  The Committee will review:

  a.
  Reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

  b.
  Management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor's report on management's assertion as required.

  c.
  All material written communications between the independent auditor and the Company's internal auditors, such as the management letter or accounting adjustments that were noted or proposed by the independent auditor, but were not adopted or reflected.

  d.
  Any material communications between the independent auditor's audit team and the independent auditor's national office regarding auditing or accounting issues presented by the engagement.

  3.
  The Committee will discuss with the independent auditor and the Company's internal auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures and aggregate contractual obligations on the Company's financial statements.

  4.
  The Committee will review the interim financial statements with management and the independent auditor prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. The Chairperson or a designee of the Committee may represent the entire Committee for purposes of this review. Further, the Committee will review and discuss with management and the independent auditor earnings press releases, including the use, if any, of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

  5.
  The Committee will review with management and the independent auditor the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, to be included in the Company's Annual Reports on Form 10-K. The Committee will also review with management and the independent auditor their judgments about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Additionally, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Following completion of the annual audit, the Committee will review the independent auditor's recommendations to management as well as the results of procedures performed.

  6.
  The Committee will prepare its report to be included in the Company's annual proxy statements, as required by SEC regulations.

  7.
  The Committee will review disclosures made by the Company's Chief Executive Officer and Chief Financial Officer during the Forms 10-K and 10-Q certification processes about significant deficiencies, if any, in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

C.    Legal and Ethical Compliance

  1.
  The Committee will establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, if appropriate, the Committee will receive Company attorneys' reports of evidence of material violations of securities laws or breaches of fiduciary duty.

  2.
  The Committee will evaluate the Company's policies and procedures to assess, monitor and manage legal and ethical compliance programs, including the Company's Code of Business Ethics and Related Party Transactions Policy.

  3.
  The Committee will also discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

The Committee will also undertake such additional activities as the Committee may from time to time determine or as may otherwise be required by law, the company's articles or by-laws or directive of the Board.

The Committee will make regular reports to the Board and will recommend any proposed actions to the Board for approval as necessary. The Committee will review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

The Committee will at least annually evaluate its own performance to determine whether it is functioning effectively.

The primary responsibility of the Committee is to oversee the Company's financial reporting process and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditor is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and with the objective of assessing whether the Company's accounting and financial reporting practices are in accordance with all requirements and are of the highest quality.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote the shares up until 11:59 p.m., Eastern Time, on Tuesday, June 24, 2008. Have your proxy card in hand when you access the Internet site and follow the prompts.

7601 PENN AVENUE SOUTH RICHFIELD, MN 55423

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by BEST BUY CO., INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE (WITHIN THE U.S. OR CANADA) - 1-800-690-6903
Use any touch-tone telephone to vote the shares until 11:59 p.m., Eastern Time, on Tuesday, June 24, 2008. Have your proxy card in hand when you call and follow the prompts.

VOTE BY MAIL
Mark, sign and date your proxy card, and return it in the postage-paid envelope we have provided or return it to BEST BUY CO., INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BESTB1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEST BUY CO., INC.

This Proxy, when properly executed and
returned to Best Buy, will be voted in the
manner directed herein by the undersigned
shareholder(s). If no direction is made,
this proxy will be voted FOR Proposals 1,
2, 3 and 4.

		For All	Withhold All	For All Except

1.	Election of Directors	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark “For all-Except” and write the number(s) of the nominee(s) on the line below.

1.1 Election of five Class 1 Directors —
01) Bradbury H. Anderson
02) Kathy J. Higgins Victor
03) Allen U. Lenzmeier
04) Rogelio M. Rebolledo
05) Frank D. Trestman

1.2 Ratification of one Class 2 Director —
06) George L. Mikan III

		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009.	☐	☐	☐

3.	Approval of the Best Buy Co., Inc. 2008 Employee Stock Purchase Plan.	☐	☐	☐
4.	Approval of an amendment to the Best Buy Co., Inc. Restated Articles of Incorporation.	☐	☐	☐
In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the Meeting.

For comments, check the box to the right, and note on the reverse side.
☐

If you vote by mail, please date and sign exactly as your name appears and return this card promptly in theaccompanying postage-paid envelope. If shares are held by joint tenants or as community property, bothshareholders must sign.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive future proxy materials and other shareholder communications in a single package per household. If you consent, Best Buy will send a single package per household until you revoke your consent. To revoke your consent, notify Best Buy, Attn: Investor Relations, at the address listed above or call (612) 291-6147. Best Buy will start sending you individual copies of shareholder communications within 30 days of your revocation of consent.

Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BEST BUY CO., INC.

REGULAR MEETING OF SHAREHOLDERS

9:30 a.m., Central Time, on Wednesday, June 25, 2008

Dear Best Buy Shareholder:

Your vote is important!  We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week.

Vote by Internet:	Go to www.proxyvote.com and follow the prompts.

Vote by Telephone:	Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts.

(If you vote by Internet or by telephone, please do not mail your proxy card.)

Receive Shareholder Communications Electronically:

Help us make a difference by eliminating paper mailings to your home or business. We will provide all future proxy materials and annual reports to you electronically, unless you indicate otherwise. You can, of course, change your preference and choose to receive paper copies of these materials at any time.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Important Notice Regarding Internet Availability of Proxy Materials for the Regular Meeting:

The Annual Report and Notice of Proxy Statement are available at www.proxyvote.com.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY	PROXY

BEST BUY CO., INC.

7601 Penn Avenue South

Richfield, Minnesota 55423

This Proxy is Solicited on Behalf of the Board of Directors

for use at the Regular Meeting of Shareholders to be held on June 25, 2008

The undersigned appoint(s) Richard M. Schulze and/or Elliot S. Kaplan, each with the power of substitution, as his or her proxies (“Proxy Agents”) to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 28, 2008, at the Regular Meeting of Shareholders (the “Meeting”) to be held on Wednesday, June 25, 2008, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus - Theater, 7601 Penn Avenue South, Richfield, Minnesota, or any postponement or adjournment of the Meeting. The undersigned acknowledges receipt of the Notice of 2008 Regular Meeting of Shareholders and the related Proxy Statement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR PROPOSALS 1, 2, 3 AND 4, AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(If you noted comments above, please mark the corresponding box on the reverse side.)

QuickLinks

GENERAL INFORMATION
CORPORATE GOVERNANCE AT BEST BUY
ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM OF BUSINESS NO. 3 — APPROVAL OF BEST BUY CO., INC. 2008 EMPLOYEE STOCK PURCHASE PLAN
ITEM OF BUSINESS NO. 4 — APPROVAL OF AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION
OTHER BUSINESS
PROPOSALS FOR THE NEXT REGULAR MEETING